As filed with the Securities and Exchange Commission on July 20, 2016

Registration No. 333-208959

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAFETY QUICK LIGHTING & FANS CORP.
(Exact name of registrant as specified in its charter)

Florida	3640	46-3645414
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

4400 North Point Parkway, Suite 154

Alpharetta, GA 30022

(770) 754-4711

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. John P. Campi

 Safety Quick Lighting & Fans Corp.

4400 North Point Parkway, Suite 154

Alpharetta, GA 30022

(770) 754-4711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter J. Gennuso, Esq.

Robin D. Powell, Esq.

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, NY 10017

(212) 908-3958

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value per share (3)	4,282,666	$1.00	$4,282,666	$431.27
Common stock, no par value per share (4)	300,000	$1.00	$300,000	$30.21
Total	4,582,666		$4,582,666	$461.48

(1)	The shares of our common stock being registered hereunder are being registered for sale by the selling security holders named in the prospectus. Under Rule 416 of the Securities Act of 1933, as amended, the shares being registered include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar event.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(1)	The shares of our common stock being registered hereunder are being registered for sale by the selling security holders named in the prospectus. Under Rule 416 of the Securities Act of 1933, as amended, the shares being registered include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar event.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(3)	Previously paid.

(4)	Due and paid in connection with this Post-Effective Amendment No. 1 to this Registration Statement.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-208959) initially filed by the Registrant on January 11, 2016 and declared effective by the U.S. Securities and Exchange Commission (“SEC”) on January 20, 2016 (the or this “Registration Statement”). This Post-Effective Amendment No. 1 to the Registration Statement is being filed (1) to register additional securities in the amount of 300,000 shares of the Company’s common stock issued in connection with the Company’s final closing of the November 2015 Stock Offering, as further described herein, and (2) pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement to include the financial statements and other material information concerning the Registrant contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, that was filed with the SEC on March 30, 2016 and the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2016, that was filed with the SEC on May 16, 2016.

The information included in this filing updates and supplements the Registration Statement and the Prospectus contained therein.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 20, 2016

PROSPECTUS

SAFETY QUICK LIGHTING & FANS CORP.

4,582,666 Shares of Common Stock

This prospectus relates to the resale of up to 4,582,666 shares of our common stock (this “Offering”). We are not selling any shares of our common stock in this offering and will not receive any proceeds from this offering.

The selling security holders named in this prospectus are offering to sell shares of our common stock through this prospectus and they may be deemed “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The selling security holders named in this prospectus may, from time to time, offer the shares of common stock covered by this prospectus at prevailing market or privately negotiated prices, in one or more transactions that may take place by ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale. The selling security holders will pay all brokerage commissions and discounts attributable to the sale of the shares plus brokerage fees. The selling security holders will receive all of the net proceeds from this Offering. We bear all costs associated with the registration of the shares covered by this prospectus; provided, however, we will not be required to pay any underwriters' discounts or commissions relating to the securities covered by this prospectus.

Shares of the Company’s common stock are quoted on the OTC Pink marketplace under the symbol “SQFL”. To the Company's knowledge, only a small percentage of our total issued and outstanding shares of common stock have been deposited with broker/dealers as of the date of this prospectus, and no shares of our common stock have yet been offered for sale. Therefore, while our shares of common stock are eligible for trading, a liquid public market has not yet developed. We cannot predict the future prices at which our shares will trade, or the liquidity of a public market for our shares of common stock, should one develop.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). See sub-section “Emerging Growth Company” of section “Prospectus Summary” of this prospectus for additional information.

The Company is currently in the development stage and has minimal operations and revenues to date and there can be no assurance that the Company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment.

Investing in our securities involves a high degree of risk. You should purchase these units only if you can afford a complete loss of your investment. See section “Risk Factors” of this prospectus for additional information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is [________], 2016

 TABLE OF CONTENTS

PROSPECTUS SUMMARY	2
THE OFFERING	5
SOURCE OF OFFERING SECURITIES	5
SUMMARY FINANCIAL DATA	7
RISK FACTORS	8
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	19
TAX CONSIDERATIONS	19
USE OF PROCEEDS	19
CAPITALIZATION	19
DETERMINATION OF THE OFFERING PRICE	20
MARKET FOR COMMON STOCK	20
DIVIDEND POLICY	20
THE STOCK OFFERINGS	21
OTHER NOTABLE SECURITY ISSUANCES	22
SELLING SECURITY HOLDERS	23
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	27
BUSINESS	39
PROPERTIES	44
LITIGATION	44
MANAGEMENT	45
EXECUTIVE COMPENSATION	48
PRINCIPAL SHAREHOLDERS	55
RELATED PARTY TRANSACTIONS	59
DESCRIPTION OF SECURITIES	59
PLAN OF DISTRIBUTION	62
LEGAL MATTERS	63
EXPERTS	64
ADDITIONAL INFORMATION	64
FINANCIAL STATEMENTS	65
SIGNATURES	129
EXHIBIT INDEX	130

You should rely only on information contained in this prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  No selling security holder is offering to sell, or seeking offers to buy, shares of common stock in jurisdictions where such offers and sales are not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.  We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider prior to investing in the securities offered hereby. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our securities, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” or similar terms are to Safety Quick Lighting & Fans Corp.

Our Company

Safety Quick Light LLC was formed in the State of Florida on May 14, 2004. On November 6, 2012, the Company’s board of directors converted Safety Quick Light LLC under the laws of the State of Florida into Safety Quick Lighting & Fans Corp.

We are a company engaged in the business of developing proprietary technology that enables a quick and safe installation by the use of a weight-bearing power plug for electrical fixtures, such as light fixtures and ceiling fans, into ceiling and wall electrical junction boxes. Our patented technology consists of a fixable socket and a revolving plug for conducting electric power and supporting an electrical appliance attached to a wall or ceiling. The socket is comprised of a non-conductive body that houses conductive rings connectable to an electric power supply through terminals in its side exterior. The plug, also comprised of a non-conductive body that houses corresponding conductive rings, attaches to the socket via a male post and is capable of feeding electric power to an appliance. The plug also includes a second structural element allowing it to revolve with a releasable latching which, when engaged, provides a retention force between the socket and the plug to prevent disengagement. The socket and plug can be detached by releasing the latch, disengaging the electric power from the plug. The socket is designed to replace the support bar incorporated in electric junction boxes, and the plug can be installed in light fixtures, ceiling fans, wall sconce fixtures and other electrical devices. The combined socket and plug technology is referred to throughout this prospectus as “the SQL Technology”.

We currently manufacture and sell ceiling fans and lighting fixtures branded with the General Electric logo and manufactured under General Electric’s guidance. Our ceiling fans and lighting fixtures offer unique designs, and are manufactured with and without the SQL Technology.

Our independent registered public accounting firm has issued an audit opinion which includes an explanatory paragraph expressing doubt as to our ability to continue as a going concern. This means there is substantial doubt that we can continue as an on-going business unless we can support our working capital and ongoing operational cost requirements through increased revenue or additional capital raising efforts. Management’s plans regarding those matters are further described below in the subsection titled “Our Business.”

Our Business

Safety Quick Light LLC began marketing the SQL Technology in 2007 for installation in light fixtures and ceiling fans during manufacturing and as a kit for installing the SQL Technology in existing light fixtures and ceiling fans. The Company sold 800,000 units of the SQL Technology OEM (“Original Equipment Manufacturer”) to lighting manufacturers and retailers who installed the socket and plug technology into their lighting fixtures for sale at retail stores. The Company also sold, directly to the retailers, 100,000 ceiling fans with the SQL Technology embedded into the product. Our management team determined that it could improve its gross margins if it were to market light fixtures and ceiling fans with and without the SQL Technology already installed on fixtures (our “Business Model”), instead of marketing the SQL Technology as an add-on device. During the first quarter of 2010, the Company’s management took the first of several steps toward implementing our Business Model and discontinued marketing the SQL Technology as an add-on device; however, existing orders were honored through 2010 and 2011, resulting in revenues through 2012.

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Company management then took the next step in furtherance of our Business Model and sought the endorsement of the SQL Technology from General Electric. During 2010 and 2011, GE tested the SQL Technology and in June 2011, GE and SQL Lighting & Fans, LLC, a subsidiary of the Company, entered into a trademark licensing agreement (the “License Agreement”) under which SQL Lighting & Fans, LLC was licensed to use the GE monogram logo on its devices and certain other trademarks on its ceiling fans and light fixtures through December 31, 2017. The License Agreement requires the Company to pay a percent of revenue generated on our products using the GE monogram logo as a license fee, including a minimum license fee payment during the term. The License Agreement enables the Company to market ceiling fans and light fixtures with and without the SQL Technology using the GE logo. The License Agreement imposes certain manufacturing and quality control conditions that we must maintain. In addition to marketing ceiling fans and light fixtures under the GE logo and trademarks, the Company has the right to offer private label ceiling fans and light fixtures with its technology installed to retailers that market private label products. We amended the License Agreement in April 2013, and again in August 2014, pursuant to which the Company agreed to pay a minimum total of $12,000,000 in licensing fees, which will be due in December 2018.

In furtherance of our Business Model, the Company sought to establish trade distribution channels with key retailers. In July 2012, the Company entered into a sales and marketing agreement with Design Solutions International, Inc. (“DSI”), a privately held, lighting industry design and marketing firm (the “DSI Agreement”). In 2015, DSI was acquired by NBG Home, a leading global designer, manufacturer and marketer of home décor products owned by Kohlberg & Company. Under the terms of the DSI Agreement, which remains in effect, DSI serves as the Company’s exclusive sales representative for all its products and goods in the United States and Canada. For its services, DSI receives a commission based on net sales. In addition to DSI’s sales and marketing support, the Company’s products will also be sold through GE’s lighting sales group as a condition of the License Agreement.

The Company’s Business Model entails the use of third party manufactures to produce the SQL Technology and the ceiling fans and light fixtures in which SQL Technology is imbedded. The manufacturers currently used by the Company are located in Guangdong province of China and, as required by the Licensing Agreement with GE, must be approved by GE to ensure quality standards are met. To further ensure that quality specifications are maintained, the Company maintains an office in the Guangdong province staffed with GE trained auditors who will regularly inspect its products produced by the third party manufacturer.

The Company obtained the capital resources necessary to implement its Business Model pursuant to the Notes Offering. On November 26, 2013, May 8, 2014 and June 25, 2014 we concluded closings of the Notes Offering with certain accredited investors, as defined under Regulation D, Rule 501 of the Securities Act. See subsection “The Notes Offering” of section “Other Notable Security Issuances” of this prospectus for additional information.

During 2014, the Company experienced unanticipated delays in the facility approval process noted above, which delayed sample availability and thus, sales activity. The Company has since obtained the necessary qualification and approval of the third party manufacturer’s facilities. The Company also enhanced its Business Model to include an additional, parallel revenue path providing for the design and manufacture of a smaller, less customized, and more unique product line which incorporates the GE branding and the SQL Technology.

In February 2015, we received an updated United Laboratory (“UL”) Listing for the SQL Technology. This listing expands the type of products that we will be able to use with the SQL Technology. This listing expanded the voltage and amperage that our product is rated for and will allow for additional fixtures, such as heating elements to be incorporated into our ceiling fans.

During 2015, the Company continued to develop its Business Model, following the initial development of its first two channels of business which involved selling its products to big box retailers as well as launching its on-line product sales. The Company is working to develop additional vertical channels and has expanded its marketing and selling efforts to a broader base of customers within each market channel.

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On September 15, 2015, the Financial Industry Regulatory Authority (“FINRA”) cleared a request to establish a market in shares of our common stock. On October 8, 2015, OTC Markets Group announced that the Company was verified for trading, and shares of our common stock are currently quoted under the symbol “SQFL” on the OTC Pink marketplace. Presently, shares of our common stock not subject to restriction are eligible for trading in the OTC Pink marketplace. However, to the Company's knowledge, only a small percentage of our total issued and outstanding shares of common stock have been deposited with broker/dealers as of the date of this prospectus, and no shares of our common stock have yet been offered for sale. Therefore, while our shares of common stock are eligible for trading, a liquid public market has not yet developed.

During 2015 and early 2016, the Company obtained additional capital resources to implement its Business Model. See section “The Stock Offerings” of this prospectus for additional information.

The Company is registering up to 4,582,666 shares of its common stock, which may be offered and sold by certain selling security holders. Purchasers who purchase shares from the selling security holders who are not officers and directors of the Company will likewise receive the selling security holder prospectus.

Corporate Information

We are a Florida corporation.  Our principal executive offices are located at 4400 North Point Parkway, Suite 154, Alpharetta, Georgia, 30022.  Our phone number is (770) 754-4711, and our website can be found at www.safetyquicklight.com.  The information on our website does not form a part of this prospectus.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies.

Section 107(b) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

Table of Contents	4

THE OFFERING

Securities offered	Up to 4,582,666 shares of our common stock by the selling security holders.

Terms of offering	The selling security holders will determine when and how they will sell the common stock of the Company offered in this prospectus.

Common stock issued and outstanding as of this prospectus	46,553,343 shares.

Use of proceeds	We will not receive any proceeds from this offering.

Dividend policy	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Risk factors	See the section titled “Risk Factors” and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Market for common stock	Shares of the Company’s common stock are quoted on the OTC Pink marketplace under the symbol “SQFL”. To the Company's knowledge, only a small percentage of our total issued and outstanding shares of common stock have been deposited with broker/dealers as of the date of this prospectus, and no shares of our common stock have yet been offered for sale. Therefore, while our shares of common stock are eligible for trading, a liquid public market has not yet developed. We cannot predict the future prices at which our shares will trade, or the liquidity of a public market for our shares of common stock, should one develop.

SOURCE OF OFFERING SECURITIES

46,553,343 shares of our common stock were issued and outstanding as of the date of this prospectus, which includes (i) the 4,582,666 shares of our common stock offered pursuant to this offering issued in connection with the May 2015 Stock Offering and the November 2015 Stock Offering, (ii) 35,665,486 shares registered by the Company pursuant to its Registration Statement filed on August 1, 2014 and declared effective on October 22, 2014, as post-effectively amended (the “2014 Registration Statement”), and (iii) 6,305,191 shares of our common stock which have not been registered and were issued in connection with the Interest and Penalty Issuances, CEO Agreement, Hills Agreement, Director Compensation Issuances, stock awards under the Incentive Plan, April 2016 Stock Offering and May 2016 Private Placement.

In addition, the shares offered pursuant to this offering do not include up to 28,392,586 shares of our common stock which may be obtained by the conversion or exercise of certain notes, warrants, or options currently outstanding, of which (i) up to 24,225,919 have been registered by the 2015 Registration Statement, and (ii) up to 4,166,667 which have not been registered and are issuable upon the exercise of options and warrants issued in connection with the Director Compensation Issuances, Incentive Plan Issuances, April 2016 Stock Offering and May 2016 Private Placement.

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All capitalized terms referenced above have the meanings given to such terms as defined in this prospectus.

Beginning in May 2015, we conducted an offering of up to $4,000,000 of restricted shares of the Company’s common stock, no par value per share (the “May 2015 Offering Shares”), at $0.60 per share to certain accredited and non-accredited investors (the “May 2015 Stock Offering”), in reliance upon the exemptions provided in the Securities Act of 1933, as amended, including Regulation D, Rule 501. The May 2015 Stock Offering consisted of one or more closings and ended on November 6, 2015, pursuant to two extension authorized by the Company’s Board of Directors (the “Board”). The Company engaged a broker-dealer to assist in the May 2015 Stock Offering.

Beginning in November 2015, we conducted an offering of up to $2,000,000 of restricted shares of the Company’s common stock, no par value per share (the “November 2015 Offering Shares”), at $1.00 per share to certain accredited and non-accredited investors (the “November 2015 Stock Offering”), in reliance upon the exemptions provided in the Securities Act of 1933, as amended, including Regulation D, Rule 501. The November 2015 Stock Offering will consist of one or more closings and will end on March 31, 2016, pursuant to an extension authorized by the Company’s Board. The Company engaged a broker-dealer to assist in the November 2015 Stock Offering.

The May 2015 Offering Shares and the November 2015 Offering Shares will hereinafter be collectively referred to as the “Offering Shares”, and the May 2015 Stock Offering and November 2015 Stock Offering will hereinafter be collectively referred to as the “Stock Offerings”.

The Offering Shares in both Stock Offerings were offered pursuant to subscription agreements with each investor (each, a “Subscription Agreement”). In connection with each Subscription Agreement, the Company entered into a registration rights agreement with each investor (each, a “2015 Registration Rights Agreement”), whereby the Company agreed to prepare and file a registration statement with the SEC to register the Offering Shares within one hundred fifty (150) days after date of the applicable 2015 Registration Rights Agreement. If the Company could not file the registration statement by such date using its reasonable efforts for each applicable 2015 Registration Rights Agreement, the Company would have been required to pay a filing default penalty to the applicable investor equal to two percent (2%) of the gross proceeds paid by such investor. The 2015 Registration Rights Agreement shall collectively refer to substantively identical registration rights agreements entered into in both Stock Offerings.

On June 12, 2015, the Company completed an initial closing of the May 2015 Stock Offering and entered into Subscription Agreements and 2015 Registration Rights Agreements with investors representing aggregate gross proceeds to the Company of $1,280,000, and thereafter issued 2,133,333 shares of its common stock. On August 14, 2015, the Company completed a second closing of the offering and entered into Subscription Agreements and 2015 Registration Rights Agreements with investors representing aggregate gross proceeds to the Company of $729,600, and issued 1,216,000 shares of its common stock in connection therewith. On November 6, 2015, the Company completed a second closing of the offering and entered into Subscription Agreements and 2015 Registration Rights Agreements with investors representing aggregate gross proceeds to the Company of $260,000, and issued 433,333 shares of its common stock in connection therewith. The May 2015 Stock Offering ended on November 6, 2015, resulting in aggregate gross proceeds to the Company of $2,269,600.40.

On December 24, 2015, the Company completed an initial closing of the November 2015 Stock Offering and entered into Subscription Agreements and 2015 Registration Rights Agreements with investors representing aggregate gross proceeds to the Company of $500,000, and thereafter issued 500,000 shares of its common stock. On February 19, 2016, the Company closed on aggregate gross proceeds to the Company of $300,000, and thereafter issued 300,000 shares of its common stock. The November 2015 Stock Offering ended on February 19, 2016, resulting in aggregate gross proceeds to the Company of $800,000.

Table of Contents	6

SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data

	For the year ended December 31, 2014 (1)	For the year ended December 31, 2015
Revenue	$—	$2,885,007
Loss from Operations (2)	$(4,799,696)	$(5,236,747)
Other Income/(Expense)	$(2,494,047)	$(22,061,219	)(3)
Net Income/(Loss) (2)	$(7,293,743)	$(26,890,210	)(4)

Balance Sheet Data

	December 31, 2014 (1)	December 31, 2015
Current Assets	$1,271,130	$985,028
Total Assets	$11,243,035	$8,399,788
Total Liability	$20,605,210	$41,149,195	(4)
Total Stockholders' (Deficit) (2)	$(9,362,175)	$(32,749,407)	(4)

(1)	The Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2016 included a restatement of certain financials, as more fully described in the Financial Statements filed herewith.
(2)	Includes the amortization of the trademark license under the GE Agreement of $2,441,471 and $2,434,783 for 2015 and 2014, respectively.
(3)	Includes a change in fair value of derivative liabilities of $19,416,295 in 2015.
(4)	Includes $24,157,838 in derivative liabilities, and $11,795,855 in trademark license obligations under the GE Agreement.

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RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the following risk factors before deciding whether to invest in the Company. If any of the events discussed in the risk factors below occur, our business, financial condition, results of operations or prospects could be materially and adversely affected.  In such case, the value and marketability of the common stock could decline. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

Risks Relating to our Business

Our ability to generate revenue to support our operations is uncertain.

We are in the early stage of our business and have a limited history of generating revenues. We have a limited operating history upon which you can evaluate our potential for future success, and we are subject to the additional risks affecting early-stage businesses. Rather than relying on historical information, financial or otherwise, to evaluate our Company, you should evaluate our Company in light of your assessment of the growth potential of our business and the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. Early-stage businesses in rapidly evolving markets commonly face risks, such as the following:

•	unanticipated problems, delays, and expenses relating to the development and implementation of their business plans;
•	operational difficulties;
•	lack of sufficient capital;
•	competition from more advanced enterprises; and
•	uncertain revenue generation.

Our limited operating history may make it difficult for us to accurately forecast our operating results.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected.

We have a history of losses that may continue, which may negatively impact our ability to achieve our business objectives.

We have incurred net losses since our inception. The Company’s net loss from inception to December 31, 2015, is approximately $32,713,965. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our independent registered accounting firm has expressed concerns about our ability to continue as a going concern.

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on insufficient working capital, a stockholders’ deficit and recurring net losses. This means there is substantial doubt that we can continue as an on-going business unless we can support our working capital and ongoing operational cost requirements through increased revenue or additional capital raising efforts. It is not possible at this time for us to predict with assurance the potential success of our management’ business plan. The revenue and income potential of our business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock.

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We operate in a highly competitive industry and if we are unable to compete successfully our revenue and profitability will be adversely affected.

We face strong competition from manufacturers and distributors of lighting and fan fixtures, worldwide. Many of our competitors have stronger capitalization than we do, have strong existing customer relationships and more extensive engineering, manufacturing, sales and marketing capabilities. Competitors could focus their substantial resources on developing a competing technology that may be potentially more attractive to customers than our products or services. In addition, we may face competition from other products with existing technologies. Our competitors may also offer competitive products at reduced prices in order to improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers, require us to lower our prices in order to remain competitive, and reduce our revenue and profitability, any of which could have a material adverse effect on our results of operations and financial condition.

Our success depends on our ability to expand, operate, and successfully manage our operations.

Our success depends on our ability to design products popular with customers and consumers, effectively market our products, manage third party manufacturing operations in China, and successfully manage our operations. Our ability to successfully accomplish these objects will depend upon a number of factors, including the following:

•	signing with strategic distribution partners with established retail and wholesale relationships;
•	the continued development of our business;
•	the hiring, training, and retention of competent personnel;
•	the ability to design products that generates customer demand;
•	the ability to enhance our operational, financial, and management systems;
•	the availability of adequate financing;
•	competitive factors; and
•	general economic and business conditions.

If we are unable to obtain additional capital, our business operations could be harmed.

The expansion of our business will require additional funds to support inventories and accounts receivable. In the future, we expect to seek additional equity or debt financing to provide for our working. Such financing may not be available or may not be available on satisfactory terms to us. If financing is not available on satisfactory terms, we may be unable to expand our operations to achieve our objectives. While debt financing will enable us to expand our business more rapidly than we otherwise would be able to do, debt financing increases expenses and we must repay the debt regardless of our operating results. Future equity financings could result in dilution to our stockholders.

The recent global financial crisis, which has included, among other things, significant reductions in available capital and liquidity from banks and other providers of credit, substantial reductions or fluctuations in equity and currency values worldwide, and concerns that the worldwide economy may enter into a prolonged recessionary period, may make it difficult for us to raise additional capital or obtain additional credit, when needed, on acceptable terms or at all.

Our inability to obtain adequate capital resources, whether in the form of equity or debt, to fund our business and growth strategies, may require us to delay, scale back, or eliminate some or all of our operations, which may adversely affect our financial results and ability to operate as a going concern.

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The success of our business depends on the market acceptance of products with our proprietary technology.

Our future success depends on the market acceptance of our proprietary safety quick technology and our products in which our technology is imbedded. If we are unable to convince current and potential customers of the advantages of our proprietary technology, then our ability to sell our lighting and fan products will be limited. If the market for our proprietary technology does not develop, or if the market does not accept our products, then our ability to grow our business could be limited.

We depend on a limited number of third party manufacturers.

We depend on certain key manufacturers for our current products. If these relationships become strained, our results of operations and financial condition could be materially adversely affected.

We may depend upon a limited number of customers in any given period to generate a substantial portion of our revenue.

Our industry does not lend to long-term customer contracts, and our dependence on individual key customers can vary from period to period as a result of consumer demands among others variables. As a result, we may experience more customer concentration in any given future period. The loss of, or substantial reduction in sales to, any of our significant customers could have a material adverse effect on our results of operations in any given future period.

We may need to raise additional financing to support our operations, but we cannot be sure that we will be able to obtain additional financing on terms favorable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the market demand for our securities, the state of financial markets, generally, and other relevant factors. Any sale of our common stock in the future may result in dilution to existing stockholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to continue the development of our technology, which might result in the loss of some or all of your investment in our common stock.

If we obtain debt financing, we will face risks associated with financing our operations.

If we obtain debt financing, we will be subject to the normal risks associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest and the risk that we will not be able to renew, repay, or refinance our debt when it matures or that the terms of any renewal or refinancing will not be as favorable as the existing terms of that debt. If we enter into secured lending facilities and are unable to pay our obligations to our secured lenders, they could proceed against any or all of the collateral securing our indebtedness to them.

 We may acquire other businesses, license rights to technologies or products, form alliances, or dispose of or spin-off businesses, which could cause us to incur significant expenses and could negatively affect profitability.

We may pursue acquisitions, technology-licensing arrangements, and strategic alliances, or dispose of or spin-off some of our businesses, as part of our business strategy. We may not complete these transactions in a timely manner, on a cost-effective basis, or at all, and may not realize the expected benefits. If we are successful in making an acquisition, the products and technologies that are acquired may not be successful or may require significantly greater resources and investments than originally anticipated. We may not be able to integrate acquisitions successfully into our existing business and could incur or assume significant debt and unknown or contingent liabilities. We could also experience negative effects on our reported results of operations from acquisition or disposition-related charges, amortization of expenses related to intangibles and charges for impairment of long-term assets.

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We depend on our officers, key employees and agents who would be difficult to replace, and our business will likely be harmed if we lose their services or cannot hire additional qualified personnel.

Our success depends substantially on the efforts and abilities of our officers, and other key employees and agents. The Company has an employment agreement with its chief executive officer but we do not think this agreement limits such employee’s ability to terminate his employment; the Company also has a consulting agreement with Rani Kohen, the Company’s founder. We do not have key person life insurance on chief executive officer; we do not have key person life insurance covering any of our other officers or other key employees or agents, including Mr. Kohen. The loss of services of one or more of our officers or key employees or agents or the inability to add key personnel could have a material adverse effect on our business. Competition for experienced personnel in our industry is substantial. Our success depends in part on our ability to attract, hire, and retain qualified personnel. In addition, if any of our officers or other key employees join a competitor or form a competing company, we may lose some of our customers.

If we experience rapid growth and we are not able to manage this growth successfully, this inability to manage the growth could adversely affect our business, financial condition, and results of operations.

Rapid growth places a significant strain on our financial, operational, and managerial resources. While we engage in strategic and operational planning to adequately manage anticipated growth, there can be no assurance that we will be able to implement and subsequently improve operations and financial systems successfully and in a timely manner to fully manage our growth. There can be no assurance that we will be able to manage our growth and any inability to successfully manage growth could materially adversely affect our business, financial condition, and results of operation.

We rely on third party manufacturers to produce our products. We may be unable to achieve our growth and profitability objectives if we cannot secure acceptable third party manufacturers or existing third party manufacturer relationships dissolve.

We do not know whether our current or future manufacturing arrangements will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to meet the quality, price, engineering, design and production standards, or production volumes required to successfully mass market such products. Even if we are successful in developing manufacturing capabilities and processes, we do not know whether we will do so in time to meet market demand. Our failure to develop these manufacturing processes and capabilities, if necessary, in a timely manner could prevent us from achieving our growth and profitability objectives.

Our business may become substantially dependent on contracts that are awarded through competitive bidding processes.

We may sell a significant portion of our products pursuant to contracts that are subject to competitive bidding, including contracts with municipal authorities. Competition for, and negotiation and award of, contracts present varied risks, including, but not limited to:

•	investment of substantial time and resources by management for the preparation of bids and proposals with no assurance that a contract will be awarded to us;
•	the requirement to certify as to compliance with numerous laws (for example, socio-economic, small business, and domestic preference) for which a false or incorrect certification can lead to civil and criminal penalties;
•	the need to estimate accurately the resources and cost structure required to service a contract; and
•	the expenses and delays that we might suffer if our competitors protest a contract awarded to us, including the potential that the contract may be terminated and a new bid competition may be conducted.

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If we are unable to win contracts awarded through the competitive bidding process, we may not be able to operate in the market for products and services that are provided under those contracts for a number of years. If we are unable to consistently win new contract awards over any extended period, or if we fail to anticipate all of the costs and resources that will be required to secure and perform such contract awards, our growth strategy and our business, financial condition, and results of operations could be materially and adversely affected.

We sell, or will sell, products and services to companies in industries which tend to be extremely cyclical; downturns in those industries would adversely affect our results of operations.

The growth and profitability of our business will depend on sales to industries that are subject to cyclical downturns. Slowdowns in these industries may adversely affect sales by our businesses, which in turn would adversely affect our revenues and results of operations.

We are, or in the future may be, subject to substantial regulation related to quality standards applicable to our quality processes. Our failure to comply with applicable quality standards could have an adverse effect on our business, financial condition, or results of operations.

The Environmental Protection Agency regulates the registration, manufacturing, and sales and marketing of products in our industry, and those of our distributors and partners, in the United States. Significant government regulation also exists in overseas markets. Compliance with applicable regulatory requirements is subject to continual review and is monitored through periodic inspections and other review and reporting mechanisms.

Failure by us or our partners to comply with current or future governmental regulations and quality assurance guidelines could lead to product recalls or related field actions, or product shortages. Efficacy or safety concerns with respect to our products or those of our partners could lead to product recalls, fines, withdrawals, declining sales, and/or our failure to successfully commercialize new products or otherwise achieve revenue growth.

The success of our businesses will depend on our ability to effectively develop and implement strategic business initiatives.

We are currently implementing various strategic business initiatives. In connection with the development and implementation of these initiatives, we will incur additional expenses and capital expenditures to implement the initiatives. The development and implementation of these initiatives also requires management to divert a portion of its time from day-to-day operations. These expenses and diversions could have a significant impact on our operations and profitability, particularly if the initiatives prove to be unsuccessful. Moreover, if we are unable to implement an initiative in a timely manner, or if those initiatives turn out to be ineffective or are executed improperly, our business and operating results would be adversely affected.

Failure to successfully reduce our current or future production costs may adversely affect our financial results.

A significant portion of our strategy will rely upon our ability to successfully rationalize and improve the efficiency of our operations. In particular, our strategy relies on our ability to reduce our production costs in order to remain competitive. If we are unable to continue to successfully implement cost reduction measures, especially in a time of a worldwide economic downturn, or if these efforts do not generate the level of cost savings that we expect going forward or result in higher than expected costs, there could be a material adverse effect on our business, financial condition, results of operations, or cash flows.

If we are unable to make necessary capital investments or respond to pricing pressures, our business may be harmed.

In order to remain competitive, we need to invest in research and development, customer service and support, and marketing. From time to time, we may have to adjust the prices of our products and services to remain competitive. We may not have available sufficient financial or other resources to continue to make investments necessary to maintain our competitive position.

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We have limited product distribution experience and we expect to rely on third parties who may not successfully sell our products.

We have limited product distribution experience and currently rely, and plan to rely primarily, on product distribution arrangements with third parties. We may also license our technology to certain third parties for commercialization of certain applications. We expect to enter into distribution agreements and/or licensing agreements in the future, and we may not be able to enter into these agreements on terms that are favorable to us, if at all. In addition, we may have limited or no control over the distribution activities of these third parties. These third parties could sell competing products and may devote insufficient sales efforts to our products. As a result, our future revenues from sales of our products, if any, will depend on the success of the efforts of these third parties.

We could face significant liabilities in connection with our technology, products, and business operations, which if incurred beyond any insurance limits, would adversely affect our business and financial condition.

We are subject to a variety of potential liabilities connected to our technology development and business operations, such as potential liabilities related to environmental risks. As a business which markets products for use by consumers and institutions, we may become liable for any damage caused by our products, whether used in the manner intended or not. Any such claim of liability, whether meritorious or not, could be time-consuming and/or result in costly litigation. Although we intend to obtain insurance against certain of these risks, no assurance can be given that such insurance will be adequate to cover related liabilities or will be available in the future or, if available, that premiums will be commercially justifiable. If we were to incur any substantial liability and related damages were not covered by our insurance or exceeded policy limits, or if we were to incur such liability at a time when we are not able to obtain liability insurance, our business, financial conditions, and results of operations could be materially adversely affected.

Our inability to protect our intellectual property, or our involvement in damaging and disruptive intellectual property litigation, could adversely affect our business, results of operations and financial condition or result in the loss of use of the product or service.

We attempt to protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret laws, as well as third-party nondisclosure and assignment agreements. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.

We own United States and international patents and patent applications for our technologies. We offer no assurance about the degree of protection which existing or future patents may afford us. Likewise, we offer no assurance that our patent applications will result in issued patents, that our patents will be upheld if challenged, that competitors will not develop similar or superior business methods or products outside the protection of our patents, that competitors will not infringe our patents, or that we will have adequate resources to enforce our patents.

To protect our trade secrets and other proprietary information, we generally require employees, consultants, advisors and collaborators to enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, our business could be materially adversely affected.

We rely on our trademarks, trade names, and brand names to distinguish our company and our products and services from our competitors.

Some of our trademarks may conflict with trademarks of other companies. Failure to obtain trademark registrations could limit our ability to protect our trademarks and impede our sales and marketing efforts. Further, we cannot assure you that competitors will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks.

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In addition, third parties may bring infringement and other claims that could be time-consuming and expensive to defend. In addition, parties making infringement and other claims may be able to obtain injunctive or other equitable relief that could effectively block our ability to provide our products, services or business methods and could cause us to pay substantial damages. In the event of a successful claim of infringement, we may need to obtain one or more licenses from third parties, which may not be available at a reasonable cost, or at all. It is possible that our intellectual property rights may not be valid or that we may infringe existing or future proprietary rights of others. Any successful infringement claims could subject us to significant liabilities, require us to seek licenses on unfavorable terms, prevent us selling products, services and business methods and require us to redesign or, in the case of trademark claims, rebrand our company or products, any of which could have a material adverse effect on our business, financial condition or results of operations.

The expiration or loss of patent protection and licenses may affect our future revenues and operating income.

Much of our business relies on patent and trademark and other intellectual property protection. Although most of the challenges to our intellectual property would likely come from other businesses, governments may also challenge intellectual property protections. To the extent our intellectual property is successfully challenged, invalidated, or circumvented, or to the extent it does not allow us to compete effectively, our business will suffer. To the extent that countries do not enforce our intellectual property rights or to the extent that countries require compulsory licensing of our intellectual property, our future revenues and operating income will be reduced.

Our research and development efforts may not succeed in developing commercially successful products and technologies, which may cause our revenue and profitability to decline.

To remain competitive, we must continue to launch new products and technology, and enhance our current products and technology. To accomplish this, we must commit substantial efforts, funds, and other resources to research and development. A high rate of failure is inherent in the research and development of new products and technology. We must make ongoing substantial expenditures without any assurance that its efforts will be commercially successful. Failure can occur at any point in the process, including after significant funds have been invested. We cannot state with certainty when or whether any of our products or technology under development will be launched or whether any products or technologies will be commercially successful. Failure to launch successful new products or technology, or enhance existing products or technology may cause our products or technology to become obsolete, causing our revenues and operating results to suffer.

New products and technological advances by our competitors may negatively affect our results of operations.

Our products and technology face intense competition from our competitors’ products and technology. Competitors’ products and technology may be more effective, more effectively marketed or sold, or have lower prices or superior performance features than our products or technology. We cannot predict with certainty the timing or impact of the introduction of competitors’ products or technology.

Our costs may grow more quickly than our revenue, harming our business and profitability.

Providing our products or technology to our customers is costly and we expect our expenses to continue to increase in the future. We expect to continue to invest in our infrastructure in order to provide our products and technology rapidly and reliably to all customers. Our expenses may be greater than we anticipate, and our investments to make our business and our infrastructure more efficient may not be successful. In addition, we may increase marketing, sales, and other operating expenses in order to grow and expand our operations and to remain competitive. Increases in our costs may adversely affect our business and profitability.

The loss of our License Agreement with General Electric could negatively affect our results of operations.

We currently have a License Agreement with General Electric whereby we may market GE Branded ceiling fans and light fixtures with the SQL Power Plug Technology installed on the product. Through our License Agreement, we have received order indications from major retailers. The loss of this arrangement or the termination of the License Agreement could limit our ability to secure additional customers and thereby could have a material adverse effect on our profitability and financial condition.

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Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

•	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;
•	changes in the rate of inflation, interest rates and the performance of investments held by us;
•	changes in the creditworthiness of counterparties that transact business with;
•	changes in business, economic, and political conditions, including: war, political instability, terrorist attacks in the U.S. and other parts of the world, the threat of future terrorist activity in the U.S. and other parts of the world and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;
•	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;
•	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;
•	changes in credit markets impacting our ability to obtain financing for our business operations; or
•	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

Risks Related to our Operation and Structure

We can provide no assurances as to our future financial performance or the investment result of a purchase of our common stock.

Any projected results of operations involve significant risks and uncertainty, should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our common stock.

We are subject to corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We face corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). We are a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. The prospectus must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This prospectus must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our securities. We will strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

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As a public company, we have significant operating costs relating to compliance requirements and our management is required to devote substantial time to compliance initiatives.

Our management has only limited experience operating as a public company. To operate effectively, we will be required to continue to implement changes in certain aspects of our business and develop, manage, and train management level and other employees to comply with on-going public company requirements. Failure to take such actions, or delay in the implementation thereof, could have a material adverse effect on our business, financial condition, and results of operations.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Risks Related to our Common Stock

Future issuances of our common stock could dilute current stockholders or adversely affect the market.

Future issuances of our common stock could be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future.

A liquid public market for our common stock has not developed, and we cannot predict the future prices or the amount of liquidity of our common stock.

On September 15, 2015, FINRA cleared a request to establish a market in shares of our common stock. On October 8, 2015, OTC Markets Group announced that the Company was verified for trading , and shares of our common stock are currently quoted under the symbol “SQFL” on the OTC Pink marketplace. Presently, shares of our common stock not subject to restriction are eligible for trading in the OTC Pink marketplace. However, to the Company's knowledge, only a small percentage of our total issued and outstanding shares of common stock have been deposited with broker/dealers as of the date of this registration statement, and no shares of our common stock have yet been offered for sale. Therefore, while our shares of common stock are eligible for trading, a liquid public market has not yet developed. We cannot predict the future prices at which our shares will trade, or the liquidity of a public market for our shares of common stock, should one develop.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

The SEC, has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. We expect the market price of our common stock will be less than $5.00 per share and therefore we will be considered a “penny stock” according to SEC rules. This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our common stock and therefore reduce the liquidity of the public market for our shares should one develop.

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Terms of subsequent financings may adversely impact your investment.

We may have to raise equity and/or debt financing in the future. Your rights and the value of your investment in our common stock could be reduced. For example, if we issue secured debt securities, the holders of the debt would have a claim against our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results.

It is not likely that we will pay dividends on the common stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our common stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 4,582,666 shares of our common stock, and an additional 59,891,405 shares were registered pursuant to our registration statement filed on August 1, 2014 and declared effective on October 22, 2014, as post-effectively amended, which collectively represents over 85% of our current issued and outstanding shares of our common stock, as well as common stock underlying certain options, warrants and the Notes. As additional shares of our common stock become available for resale in the public market pursuant to this offering, and otherwise, the supply of our common stock will increase, which could decrease its price.  In addition some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock.

Our stockholders may experience significant dilution from the conversion of the Notes and exercise of Warrants and options to purchase shares of our common stock.

We currently have outstanding Notes convertible into 14,296,935 shares of our common stock at an exercise price of $0.25 per share. Further, we currently have outstanding warrants and options to purchase up to an aggregate of 14,095,651 shares of our common stock. Accordingly, if such Notes, warrants and options are exercised, in whole or part, prior to their expiration dates, you may experience substantial dilution upon the conversion or exercise of these Notes, warrants or options. In addition, the likelihood of such dilution may be accelerated if the price of our common stock increases to a level greater than the exercise price of these warrants.

Our common stock will not remain eligible for quotation on the OTC markets if we do not remain current in our filings with the Securities and Exchange Commission (the “SEC”).

We must remain current in our filings with the SEC in order for shares of our common stock to remain eligible for quotation on the OTC marketplace. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our common stock becomes ineligible for quotation on the OTC marketplace, investors in our common stock may find it difficult to sell their shares. Regardless of whether our common stock is quoted on an over-the-counter bulletin board, under Section 15(d) of the Exchange Act, we are required to file periodic reports with the SEC.

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We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of Section 27A of the Securities Act and the Exchange Act, that involve risk and uncertainties. Any statements contained in this prospectus that are not statements of historical fact may be forward-looking statements. When we use the words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. These factors include, among others:

•	current or future financial performance;
•	management’s plans and objectives for future operations;
•	uncertainties associated with product research and development;
•	uncertainties associated with dependence upon the actions of government regulatory agencies;
•	product plans and performance;
•	management’s assessment of market factors; and
•	statements regarding our strategy and plans.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holders pursuant to this prospectus. The selling security holders named herein will receive all proceeds from the sale of the shares of our common stock in this offering. Please see the section “Selling security holders” of this prospectus for more information.  We will pay all expenses (other than transfer taxes) of the selling security holders in connection with this offering.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2015.  The table should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus:

	As of December 31, 2015
Stockholders’ Deficit:
Common stock, $0 par value;	$2,892,078
Common stock to be issued	625,000
Additional paid-in capital	6,472,427
Accumulated deficit	(42,703,470	) (1)
Total stockholders’ deficit	$(32,713,965	) (1)
Noncontrolling interest	(35,442)
Total Deficit	(32,749,407	) (1)

(1)	Includes $24,157,838 in derivative liabilities, and $11,795,855 in trademark license obligations under the GE Agreement.

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DETERMINATION OF THE OFFERING PRICE

Shares of the Company’s common stock are quoted on the OTC Pink marketplace under the symbol “SQFL”. However, while our shares of common stock are eligible for trading, a liquid public market has not yet developed. The selling security holders will offer common stock of the Company at the prevailing market price at the time of sale, or at privately negotiated prices. The offer price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

MARKET FOR COMMON STOCK

Shares of the Company’s common stock are quoted on the OTC Pink marketplace under the symbol “SQFL”. To the Company's knowledge, only a small percentage of our total issued and outstanding shares of common stock have been deposited with broker/dealers as of the date of this prospectus, and no shares of our common stock have yet been offered for sale. Therefore, while our shares of common stock are eligible for trading, a liquid public market has not yet developed. We cannot predict the future prices at which our shares will trade, or the liquidity of a public market for our shares of common stock, should one develop.

As of July 15, 2016, there were 97 holders of record of the Company’s common stock.

As of July 15, 2016, 500,000,000 shares of common stock, no par value per share, and 20,000,000 shares of preferred stock, no par value per share, were authorized. As of July 15, 2016, there were 46,553,343 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

In addition, as of July 15, 2016, (i) up to 14,296,935 shares of our common stock were convertible pursuant to the Notes, not including an indeterminate number of shares issuable as outstanding interest due upon conversion of the Notes, (ii) up to 9,062,234 shares of our common stock were exercisable pursuant to the Warrants, (iii) up to 3,683,417 shares of our common stock were exercisable pursuant to other warrants, and (iv) up to 1,350,000 shares of common stock are issuable upon the exercise of options. In addition, grants of up to 2,660,000 options to purchase shares of our common stock, vesting in part immediately and entirely over the next two years have been authorized by the Board under the Incentive Plan, but have not yet been issued, and certain volume warrants to purchase up to 1,350,000 shares of our common stock are issuable upon the occurrence of certain events, as described in subsection “May 2016 Private Placement” of section “Other Notable Security Issuances” of this prospectus.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock and anticipate that, for the foreseeable future, no cash dividends will be paid on our common stock.

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THE STOCK OFFERINGS

Beginning in May 2015, we conducted the May 2015 Stock Offering of up to $4,000,000 of restricted shares of the Company’s common stock, no par value per share, at $0.60 per share to certain accredited and non-accredited investors, in reliance upon the exemptions provided in the Securities Act of 1933, as amended, including Regulation D, Rule 501. The May 2015 Stock Offering consisted of one or more closings and ended on November 6, 2015, pursuant to two extension authorized by the Company’s Board. The Company engaged a broker-dealer to assist in the May 2015 Stock Offering.

Beginning in November 2015, we conducted the November 2015 Stock Offering of up to $2,000,000 of restricted shares of the Company’s common stock, no par value per share, at $1.00 per share to certain accredited and non-accredited investors, in reliance upon the exemptions provided in the Securities Act of 1933, as amended, including Regulation D, Rule 501. The November 2015 Stock Offering will consist of one or more closings and will end on March 31, 2016, pursuant to an extension authorized by the Company’s Board. The Company engaged a broker-dealer to assist in the November 2015 Stock Offering.

The May 2015 Offering Shares and the November 2015 Offering Shares are collectively referred to as the “Offering Shares”, and the May 2015 Stock Offering and November 2015 Stock Offering are collectively referred to as the “Stock Offerings”.

The Offering Shares in both Stock Offerings were offered pursuant to a Subscription Agreement with each investor. In connection with each Subscription Agreement, the Company entered into a 2015 Registration Rights Agreement with each investor, whereby the Company agreed to prepare and file a registration statement with the SEC to register the Offering Shares within one hundred fifty (150) days after date of the applicable 2015 Registration Rights Agreement. If the Company could not file the registration statement by such date for each applicable 2015 Registration Rights Agreement, the Company would have been required to pay a filing default penalty to the applicable investor equal to two percent (2%) of the gross proceeds paid by such investor. The 2015 Registration Rights Agreement shall collectively refer to substantively identical registration rights agreements entered into in both Stock Offerings.

On June 12, 2015, the Company completed an initial closing of the May 2015 Stock Offering and entered into Subscription Agreements and 2015 Registration Rights Agreements with investors representing aggregate gross proceeds to the Company of $1,280,000, and thereafter issued 2,133,333 shares of its common stock. On August 14, 2015, the Company completed a second closing of the offering and entered into Subscription Agreements and 2015 Registration Rights Agreements with investors representing aggregate gross proceeds to the Company of $729,600, and issued 1,216,000 shares of its common stock in connection therewith. On November 6, 2015, the Company completed a second closing of the offering and entered into Subscription Agreements and 2015 Registration Rights Agreements with investors representing aggregate gross proceeds to the Company of $260,000, and issued 433,333 shares of its common stock in connection therewith. The May 2015 Stock Offering ended on November 6, 2015, resulting in aggregate gross proceeds to the Company of $2,269,600.40.

On December 24, 2015, the Company completed an initial closing of the November 2015 Stock Offering and entered into Subscription Agreements and 2015 Registration Rights Agreements with investors representing aggregate gross proceeds to the Company of $500,000, and thereafter issued 500,000 shares of its common stock. On February 19, 2016, the Company closed on aggregate gross proceeds to the Company of $300,000, and thereafter issued 300,000 shares of its common stock. The November 2015 Stock Offering ended on February 19, 2016, resulting in aggregate gross proceeds to the Company of $800,000.

Net proceeds from the Stock Offerings were used for the Company’s general working capital. Additional information concerning the use of proceeds from the Stock Offerings can be found in the subsection titled “Liquidity and Capital Resources” found in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which is incorporated by reference into this section.

The Company sold the Offering Shares in a private placement in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder since, among other things, the Stock Offerings did not involve a public offering. Additionally, the Company relied on similar exemptions under applicable state laws. The investors in the Stock Offerings had access to information about the Company and their investments, took the Offering Shares for investment and not resale, and the Company took appropriate measures to restrict the transfer of the Offering Shares. Upon issuance, the Offering Shares were not registered under the Securities Act and could not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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The foregoing is only a brief description of the material terms of the Subscription Agreements and 2015 Registration Rights Agreements, both of which are filed as an exhibit hereto, and does not purport to be a complete description of the rights and obligations of the parties thereunder; such descriptions are qualified in their entirety by reference to such exhibits. The representations, warranties and covenants contained in the Subscription Agreement were made solely for the benefit of the parties to the agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreements are referenced herein only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other SEC filings.

OTHER NOTABLE SECURITY ISSUANCES

The Notes Offering

From November 2013 through June 2014, the Company raised the capital resources necessary to implement its Business Model pursuant to an offering (the “Notes Offering”) of our Secured Convertible Promissory Notes, convertible into shares of our common stock at $0.25 per share (each a “Note” and collectively, the “Notes”), and five (5) year common stock warrants to purchase our common stock at $0.375 per share (each a “Warrant” and collectively, the “Warrants”). On November 26, 2013, May 8, 2014 and June 25, 2014 we concluded closings of the Notes Offering with certain accredited investors, as defined under Regulation D, Rule 501 of the Securities Act.

Note Offering Related Issuances

In connection with the Agreements and Waiver and the Letter Agreements to Convert entered into with certain investors in the Notes Offering, the Company issued 2,343,191 shares of its common stock representing $585,798 to such investors in compounded interest, interest due under the Notes, and filing default damages and effectiveness default damages related to their Notes Registration Rights Agreements (the “Interest and Penalty Issuances”).

During 2015, five Investors requested that the Company withhold payments of interest due under their Notes and allow the interest to accumulate without penalty, so that such Investors could convert said interest upon maturity of their Note. Each of said Notes remains outstanding, and shares of our common stock have not yet been issued in connection therewith.

In February 2016, the Company issued 165,486 shares of its common stock upon full conversion of a Note, such shares representing the full principal balance and outstanding interest due under such Note, by a 2013 Investor.

April 2016 Stock Sale

On April 4, 2016, the Company entered into a Securities Subscription Agreement with an accredited investor, as defined under Regulation D, Rule 501 of the Securities Act, pursuant to which the Company sold 2,000,000 shares of our common stock at a purchase price of $2.50 per share, resulting in gross proceeds to the Company of $5,000,000 (the “April 2016 Stock Sale”). We also issued to the Investor a one-year Common Stock Purchase Warrant to purchase up to 1,666,667 shares of our common stock at an exercise price of $3.00 per share, which, if exercised, would result in gross proceeds to the Company of an additional $5,000,000 (the “April 2016 Sale Warrant”). The Company did not utilize the services of, or pay any commissions to, a broker-dealer or third party in connection with the transaction.

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May 2016 Private Placement

On May 10, 2016, the Company entered into a securities subscription agreement with an accredited investor, pursuant to which the Company sold 675,000 shares of its common stock at a purchase price of $2.60 per share, a three year warrant to purchase up to 1,350,000 shares of our common stock at an exercise price ranging between $3.00 and $3.50 per share (depending on the date of exercise), and a right to subsequently receive “volume warrants” to purchase up to 1,350,000 shares of its common stock at $3.00 per share, which will become issuable upon (a) the Company meeting specified thresholds based on the Company generating earnings before interest, taxes, depreciation and amortization (EBITDA) ranging from $26.9 million to $76.9 million in a fiscal year during the warrant term, (b) completion of a private placement of a minimum of $15,000,000 at pre-money valuation thresholds ranging from $350,000,000 to $1,000,000,000, or (c) the sale of at least fifty percent (50%) of its assets at pre-money valuation thresholds ranging from $350,000,000 to $1,000,000,000, resulting in net aggregate proceeds of USD $1,755,000 (the “May 2016 Private Placement”). In addition, the Company could receive up to an amount between USD $4,050,000 and USD $4,725,000 in gross proceeds upon exercise of the warrant, depending on the timing of such exercise, and could receive additional proceeds of up to USD $4,050,000, if all the volume warrants are subsequently issued pursuant to the terms of the securities subscription agreement and fully exercised by the holder thereof. The Company did not utilize the services of, or pay any commissions to, a broker-dealer or third party in connection with the transaction.

SELLING SECURITY HOLDERS

The following table provides information about each selling security holder including how many shares of our common stock they owned as of July 15, 2016, how many shares are offered for sale by this prospectus, and the number and percentage of outstanding shares each selling security holder will own after this offering, assuming all shares covered by this prospectus are sold.  Except as disclosed in this prospectus, none of the selling security holders have had any position, office, or material relationship with us or our affiliates within the past three years. The information concerning beneficial ownership has been taken from our stock transfer records and information provided by the selling security holders.  Information concerning the selling security holders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

We do not know when or in what amounts a selling security holder may offer shares for sale. The selling security holders may not sell any or all of the shares offered by this prospectus. Because the selling security holders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling security holders after completion of this offering.  However, for purposes of this table, we have assumed that, after completion of this offering, all of the shares covered by this prospectus will be sold by the selling security holder.

Unless otherwise indicated, the selling security holders have sole voting and investment power with respect to their shares of common stock.  All of the information contained in the table below is based upon information provided to us by the selling security holders, and we have not independently verified this information.  The selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 46,553,343 shares of our common stock issued and outstanding as of July 15, 2016.  For the purposes of the following table, the number of shares common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose.  Under Rule 13d-3, beneficial ownership includes any shares as to which a selling security holder has sole or shared voting power or investment power and also any shares which that selling security holder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

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Name	Note	Number of shares of common stock owned before the Offering (a)	Number of securities to be offered (a)	Number of securities owned after the Offering (b)	Percentage of securities owned after the Offering (b)	Position, Office or other material relationship to the Company within last three years (c)
Dov Shiff	(1)	14,964,618	1,670,000	13,294,618	26.15%	Director
Christopher Davis	(2)	1,135,182	516,666	618,516	1.31%
John P. Campi	(3)	550,000	300,000	250,000	0.54%	President and CEO
LeFam Family Limited Partnership	(4)	250,000	250,000	-	0.00%
Sandeep Gauba		200,000	200,000	-	0.00%
Serge Kremer	(5)	788,246	170,000	618,246	1.31%
Tariq Masood	(6)	671,506	170,000	501,506	1.07%
Fortuny LLC	(7)	166,666	166,666	-	0.00%
Martin Thirer & Meg Thirer TEN ENT		130,000	130,000	-	0.00%
Keith Wilson & Terry Wilson JTWROS		116,667	116,667	-	0.00%
Keith Weitzman		100,000	100,000	-	0.00%
Ivan Mark Chaitowitz		100,000	100,000	-	0.00%
Jonathan Sieff		84,000	84,000	-	0.00%
Steven Siegelaub & Deborah Siegelaub TEN ENT		83,333	83,333	-	0.00%
Steven E. Harris		75,000	75,000	-	0.00%
Michael and Andrea Perrillo TBET		75,000	75,000	-	0.00%	Former Consultant
Eric Varkel		60,000	60,000	-	0.00%
Yosi Amster		50,000	50,000	-	0.00%
Leonard J. Sokolow	(8)	262,000	50,000	212,000	0.45%	Director
Dirk Horn	(9)	349,973	42,000	307,973	0.66%
Donald Wright	(10)	817,070	41,667	775,403	1.64%
Frank Esposito		41,667	41,667	-	0.00%
Ryan A. Engh	(11)	586,036	33,333	552,703	1.17%
The Feldman Family Trust	(12)	404,370	16,667	387,703	0.83%
James R. Campi		10,000	10,000	-	0.00%	Brother of John P. Campi
Joseph H. Kraus		10,000	10,000	-	0.00%
Richard J. Saia & Julia F Saia JTWROS		10,000	10,000	-	0.00%
Christina M. Belli & Leonard P. Belli JTWROS		5,000	5,000	-	0.00%	Daughter and Son-In-Law of John P. Campi
John E. Campi		5,000	5,000	-	0.00%	Son of John P. Campi

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___________________________

*	Less than 1%

(a)	Based on the information provided by our selling security holders and/or our stock transfer records as of July 15, 2016, and assumes that all shares offered under this prospectus have not been sold or otherwise transferred by the selling security holders.

(b)	Assumes the selling security holder sells all of their shares offered in this Offering.

(c)	The family members listed above as selling security holders are all of legal age who live separate and apart and have sole and dispositive rights over the disposal of their shares, and the voting rights attached thereto, and are not directly or indirectly influenced or controlled by any officer or director of the Company.

___________________________

(1)	Mr. Dov Shiff is currently a member of the Company's Board of Directors. The 14,964,618 shares of common stock include (i) 10,674,618 shares of common stock owned by Mr. Shiff, of which 1,670,000 were obtained pursuant to the May 2015 Stock Offering, (ii) 1,690,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (iii) 2,600,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.

(2)	The 1,135,182 shares of common stock include (i) 635,182 shares of common stock, of which 516,666 were obtained pursuant to the May 2015 Stock Offering, (ii) 100,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.

(3)	Mr. John P. Campi is currently the Company's Chief Executive Officer. The 1,050,000 shares of our common stock include (i) 750,000 shares of common stock obtained pursuant to the CEO Agreement, all of which have vested, but 500,000 shares of which have not yet been issued, (ii) 250,000 shares of common stock obtained pursuant to the May 2015 Stock Offering, and (iii) 50,000 shares of common stock obtained pursuant to the November 2015 Stock Offering.

(4)	Ms. Debra Levy, as Managing Member of the LeFam Family Limited Partnership, has voting power and dispositive control over these shares.

(5)	The 788,246 shares of common stock include (i) 288,246 shares of common stock, of which 170,000 were obtained pursuant to the May 2015 Stock Offering, (ii) 100,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (iii) 400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.

(6)	The 671,506 shares of common stock include (i) 171,506 shares of common stock, of which 170,000 were obtained pursuant to the May 2015 Stock Offering, (ii) 100,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.

(7)	Mr. Harry C. Mills Scio, as the Sole Member of the LeFam Family Limited Partnership, has voting power and dispositive control over these shares.

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(8)	The 262,000 shares of our common stock includes (i) 112,000 shares of common stock, of which 50,000 were obtained pursuant to the November 2015 Stock Offering, and (ii) 150,000 shares of common stock issuable upon the exercise of Director Options.

(9)	The 349,973 shares of common stock include (i) 99,973 shares of common stock, of which 42,000 shares were obtained pursuant to the May 2015 Stock Offering, (ii) 200,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering and (iii) 50,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering.

(10)	The 817,070 shares of common stock include (i) 157,070 shares of common stock, of which 41,667 were obtained pursuant to the May 2015 Stock Offering, (ii) 400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering and (iii) 260,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering.

(11)	The 586,036 shares of common stock include (i) 91,036 shares of common stock, of which 33,333 shares were obtained pursuant to May 2015 Stock Offering, (ii)195,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (iii) 300,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.

(12)	Both Mr. Andrew Feldman and Mrs. Jeri Feldman, as Trustees, have voting power and dispositive control over these shares. The 404,370 shares of common stock include (i) 74,370 shares of common stock owned by The Feldman Family Trust, of which 16,667 shares were obtained pursuant to the May 2015 Stock Offering, (ii) 130,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (iii) 200,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated audited financial statements and notes thereto included in this prospectus The following discussion contains forward-looking statements. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed under the explanatory note labeled “Forward-Looking Statements” found at the beginning of this prospectus. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law.

US Dollars are denoted herein by “USD”, “$” and “dollars”.

Overview

We are a company engaged in the business of developing proprietary technology that enables a quick and safe installation by the use of a weight bearing power plug for electrical fixtures, such as light fixtures and ceiling fans, into ceiling and wall electrical junction boxes. Our patented technology consists of a fixable socket and a revolving plug for conducting electric power and supporting an electrical appliance attached to a wall or ceiling. The socket is comprised of a non-conductive body that houses conductive rings connectable to an electric power supply through terminals in its side exterior. The plug, also comprised of a non-conductive body that houses corresponding conductive rings, attaches to the socket via a male post and is capable of feeding electric power to an appliance. The plug also includes a second structural element allowing it to revolve with a releasable latching which, when engaged, provides a retention force between the socket and the plug to prevent disengagement. The socket and plug can be detached by releasing the latch, disengaging the electric power from the plug. The socket is designed to replace the support bar incorporated in electric junction boxes, and the plug can be installed in light fixtures, ceiling fans and wall sconce fixtures. The combined socket and plug technology is referred to as the “SQL Technology” throughout this prospectus.

We currently manufacture and sell ceiling fans and lighting fixtures branded with the General Electric logo and manufactured under General Electric’s strict guidance. Our ceiling fans and lighting fixtures offer unique designs, and are manufactured with and without the SQL Technology.

In furtherance of our Business Model, the Company has taken other steps, including the development of trade distribution channels with key retailers, corporate restructuring, establishing and obtaining authorizations for our third party manufacturers to produce the SQL Technology, and raising the necessary capital resources to fully implement our Business Model. For additional information, see the sub-section titled “Our History, Business Model and Strategy” in the Business section of this prospectus.

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Results of Operations

Year Ended December 31, 2015 compared to the Year Ended December 31, 2014

	For the Years ended
	December 31, 2015	December 31, 2014 (restated)	$ Change	% Change

Revenue	$2,885,007	$0	$2,885,007	100.0%

Cost of sales	(2,477,252)	0	(2,477,252)	100.0%

Gross profit	407,755	0	407,755	100.0%

General and administrative expenses	(5,236,747)	(4,799,696)	(437,051)	163.5%

Loss from Operations	(4,828,992)	(4,799,696)	(29,269)	1.0%

Other Income / (Expense)	(22,061,219)	(2,494,047)	(19,567,172)	784.6%

Net Loss	$(26,890,210)	$(7,293,743)	$(19,596,467)	268.7%

Net loss per share - basic and diluted	$(0.76)	$(0.22)	$(0.54)	245.5%

Revenue

We had recorded revenue of $2,885,007 for the year ended December 31, 2015, as compared to revenue of $0 for the year ended December 31, 2014. The Company’s third party manufacturers received GE's approval in late 2014 and the first half of 2015, and the Company began recording revenues under our Business Model in the first quarter of 2015. During the third quarter, on-line sales were initiated, creating a new channel for the Company.

Cost of Sales

We had a cost of sales of $2,477,252 for the year ended December 31, 2015, as compared to a cost of sales of $0 for the year ended December 31, 2014. The increase in cost of sales was associated with sales of GE branded ceiling fans under our Business Model.

Gross Profit

We had gross profit of $407,755 for the year ended December 31, 2015, as compared to gross profit of $0 for the year ended December 31, 2014. The gross profit as a percent of sales was 14.1%, and represents the initial orders to customers. These initial sales represented test orders, and accordingly had lower gross margins. We believe there are opportunities to improve gross profit as a percent of sales on future orders.

General and Administrative Expenses

General and administrative expense increased $437,051 during the year ended December 31, 2015 to $5,236,747 from $4,799,696 for the year ended December 31, 2014.

The increases in the general and administrative expenses were primarily due to the following:

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·	$351,600 increase on commissions associated with sales.
·	$296,000 increase in China operational and tooling expenses for sample products and production audits.
·	$234,700 increase in consulting and temporary labor.
·	$122,900 increase in marketing and travel associated with increased sales activity.
·	$72,300 increase in insurance expense associated with being a public company.

Further, decreases in certain items of general and administrative expenses were attributable to the following:

·	$523,100 decrease in legal and late registration fees due to activity associated with the Notes Offering.
·	$94,300 decrease in rent associated with new office space and sublet of previous space.
·	$68,100 decrease in salaries due to change in CEO compensation.

Loss from Operations

Loss from operations represents the change in general and administrative expenses offset by the gross profit on sales for the periods presented.

Other Income (Expense) (Restated)

Total other expenses increased $19,567,172 during the year ended December 31, 2015 to $22,061,219 from $2,494,047 for the year ended December 31, 2014.

The increase in other expenses was due to $19,416,295 increase in non-cash derivative expense as a result of the value of shares increasing from $0.25 to $1.00, based on the Company’s recent private placement of common stock and the impact on the Black Scholes calculation of the intrinsic value of the equity component. Additionally, there was a $716,034 increase in interest expense for the year due to a full year of interest on the notes payable as compared to a partial year in 2014.

Net Loss and Net Loss per Share (Restated)

The Company’s net loss and net loss per share for the year ended December 31, 2015 was ($26,890,210), or ($0.76) per share, as compared ($7,293,743) and $(0.22) per share for the year ended December 31, 2014. Given the reasons explained above, our loss increased by ($19,596,467) for the year ended December 31, 2015.

Interest Expense

The following table details the Company’s interest expense components:

	Year Ended December 31,
	2015	2014	2013
Interest accrued on Notes outstanding.	$483,033	$147,191	$40,026
Interest on SBA loan with Signature Bank	16,649	21,893	27,274
TOTAL INTEREST EXPENSE – Notes Payable	499,682	169,084	67,300
Amortization of Debt Issue Cost	147,341	142,868	11,986
Amortization of Debt Discount	2,208,496	1,827,533	92,304
	$2,855,519	$2,139,485	$171,590

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For the Three Months Ended March 31, 2016 Compared to the Three Months Ended March 31, 2015

	For the three months ended
	March 31, 2016	March 31, 2015	$ Change	% Change
Revenue	$1,748,061	$1,419,217	$328,844	23.2%

Cost of sales	(1,564,045)	(1,239,728)	(324,317)	26.2%

Gross income	184,016	179,489	4,527	2.5%

General and administrative expenses	(1,427,779)	(1,247,373)	180,406	14.5%

Loss from Operations	(1,243,763)	(1,067,884)	(175,879)	16.5%

Other Income / (Expense)	1,630,823	(286,348)	1,917,171	640.2%

Net Income (Loss)	$387,060	$(1,354,232)	$1,741,292	n/a

Net loss per share - basic and diluted	0.01	(0.04)	0.05	n/a

Revenue

We had recorded revenue of $1,748,061 for the three month period ended March 31, 2016, as compared to revenue of $1,419,217 for the three month period ended March 31, 2015. The increase in revenue is attributable to reorders from existing customers and orders from a new customer.

Cost of Sales

We had a cost of sales of $1,564,045 for the three month period ended March 31, 2016, as compared to costs of sales of $1,239,728 for the three month period ended March 31, 2015. The $324,317 increase is attributable to increased sales activity.

Gross Profit

We had gross profit of $184,016 or 10.5% of sales for the three month period ended March 31, 2016, as compared to gross profit of $179,489 or 12.6% of sales for the three month period ended March 31, 2015. The gross profit reflects the completion of initial orders received from customers for which gross margin tends to be lower than targeted due to the costs associated with gaining acceptance as a new vendor. The Company expects gross margins on follow-on orders to improve towards market levels.

General and Administrative Expenses

General and administrative expense increased $180,406 to $1,427,779 for the three month period ended March 31, 2016, from $1,247,373 for the three month period ended March 31, 2015.

The increases in the general and administrative expenses were due to the following significant items:

·	$52,700 increase in China operations associated with product quality and inspection.
·	$50,800 increase in warehousing, freight, inspection costs associated with increased store and internet sales activity.
·	$50,100 increase in legal and SEC fees associated with being a public company and managing debt activity.
·	$30,900 increase in commissions associated with increased sales.
·	$32,200 increase in telecommunications and web development expense.
·	$20,800 increase in payroll and benefits associated with additional staff.

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These items were partially offset by decreases in the following expenses:

·	$63,100 decrease in consulting expenses.
·	$22,200 decrease in marketing expenses.

Income (Loss) from Operations

Income (Loss) from operations represents the change in general and administrative expenses offset by the gross profit on sales for the periods presented.

Other Income (Expense)

Total other income (expenses) increased $1,917,171 to $1,630,823 for the three-month period ended March 31, 2016, from $(286,348) for the three-month period ended March 31, 2015. The change is associated with a $1,534,689 non-cash income increase in non-cash derivatives income associated with an increase in the value of the Company’s common stock and a $382,500 decrease in interest expense.

Net Income (Loss) and Net Income (Loss) per Share

The Company’s net income (loss) and net income (loss) per share for the three-month period ended March 31, 2016 was $387,060 and $0.01 per share, respectively, as compared to the three-month period ended March 31, 2015, where net loss was approximately ($1,354,232) and ($0.14) per share, respectively.

Interest Expense

The following table details the Company’s interest expense components:

	For the three months ended March 31
	2016	2015

Interest accrued on Notes outstanding.	$131,256	$169,190
Interest on SBA loan with Signature Bank	2,927	4,318
TOTAL INTEREST EXPENSE – Notes Payable	134,183	173,508
Amortization of Debt Issue Cost	8,569	38,612
Amortization of Debt Discount	223,288	536,402
	$366,040	$748,522

Liquidity and Capital Resources

To date, the Company has not generated sufficient revenue to cover its operating costs and continues to operate with negative cash flow, which may require it to seek additional capital to maintain current operations. In addition, if sufficient sales growth is achieved, the Company may be required to enter into financing arrangements to fund its working capital needs. The Company currently has no such financing commitments in place.

For the three months ended March 31, 2016, cash flows used ($1,053,901) for operations as compared with ($1,423,976) used for the same period in 2015. The Company’s used cash from operations was due to the $387,060 operating income, $760,513 increase in accounts receivable, $116,298 increase in royalty obligations payable pursuant to the License Agreement. These amounts were offset by a decrease of $1,996,863 in non-cash derivative expense, $608,696 increase in amortization of the License Agreement, and a $276,951 increase in the amortization of debt discount.

For the three months ended March 31, 2016, cash flows used ($14,915) for investing activities as compared with ($7,446) used for the same period in 2014. The difference was due to the purchase of fixed assets and securing patents.

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For the three months ended March 31, 2016, cash flows provided $630,450 from financing activities as compared to $375,629 for the same period in 2015. The Company received proceeds of $300,000 from the issuance of shares of common stock, $500,000 advance from a related party, and $197,523 in issuance of stock in lieu of principal and interest due under certain convertible promissory notes of the Company, which was offset by $367,073 in principal repayments of certain convertible promissory notes of the Company.

As a result of the above operating, investing and financing activities, the Company used ($438,366) in cash equivalents for the three months ended March 31, 2016, as compared with ($1,056,793) used in the same period in 2015.

The Company had a working capital deficit of $26,858,669 as of March 31, 2016, as compared to $28,174,512 as of December 31, 2015. The change is primarily attributable to an increase in accrued expenses and advance by the related party.

As of March 31, 2016, the Company had $122,844 in inventory to support ecommerce activity on Internet sales platforms of the Company’s customers. The inventory is located with a third party logistics firm.

A majority of the Company’s sales do not require the Company to take delivery of inventory. Production of the SQL Technology and fixtures will be originated upon receipt of FOB (free on board) purchase contracts from customers. Upon the completion of each purchase contract, the finished products will be transported from the manufacturer directly to the ports and loaded on vessels secured by the customer, upon which the products become the property of the customer.

The Company’s cash balance as of March 31, 2016 was $12,502. In light of the Company’s projected working capital needs, it may need to seek additional capital, which may dilute existing shareholders. There is no guarantee that the Company will be successful in raising additional capital or be successful in the execution of its plans.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes.

Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable and inventory, estimated useful lives and potential impairment of property and equipment, the valuation of intangible assets, estimate of fair value of share based payments and derivative liabilities, estimates of fair value of warrants issued and recorded as debt discount, estimates of tax liabilities and estimates of the probability and potential magnitude of contingent liabilities.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-conforming events. Accordingly, actual results could differ significantly from estimates.

Recently Issued Accounting Pronouncements

In April 2015, the FASB issued Accounting Standards Update No. 2015-03, Interest—Imputation of Interest (Topic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs is not affected by ASU 2015-03. ASU 2015-03 is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted. Upon adoption, the Company will reclassify debt issuance costs from prepaid expenses and other current assets and other assets as a reduction to debt in the condensed consolidated balance sheets. The Company is not planning to early adopt ASU 2015-03 and does not anticipate that the adoption of ASU 2015-03 will materially impact its condensed consolidated financial statements.

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In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 201511, Inventory (Topic 330): Simplifying the Measurement of Inventory (“ASU 2015-11”), which applies guidance on the subsequent measurement of inventory. ASU 2015-11 states that an entity should measure inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonable predictable costs of completion, disposal and transportation. The guidance excludes inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 is effective for interim and annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company is not planning to early adopt ASU 2015-11 and is currently evaluating ASU 2015-11 to determine the potential impact to its condensed consolidated financial statements and related disclosures.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

Critical Accounting Policies

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible.

Inventory

Inventory consists of finished goods purchased, which are valued at the lower of cost or market value, with cost being determined on the first-in, first-out method.  The Company periodically reviews historical sales activity to determine potentially obsolete items and also evaluates the impact of any anticipated changes in future demand.

Valuation of Long-Lived Assets and Identifiable Intangible Assets

The Company reviews for impairment of long-lived assets and certain identifiable intangible assets whenever events or changes in circumstances indicate that the carrying amount of any asset may not be recoverable. In the event of impairment, the asset is written down to its fair market value.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 5-7 years of the respective assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

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Intangible Asset - Patent

The Company developed a patent for an installation device used in light fixtures and ceiling fans. Costs incurred for submitting the applications to the United States Patent and Trademark Office for these patents have been capitalized. Patent costs are being amortized using the straight-line method over the related 15 year lives. The Company begins amortizing patent costs once a filing receipt is received stating the patent serial number and filing date from the United States Patent and Trademark Office.

The Company incurs certain legal and related costs in connection with patent applications. The Company capitalizes such costs to be amortized over the expected life of the patent to the extent that an economic benefit is anticipated from the resulting patent or alternative future use is available to the Company. The Company also capitalizes legal costs incurred in the defense of the Company’s patents when it is believed that the future economic benefit of the patent will be maintained or increased and a successful defense is probable. Capitalized patent defense costs are amortized over the remaining expected life of the related patent. The Company’s assessment of future economic benefit or a successful defense of its patents involves considerable management judgment, and an unfavorable outcome of litigation could result in a material impairment charge up to the carrying value of these assets.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.
•	Level 2 – Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and notes payable – related party, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under Level 3.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion features.

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

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For option-based simple derivative financial instruments, the Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Stock-Based Compensation - Employees

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

If the Company is a newly formed corporation or shares of the Company are thinly traded, the use of share prices established in the Company’s most recent private placement memorandum (based on sales to third parties) (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.
•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

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Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the statements of operations.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.
•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

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Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset.

This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Income Tax Provision

From the inception of the Company and through November 6, 2012, the Company was taxed as a pass-through entity (a limited liability company) under the Internal Revenue Code and was not subject to federal and state income taxes; accordingly, no provision had been made.

The financial statements reflect the Company’s transactions without adjustment, if any, required for income tax purposes for the period from November 7, 2012 to December 31, 2012. The net loss generated by the Company for the period January 1, 2012 to November 6, 2012 has been excluded from the computation of income taxes.

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date.

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The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company’s tax returns are subject to examination by the federal and state tax authorities for the years ended 2012 through 2015.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting periods ended December 31, 2015, 2014 and 2013.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (i) affiliates of the Company; (ii) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (iii) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (iv) principal owners of the Company; (v) management of the Company; (vi) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (vii) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (i) the nature of the relationship(s) involved; (ii) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (iii) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (iv) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

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Related Party Transactions

We are currently party to a consulting agreement with Mr. Rani Kohen, Chairman of the Company’s Board, pursuant to which we are required to pay cash compensation in the amount of $150,000 per year.

BUSINESS

Overview

We are a company engaged in the business of developing proprietary technology that enables a quick and safe installation by the use of a weight-bearing power plug for electrical fixtures, such as light fixtures and ceiling fans, into ceiling and wall electrical junction boxes. Our patented technology consists of a fixable socket and a revolving plug for conducting electric power and supporting an electrical appliance attached to a wall or ceiling. The socket is comprised of a non-conductive body that houses conductive rings connectable to an electric power supply through terminals in its side exterior. The plug, also comprised of a non-conductive body that houses corresponding conductive rings, attaches to the socket via a male post and is capable of feeding electric power to an appliance. The plug also includes a second structural element allowing it to revolve with a releasable latching which, when engaged, provides a retention force between the socket and the plug to prevent disengagement. The socket and plug can be detached by releasing the latch, disengaging the electric power from the plug. The socket is designed to replace the support bar incorporated in electric junction boxes, and the plug can be installed in light fixtures, ceiling fans, wall sconce fixtures and other electrical devices. The combined socket and plug technology is referred to throughout this prospectus as “the SQL Technology”.

Products

We currently manufacture and sell ceiling fans and lighting fixtures branded with the General Electric logo and manufactured under General Electric’s guidance. Our ceiling fans and lighting fixtures offer unique designs, and are manufactured with and without the SQL Technology.

The SQL Technology is an attachment fitting plug and mounting receptacle used to install lighting fixtures and ceiling fans. The SQL Technology replaces the traditional mounting bar found in existing electrical junction boxes, converting the mounting system into a weight bearing plug with no exposed wires. Our technology could transform the lighting fixture and ceiling fan industry. Using the SQL Technology, anyone can safely install lighting fixtures and ceiling fans in minutes. Professional electricians as well as “Do it Yourself” installers will benefit from our technology. The SQL Technology is Underwriters Laboratories (UL) listed for USA and Canada and is licensed by GE.

Our SQL Technology is comprised of two parts: a ‘female’ socket receptacle that is secured to existing electrical junction boxes, into which electrical and ground wires are simply inserted and secured into terminals on the device, and a ‘male’ plug fitting that is preinstalled on the lighting fixture or fan. The receptacle is easily attached to the junction box, and any lighting fixture or fan with the SQL Technology can be literally installed in seconds. Our manufacturing plan calls for the SQL Technology to be pre-installed in all types of lighting fixtures, including holiday themed lighting, and ceiling fans.

In February 2015, we received an updated United Laboratory (UL) Listing for the SQL Technology. This listing expands the type of products that we will be able to use with the SQL Technology. This listing expanded the voltage and amperage that our product is rated for and will allow for additional fixtures, such as heating elements to be incorporated into our ceiling fans.

We have been working with several well established factories producing ceiling fans and lights in Peoples Republic of China. Most, if not all, of these factories have been in business for over 20 years and follow strict human rights and sustainability protocols.

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Intellectual Property

We have developed a proprietary technology, the SQL Technology, that we believe provides us with a competitive advantage in the lighting and ceiling fan fixture marketplace. We protect the SQL Technology through the use of an intellectual property protection strategy that is focused on patent protection. As of July 15, 2016, we have three issued U.S. patents relating to our quick connect device for electrical fixtures. We also have patents in China (two issued patents) and India (one issued patent and one pending patent application), which protects different aspects of the same SQL Technology as the three issued U.S. patents. The Company sought intellectual property protection of the SQL Technology in China due to its current manufacturing operations and prospective sales in China’s market, and sought protection in India in anticipation of future growth into India’s developing market, both with respect to the sales of the SQL Technology and potential operations of the Company. We intend to maintain this intellectual property protection for the SQL Technology.

The issued patents are directed to various aspects of our plug and socket combination that comprise the quick connect device. The issued patents provide patent protection for our quick connect device, regardless of the electrical fixture used with the quick connect device. As further innovations are developed, we intend to seek additional patent protection to enhance our competitive advantage.

Our History, Business Model and Strategy

Safety Quick Light LLC began marketing the SQL Technology in 2007 for installation in light fixtures and ceiling fans during manufacturing and as a kit for installing the SQL Technology in existing light fixtures and ceiling fans. The Company sold 800,000 units of the SQL Technology OEM (“Original Equipment Manufacturer”) to lighting manufacturers and retailers who installed the socket and plug technology into their lighting fixtures for sale at retail stores. The Company also sold, directly to the retailers, 100,000 ceiling fans with the SQL Technology embedded into the product. Our management team determined that it could improve its gross margins if it were to market light fixtures and ceiling fans with and without the SQL Technology already installed on fixtures (our “Business Model”), instead of marketing the SQL Technology as an add-on device. During the first quarter of 2010, the Company’s management took the first of several steps toward implementing our Business Model and discontinued marketing the SQL Technology as an add-on device; however, existing orders were honored through 2010 and 2011, resulting in revenues through 2012.

Company management then took the next step in furtherance of our Business Model and sought the endorsement of the SQL Technology from General Electric. During 2010 and 2011, GE tested the SQL Technology and in June 2011, GE and SQL Lighting & Fans, LLC, a subsidiary of the Company, entered into the License Agreement, a trademark licensing agreement under which SQL Lighting & Fans, LLC was licensed to use the GE monogram logo on its devices and certain other trademarks on its ceiling fans and light fixtures through December 31, 2017. The License Agreement requires the Company to pay a percent of revenue generated on our products using the GE monogram logo as a license fee, including a minimum license fee payment during the term, and in exchange, the License Agreement enables the Company to market ceiling fans and light fixtures with and without the SQL Technology using the GE logo. The License Agreement imposes certain manufacturing and quality control conditions that we must maintain. In addition to marketing ceiling fans and light fixtures under the GE logo and trademarks, the Company has the right to offer private label ceiling fans and light fixtures with its technology installed to retailers that market private label products.

The License Agreement was amended in April 2013 to extend its term through December 31, 2017 and to revise the required minimum license fees, and in July 2014 to remove minimum license fees for 2014. The License Agreement was further amended in August 2014 to, among other things, extend the term through November 30, 2018 and set forth a new royalty calculation beginning December 1, 2013 and continuing through the term of the License Agreement. The current License Agreement provides that royalties due to GE will be tiered, based on a declining percentage of net sales in each Contract Year, paid quarterly, as follows:

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Net Sales in Contract Year	Royalty as a Percentage of Net Sales
$0 - $50,000,000	7%
$50,000,001 - $100,000,000	6%
$100,000,001 +	5%

Net Sales Made	Quarterly Payment Due Date
December 1 through February 28/29	26-Mar
March 1 through May 30	26-Jun
June 1 through August 31	26-Sep
September 1 through November 30	26-Dec

The Company is obligated to pay to GE a royalty minimum of $12,000,000 in the aggregate during the term of the License Agreement. If, at the end of the term of the License Agreement, the total of all royalty payments paid pursuant to the License Agreement does not total $12,000,000, the Company must pay to GE the difference between $12,000,000 and the amount of royalties actually paid to GE through the end of the term of the License Agreement.

In furtherance of our Business Model, the Company sought to establish trade distribution channels with key retailers. In July 2012, the Company entered into a sales and marketing agreement with Design Solutions International, Inc., a privately held, lighting industry design and marketing firm. In 2015, DSI was acquired by NBG Home, a leading global designer, manufacturer and marketer of home décor products owned by Kohlberg & Company. Under the terms of the DSI Agreement, which remains in effect, DSI serves as the Company’s exclusive sales representative for all its products and goods in the United States and Canada. For its services, DSI receives a commission based on net sales. In addition to DSI’s sales and marketing support, the Company’s products will also be sold through GE’s lighting sales group as a condition of the License Agreement.

The Company’s Business Model entails the use of third party manufactures to produce the SQL Technology and the ceiling fans and light fixtures in which SQL Technology is imbedded. The manufacturers currently used by the Company are located in Guangdong province of China and, as required by the Licensing Agreement with GE, must be approved by GE to ensure quality standards are met. To further ensure that quality specifications are maintained, the Company maintains an office in the Guangdong province staffed with GE trained auditors who will regularly inspect its products produced by the third party manufacturer.

In 2013 and 2014, the Company obtained capital resources necessary to implement its Business Model pursuant to the Notes Offering. See subsection “The Notes Offering” of section “Other Notable Security Issuances” of this prospectus for additional information.

During 2014, the Company experienced unanticipated delays in the facility approval process noted above, which delayed sample availability and thus, sales activity. The Company has since obtained the necessary qualification and approval of the third party manufacturer’s facilities. The Company also enhanced its Business Model to include an additional, parallel revenue path providing for the design and manufacture of a smaller, less customized, and more unique product line which incorporates the GE branding and the SQL Technology.

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During 2015, the Company continued to develop its Business Model, following the initial development of its first two channels of business which involved selling its products to big box retailers as well as launching its on-line product sales.  The Company is working to develop additional vertical channels and has expanded its marketing and selling efforts to a broader base of customers within each market channel.

During 2015 and early 2016, the Company obtained additional capital resources to implement its Business Model. See section “The Stock Offerings” of this prospectus for additional information.

Industry Overview and Competition

We currently face competition from traditional lighting technologies. There are numerous traditional light manufacturing companies, worldwide, many of which are significantly larger than us. Traditional lighting technologies have the advantage of a long history of market acceptance and developed relationships with retailers and distributors. We will actively seek to educate our target markets as to the advantages of our technology compared to traditional installation methods and believe the achievement of this objective is critical to our future. Although our technology is proprietary and patent protected, there can be no assurance that a large conventional lighting company will not invent a competing technology that offers similar installation efficiencies and enter the market and utilize its resources to capture significant market share and adversely affect our operating results.

We believe our products with the SQL Technology can effectively compete against traditional lighting in the areas of installation, maintenance and safety. The SQL Technology offers the advantage of ease of installation and replacement. This feature is superior to other lighting systems, which can require the service of professional electricians to install and remove. Once SQL’s socket is correctly installed in a ceiling or wall electrical junction box, there is no exposure to live electrical wires resulting in an additional advantage in the area of safety. Furthermore, the installation of our socket, which weighs approximately four (4) ounces, requires significantly less work and exertion compared to traditional ceiling light or fan fixtures, which ordinarily weigh in excess of ten (10) pounds and can weigh hundreds of pounds. There can be no assurance, however, that the current competitors directly involved in this industry or a new competitor will not develop processes or technology which will allow them to decrease their costs, and consequently, erode our price advantage.

There is significant competition in the ceiling lighting and fan market place; however, we believe we have a competitive advantage due to the strength of the SQL Technology. This competitive advantage extends to customers both in the residential as well as the commercial markets. The SQL Technology is patented or trademarked in the United States of America, Canada, Mexico, Hong Kong, China, and Australia. The Company faces competitive forces from traditional approaches towards ceiling lighting and fans installations. While it is unclear whether SQL’s unique technology will gain significant market penetration, the Company believes that its safety and installation efficiency features will gain market acceptance since it significantly reduces the time necessary to install such fixtures and, after a one-time installation of the socket component, eliminates further exposure to electrical wires when used in conjunction with fixtures in which the plug is installed.

To further bolster the Company’s competitive position, the Company has engaged the support of DSI, a lighting design and marketing firm whose existing customer base includes Walmart, Costco, The Home Depot, BJ’s Wholesale Club, Sam’s Club and other major retailers throughout North America. DSI’s management boasts an average of 25-years’ experience in the lighting industry with leading manufacturers such as Catalina Lighting, Zellers, Dana Lighting and Lite Factory among others. DSI will provide sales and marketing support in North America and sourcing and production management support in China. In addition to DSI’s sales and marketing support, the Company’s products will also be sold through GE’s lighting sales group as a condition of it License Agreement. The Company believes the combination of DSI and GE sales support will enable it to effectively compete in the ceiling lighting and fan market.

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Customers

We market our product to retailers and other customers who purchase large quantities of ceiling fans and lighting fixtures.  This includes large “big box” retailers, such as Walmart, Costco, The Home Depot, Sam’s Club and BJ’s Wholesale Club.  Our target customers initially place small orders of new products to determine the potential consumer demand.  When our target customers are able to gauge consumer demand and, if it is assessed that consumer demand warrants larger orders, our target customers are expected to purchase additional products to accommodate anticipated consumer demand.

We also market our products to commercial property and institutional property managers and developers.  We believe that this market will benefit from the time saved in installing fixtures and the safety features achieved from the elimination of exposed electrical wires once the SQL Technology socket is installed in the junction box.

During 2015, the Company established revenue in its inaugural sales year through sales to three big box retailers, each representing in excess of 10% of our sales in the fiscal year. The Company did not generate revenue during the years 2014 and 2013.

Employees

As of July 15, 2016, we had five full time employees in the United States of America and five full time employees in the Peoples Republic of China. We have not experienced any work stoppages and consider our relations with our employees to be good.

In addition to these salaried employees, the Company’s non-executive Chairman of our Board, Rani Kohen, serves as a paid consultant to the Company on operational activities. Mr. Kohen is the founder of Safety Quick Lighting & Fans Corp. and previously served as our Chief Executive Officer.

Seasonality

Retailers purchase ceiling fans for early spring and summer sales. As a result, the Company sells more of this product in the October through February time period. The Company has begun to market lighting fixtures that will reduce the impact of seasonal influences to its sales growth, as lighting products do not lend themselves to seasonal purchases. During periods of economic expansion or contraction our sales by quarter may vary significantly from this seasonal pattern.

Government and Environmental Regulation

Our facilities and operations are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose strict, joint and several liabilities on certain persons for the cost of investigation or remediation of contaminated properties. These persons may include former, current or future owners or operators of properties and persons who arranged for the disposal of hazardous substances. Our leased real property may give rise to such investigation, remediation and monitoring liabilities under environmental laws. In addition, anyone disposing of certain products we distribute, such fluorescent lighting, must comply with environmental laws that regulate certain materials in these products.

We believe that we are in compliance, in all material respects, with applicable environmental laws. As a result, we do not anticipate making significant capital expenditures for environmental control matters either in the current year or in the near future.

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Our Corporate Information

Our principal executive offices are located at 4400 North Point Parkway, Suite 154, Alpharetta, Georgia, 30022 and our telephone number is (770) 754-4711. Our web address is http://www.safetyquicklight.com.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies.

Section 107(b) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues are $1 billion, as adjusted, or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Available Information

Copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that we will file with or furnish to the SEC will be available free of charge by sending a written request to our Chief Executive Officer at our corporate headquarters.  Additionally, the documents we file with the SEC is or will be available free of charge at the SEC’s Public Reference Room at 100 F Street, NE, Washington D.C. 20549. Other information on the operation of the Public Reference Room is or will be available by calling the SEC at (800) SEC-0330.

PROPERTIES

Our corporate offices are located at 4400 North Point Parkway, Suite 154, Alpharetta, Georgia. The monthly rent related to our lease is currently $1,970.91 per month,, subject to increases in subsequent periods. The Company had previously rented office space located at One Buckhead Plaza, 3060 Peachtree Road, Suite 390, Atlanta, Georgia 30305. The Company is currently subleasing this space through March 31, 2017. We do not own any property or land. We believe that our facilities are adequate for our current needs and that, if required, we will be able to locate suitable new office space and obtain a suitable replacement for our executive and administrative headquarters.

LITIGATION

We are not party, nor is our property subject, to any material pending legal proceedings.

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MANAGEMENT

The following is a list of our directors and executive officers. All directors serve one-year terms or until each of their successors are duly qualified and elected. The officers are elected by our Board.

Name	Age	Position
Mr. John P. Campi	72	Chief Executive Officer
Mr. Rani Kohen	50	Director, Chairman
Mr. Phillips Peter	84	Director
Mr. Thomas Ridge	70	Director
Mr. Dov Shiff	69	Director
Mr. Leonard J. Sokolow	59	Director

John P. Campi has served as the Company’s Chief Executive Officer since November 2014. Mr. Campi founded Genesis Management, LLC in 2009, and retired in 2014 upon accepting the role of Chief Executive Officer. Mr. Campi has extensive experience in the field of cost management, is recognized as a Founder of the strategic cost-management discipline known as Activity-Based Cost Management, and is generally recognized as a national leader in the field of supply chain management. From December 2007 to December 2008, Mr. Campi served as the Chief Procurement Officer and an Executive Vice President for Chrysler LLC, where he was responsible for all worldwide purchasing and supplier quality activities. From September 2003 to January 2007, Mr. Campi served as the Senior Vice President of Sourcing and Vendor Management for The Home Depot, where he led the drive for standardization and optimization of The Home Depot Global Supply Chain. From April 2002 to September 2003, Mr. Campi served as the Chief Procurement Officer and Vice President for Du Pont Global Sourcing and Logistics. Prior to 2002, Mr. Campi led the Global Sourcing activities for GE Power Energy, and held a variety of positions with Federal Mogul, Parker Hannifin Corporation and Price Waterhouse Coopers. Mr. Campi also serves as a Trustee of Case Western Reserve University, has served as a Member of the Advisory Board of Directors for three startup companies, and has served as a Member of the Financial Executives Institute and the Institute of Management Accountants. Mr. Campi received his MBA from Case Western Reserve University. Our Board believes Mr. Campi’s qualifications to serve as our Chief Executive Officer include his extensive executive and advisory experience with established and startup companies, his expertise in cost-management, and his qualifications in the field of supply chain management.

Rani Kohen has served as a Chairman of the Board since November 2012. Mr. Kohen founded the Company and began development of the Company’s power plug technology in 2004. Mr. Kohen served as the Company’s Chief Executive Officer until December 2012. Mr. Kohen has over twenty-five years in the retail lighting industry. He opened his first retail lighting showroom in 1988 in Israel, and built the business into the largest chain of retail lighting showrooms in the country. Our Board believes Mr. Kohen’s qualifications to serve as Chairman of our Board include his deep understanding of the Company’s business and products, his years of experience in the retail lighting industry, and his past experience as the Company’s Chief Executive Officer.

Governor Thomas J. Ridge has served as a director since June 2013. In 2013, Mr. Ridge co-founded Ridge Schmidt Cyber, an executive services firm addressing the increasing demands of cyber security. In April 2010, Mr. Ridge became a partner in Ridge Policy Group, a bipartisan, full-service government affairs and issue management group. Mr. Ridge has served as President and Chief Executive Officer of Ridge Global, LLC, a global strategic consulting company, since July 2006. From January 2003 to January 2005, Mr. Ridge served as the Secretary of the United States Department of Homeland Security, and from 2001 through January 2003, Mr. Ridge served as the Special Assistant to the President for Homeland Security. Mr. Ridge served two terms as Governor of the Commonwealth of Pennsylvania from 1995 to 2001, and served as a member of the U.S. House of Representatives from 1983 through 1995. Mr. Ridge currently serves as a member of the board of two public companies, The Hershey Company and Lifelock, and has previously served on the board of five other public companies. Mr. Ridge is Chairman of the Board of the National Organization on Disability, and serves as a board member on the Board of Public Finance Management, the Institute for Defense Analysis, the Center for the Study of the Presidency, and the Oak Ridge National Lab. Our Board believes Mr. Ridge’s qualifications to serve as a member of our Board include his vast experience in both government and industry, his service on other public and private company boards, and his expertise in retail, risk management, and cyber security.

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Phillips Peter has served as a director since November 2012. Since December 2014, Mr. Peter has served as a Senior Vice President of Ridge Global. From 1994 to 2014, Mr. Peter practiced law at Reed Smith LLP where he focused his practice on legislative and regulatory matters before Congress, the executive branch of the federal government, and other administrative agencies. Prior to this, Mr. Peter was an officer at General Electric Company, where he held executive positions from 1973 to 1994. He is also a veteran of the U.S. Army. Our Board believes Mr. Peter’s qualifications to serve as a member of our Board include his role as a past advisor to the Company, his extensive experience in regulatory affairs, his past industry experience, and his demonstrated leadership ability.

Dov Shiff has served as a director since February 2014. Mr. Shiff is presently President and Chief Executive Officer of the Shiff Group of Companies. The Shiff Group owns and operates hotels and other real estate in Israel, including Hayozem Resorts & Hotels Ltd., Marina Hotel Tel Aviv Ltd. and Zvidan Investments Ltd. Our Board believes Mr. Shiff’s qualifications to serve as a member of our Board include his role as a past advisor to the Company and his history of success developing and operating new businesses.

Leonard J. Sokolow has served as a director since November 2015. Mr. Sokolow currently serves as CEO & President of Newbridge Financial, Inc. and Chairman of its broker dealer subsidiary, Newbridge Securities Corporation. Mr. Sokolow founded vFinance, Inc. in 1997, which merged with National Holdings Corporation (NASDAQ CM: NHLD), where he served as President and Vice Chairman of its Board of Directors. Mr. Sokolow also founded and served as Chairman and CEO of Americas Growth Fund, Inc., a closed-end investment management company (NASDAQ: AGRO) until it was sold. Prior to this, Mr. Sokolow was an executive for Applica, Inc. (formerly Windmere Corporation (NYSE: APN)), where he served as Executive Vice President and General Counsel. Mr. Sokolow, is also a CPA and worked for Ernst Young and KPMG. Mr. Sokolow earned a Bachelor of Arts degree in Economics and a concentration in Accounting. Mr. Sokolow also earned a Juris Doctorate degree from the University of Florida School of Law and a Masters of Law degree in Taxation from the New York University School of Law. Mr. Sokolow is on the Board of Directors, Chairman of the Audit Committee and a member of the Nominations and Corporate Governance Committees for Consolidated Water Company Ltd. (NASDAQ GS: CWCO). In addition, Mr. Sokolow has served the Board of Directors of, and Chairman of the Audit Committee for, Alberta Oil Sands, Inc. (TSXV: AOS.V). Our Board believes Mr. Soklow’s qualifications to serve as a member of our Board include his vast education and experience in the financial industry, his service on other public company boards and his history of executive leadership in developing and operating businesses.

Corporate Governance

Board Structure

We have chosen to separate the Chief Executive Officer and Board Chairman positions.  We believe that this Board leadership structure is the most appropriate for the Company.  Our chairman, the founder of the Company, provides us with significant experience in research and development. Our Chief Executive Officer is responsible for day to day operations, and brings significant experience to the Company.

Committees of the Board of Directors

On January 5, 2016, we established a separately-designated standing audit committee (the “Audit Committee”), consisting of two members, Leonard J. Sokolow and Rani Kohen. Mr. Sokolow is the Chairman of the Audit Committee and is deemed to be independent and the Board has determined that he is an audit committee financial expert, as defined in Item 5(d)(5) of Regulation S-K.  The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures.

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We presently do not have a nominating committee, compensation committee, or other committee or committees performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form such committees. Moving forward, at such time as the Board believes that such committees are necessary or desirable, or that we are required to have such committees, we will take steps to form such committees and adopt charters as may be required to comply with all applicable rules and regulations.

Code of Conduct

The Company does not currently have a Code of Conduct and Ethics to apply to all of our directors, officers and employees. In the near future, our Board intends to adopt a code which intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting. Upon approval by the Board, a copy of the Code of Conduct and Ethics will be available at our website www.safetyquicklight.com.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. Our Board believes that diversity brings a variety of ideas, judgments and considerations that benefit Safety Quick Lighting and our shareholders. Although there are many other factors, the Board seeks individuals with experience in business, financial and scientific research and development.

Board Assessment of Risk

Our risk management function is overseen by our Board. Our management keeps our Board apprised of material risks and provides our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect the Company, and how management addresses those risks. Mr. John Campi, as our Chief Executive Officer works closely together with the Board once material risks are identified on how to best address such risk. If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment.

Shareholder Communications

 Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 4400 North Point Parkway, Suite 154, Alpharetta, Georgia, 30022, Attention: Shareholder Communication. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Family Relationships

There are no family relationships among the directors and executive officers.

Involvement in Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries. None of our executive officers or directors have (i) been involved in any bankruptcy proceedings within the last ten years, (ii) been convicted in or has pending any criminal proceedings (other than traffic violations and other minor offenses), (iii) been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or (iv) been found to have violated any Federal, state or provincial securities or commodities law and such finding has not been reversed, suspended or vacated.

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Certain Relationships and Related Transactions

Unless otherwise stated in this prospectus, none of the following parties has, in our fiscal years ended 2014 and 2015, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	any of our directors or officers;
•	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
•	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

We are currently party to a consulting agreement with Mr. Rani Kohen, Chairman of the Company’s Board, pursuant to which we are required to pay cash compensation in the amount of $150,000 per year, the terms of which are more fully described in Mr. Kohen’s Consulting Agreement.

EXECUTIVE COMPENSATION

As a “smaller reporting company,” we have elected to follow scaled disclosure requirements for smaller reporting companies. Under the scaled disclosure obligations, we are not required to provide Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation. Nor are we required to quantify payments due to the named executives upon termination of employment. Management believes that the scaled disclosure for the Company’s executive compensation policy and practices is appropriate because we will be a small publicly-traded company, have only one named executive and have a relatively simple compensation policy and structure that has not changed in the last fiscal year.

Summary Compensation Table for Fiscal Years 2015 and 2014

The following information is related to the compensation paid, distributed or accrued by us for the last two fiscal years to our Chief Executive Officer (principal executive officer).  No other employee received compensation in excess of $100,000 in the past two fiscal years.

Name & Principal Position	Year	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
John P. Campi,	2014	$11,769	—	—	—	—	—	$—	$11,769
Chief Executive Officer (1)	2015	$102,000	—	$173,688	—	—	—	$14,376	$290,064

James R. Hills, former	2014	$155,308	—	$62,500	—	—	—	$11,077	$228,885
Chief Executive Officer (2)	2015	$—	—	—	—	—	—	$3,324	$3,324

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Outstanding Equity Awards at December 31, 2015 Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities underlying unexercised options exercisable	Number of Securities underlying unexercised options not exercisable	Option exercise or base price per share	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested	Value of Unearned Shares, Units or Other Rights Not Vested
John P. Campi Chief Executive Officer (1)	—	—	—	—	—	—	—	—

James R. Hills, former Chief Executive Officer (2)	—	—	—	—	—	—	—	—

(1)	Pursuant the CEO Agreement, Mr. Campi receives a gross annual salary of $102,000 per year. Mr. Campi also received 750,000 shares of the Company’s common stock, 250,000 shares of which vested on May 20, 2015, and 500,000 shares of which vested on December 31, 2015. The value of the Stock Award is based on the value of shares sold in connection with the Company’s most recent sale of securities in a private placement as of the time of the CEO Agreement, which was $0.25. Mr. Campi earned $14,376 in incentive compensation pursuant to the CEO Agreement during 2015.

(2)	James R. Hills resigned from his position as Chief Executive Officer on November 21, 2014. Pursuant to a mutual agreement and release between Mr. Hills and the Company dated November 21, 2014 (the “Hills Agreement”), Mr. Hills received 250,000 shares of the Company’s common stock upon his resignation, and released the Company of any obligations concerning future issuances of shares of the Company’s common stock under his employment agreement. The value of the Stock Awards is based on the value of shares sold in connection with the Company’s most recent sale of securities in a private placement as of the time of issuance, which was $0.25. Under the Hills Agreement, Mr. Hills will receive commissions equal to one half of one percent (0.50%) of gross revenue generated solely from orders placed by Home Depot for a period of thirty-six (36) months from the date of such agreement. Mr. Hills received $3,324 in commissions during 2015.

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Narrative Disclosure to Summary Compensation and Option Tables

Employment Agreements

On November 21, 2014, the Company entered into an Executive Employment Agreement (the “CEO Agreement”) with Mr. Campi to serve as its Chief Executive Officer. The CEO Agreement provided that Mr. Campi would serve for an initial term ending December 31, 2015. Mr. Campi continues to perform under the terms of the CEO Agreement, until such time as the parties agree upon an extension or modification of the terms therein.

Subject to other customary terms and conditions of such agreements, the CEO Agreement provides that Mr. Campi will receive a base salary of $102,000 per year, which may be adjusted each year at the discretion of the Company’s Board. As further consideration, the CEO Agreement included a sign-on bonus of 750,000 shares of the Company’s common stock, which has fully vested and all such shares have been issued to Mr. Campi.

The CEO Agreement also includes incentive compensation equal to (i) one half of one percent (0.50%) of the first $20,000,000 of the Company’s annual gross revenue plus one quarter of one percent (0.25%) of the Company’s annual gross revenue above $20,000,000; (ii) three percent (3%) of the Company’s annual net income; and (iii) five (5) year options to purchase shares of the Company’s common stock equal to one half of one percent (0.50%) of the Company’s quarterly net income, with a strike price to be determined at the time such options are granted. Mr. Campi earned $14,376 in incentive compensation pursuant to the CEO Agreement during 2015.

Consulting Agreement

On November 25, 2013, we entered into a Consulting Agreement with our founder and the Chairman or our Board, Rani Kohen (the “Consulting Agreement”). The term of the Consulting Agreement is for three (3) years, beginning on December 1, 2013. Subject to the customary terms and conditions of such agreements, the Consulting Agreement provides that Mr. Kohen will receive an annual consulting fee of $150,000, which may be increased each year at our Board’s discretion. As further consideration, the Consulting Agreement includes incentive compensation in the form cash, stock and/or options (i) equal to one-half a percent (0.50%) of our annual gross revenue; and (ii) to be determined by our Board on a project-by-project basis. Mr. Kohen earned $14,376 in incentive compensation pursuant to the Consulting Agreement during 2015.

Pursuant to the Consulting Agreement, if terminated by our Board without cause, Mr. Kohen will be entitled to receive all unpaid salary due through the term of the Consulting Agreement, and any incentive compensation or other bonus compensation then due. If otherwise terminated by the Board, Mr. Kohen will be entitled to only receive 50% of the unpaid applicable annual consulting fee. Under the Consulting Agreement, termination for cause includes (i) an act of fraud, embezzlement, or theft; (ii) a material violation of the Consulting Agreement left uncured for more than 30 days; or (iii) Mr. Kohen’s death, disability or incapacity.

Outstanding Equity Awards

On November 15, 2015, the Board authorized the Company to grant certain securities under the Incentive Plan and Directors Compensation Plan, in the aggregate amount of up to 3,810,000 options to purchase shares of our common stock, vesting in part immediately and entirely over the next two years, and up to 75,000 shares of our common stock, vesting immediately. As of April 29, 2016, the Company has entered into Option Award Agreements with three grantees, pursuant to awards granted on November 15, 2015 under the Incentive Plan, consisting of up to 1,150,000 options to purchase shares of the Company’s common stock, of which options to purchase up to 650,000 shares of common stock vest immediately, options to purchase up to 350,000 shares of common stock will vest on November 15, 2016 and options to purchase up to 150,000 shares of common stock will vest on November 15, 2017 (the “Incentive Plan Issuances”). Also as of April 29, 2016, the Company has entered into Stock Award Agreements with two grantees to issue 75,000 shares of its common stock, vesting immediately. The exercise of such awards is contingent upon attainment of majority shareholder approval of the Incentive Plan, which will become effective on July 31, 2016, as more fully set forth in the Company’s Definitive Information Statement on Schedule 14C filed on July 11, 2016 (the “Definitive 14C”).

See subsection “Stock Incentive Plan Information” below for additional information concerning the Incentive Plan.

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Director Compensation

We do not pay cash compensation to our directors for service on our Board.  Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as board members.

Director Compensation Policy

On November 15, 2015, our Board approved the Company’s Director Compensation Policy (the “Director Compensation Policy”) applicable to members of the Board who are not employees of the Company (each, an “Eligible Director”). Under the Director Compensation, upon election to the Board, a new Eligible Director shall be entitled to a grant of 50,000 shares of our common stock and an option to purchase up to 150,000 shares of our common stock, vested monthly and fully vested after one year, at a price per share determined as of the date of grant, based on (i) the prior days’ closing price if there is a public market for our common stock, or (ii) if there is no public market for our common stock, the price per share in our most recently completed private placement of our common stock or convertible securities (“Director Options”). The amount of shares and Director Options shall be prorated based on the date of a new Eligible Director’s appointment relative to the term remaining, if applicable.

Eligible Directors will also receive Director Options to purchase either (i) 10,000 shares of our common stock for each Board meeting in which such Eligible Director attends in person, or (ii) 5,000 shares of our common stock for each Board meeting in which such Eligible Director attends telephonically. Eligible Directors will also receive Director Options to purchase 25,000 shares of our common stock following each year in which he or she has served on the Board. Director Options will vest monthly over the course of the year following the date such Director Options are granted, and must be exercised within five years of the grant date.

In addition, the Director Compensation Policy provides that (i) the chairperson of the Board will receive Director Options to purchase 100,000 shares of our common stock as an annual retainer, payable quarterly, unless otherwise provided by an independent compensation agreement; (ii) the chairperson of the Corporate Governance and Nominating Committee of the Board, if applicable, will receive Director Options to purchase 25,000 shares of our common stock as an annual retainer, payable quarterly; (iii) the chairperson of the Audit Committee of the Board, if applicable, will receive a number of shares of common stock equal to $12,000, based on the same price per share method applied to Director Options, and Director Options to purchase 50,000 shares of our common stock, both as an annual retainer, payable quarterly; (iv) the chairperson of the Compensation Committee of the Board, if applicable, will receive Director Options to purchase 30,000 shares of our common stock as an annual retainer, payable quarterly; (v) other members of the Audit Committee of the Board, if applicable, will receive Director Options to purchase 15,000 shares of our common stock as an annual retainer, payable quarterly; and (vi) other members of the Corporate Governance Committee and Nominating and Compensation Committee of the Board, if applicable, will receive Director Options to purchase 10,000 shares of our common stock as an annual retainer, payable quarterly.

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Director Compensation

The following table shows for the fiscal year ended December 31, 2015, certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Total
Rani Kohen (2)	$0	$0	$0	$0
Phillips Peter (3)(4)	$0	$0	$0	$0
Thomas Ridge (3)(4)	$0	$0	$0	$0
Dov Shiff (3)	$0	$0	$0	$0
Leonard Sokolow (3)(5)	$0	$30,000	$90,000	$120,000

(1)	These amounts are the aggregate fair value of the equity compensation paid to our directors during the fiscal year. The aggregate fair value is computed in accordance with FASB ASC Topic 718. See Note 2 to our consolidated financial statements contained in this prospectus regarding assumptions underlying valuation of equity instruments.

(2)	Mr. Kohen has served as a Chairman of the Board since November 2012.

(3)	Messrs. Ridge, Peter, Shiff and Sokolow have each served as a member of our Board since June 2013, November 2012, February 2014, and November 2015, respectively.

(4)	Messrs. Peter and Ridge each received options on September 3, 2013, which expire five (5) years from the grant date, to purchase 100,000 shares of our common stock at an exercise price of $0.375 as compensation for past services on our Board.

(5)	The Board authorized a grant of stock and option awards to Mr. Sokolow on November 15, 2015 pursuant to the Director Compensation Policy, in connection with the Board’s approval of the policy and his appointment to our Board. On January 25, 2016, the Company issued to Mr. Sokolow (i) 50,000 shares of our common stock in connection with his appointment to the Board on November 15, 2016; (ii) Director Options to purchase up to 150,000 shares of our common stock at $0.60 per share in connection with his appointment to the Board on November 15, 2016; and (iii) 12,000 shares of our common stock in connection with his appointment as the Chairman of our Audit Committee on January 5, 2016, the value of which was based on the value of shares sold in connection with the Company’s recent sale of securities in a private placement as of the time of issuance, which was $1.00 per share (collectively, the “Director Compensation Issuances”)

Stock Incentive Plan Information

The following table sets forth equity compensation plan information as of December 31, 2015:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans not approved by security holders:
2015 Stock Incentive Plan (1)	3,885,000	$0.84	1,115,000
Equity compensation plans approved by security holders	—	—	—
Total	3,885,000	$0.84	1,115,000

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(1)	Of the grants authorized by the Board on November 15, 2015, which are discussed in more detail below, options to purchase up to 410,000 shares of common stock were granted with an exercise price to be determined by the Company. An exercise price has not been determined; for the purposes of calculating the weighted-average exercise price, an exercise price of $1.00 per share was assumed, which is the most recent sales price of the Company’s securities in a private placement.

The 2015 Stock Incentive Plan

On April 27, 2015, our Board approved the Company’s 2015 Stock Incentive Plan (the “Incentive Plan”). Under the Incentive Plan, the Board has the sole authority to implement, interpret, and/or administer the Incentive Plan unless the Board delegates (i) all or any portion of its authority to implement, interpret, and/or administer the Incentive Plan to a committee of the Board, or (ii) the authority to grant and administer awards under the Incentive Plan to an officer of the Company. The Incentive Plan relates to the issuance of up to 5,000,000 shares of our common stock, subject to adjustment, and shall be effective for ten (10) years, unless earlier terminated. No single participant under the Incentive Plan may receive more than 25% of all options awarded in a single year.

Any employee of the Company or an affiliate, a director, or a consultant to the Company or an affiliate may be an “Eligible Person” under the Incentive Plan. The Incentive Plan provides Eligible Persons the opportunity to participate in the enhancement of shareholder value by the award of options and Common Stock, granted as stock bonus awards, restricted stock awards, deferred share awards and performance-based awards, under the Incentive Plan. The Company may make payment of bonuses and/or consulting fees to certain Eligible Persons in options and common stock, or any combination thereof.

Certain options to be granted to employees under the Incentive Plan are intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), while other options granted under the Incentive Plan will be nonqualified options not intended to qualify as Incentive Stock Options ISOs (“Nonqualified Options”), either or both as provided in the agreements evidencing the options described.

The Incentive Plan further provides that awards granted under the Incentive Plan cannot be exercised until a majority of the Company’s shareholders have approved the Incentive Plan. Actions by a majority of shareholders approving the Incentive Plan will become effective on July 31, 2016, as more fully set forth in the Company’s Definitive 14C.

Stock Options

The Board, or the appointed committee, shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to the Incentive Plan who are to receive options under the Incentive Plan, (ii) to determine the number of shares of common stock to be covered by such options and the terms thereof, (iii) to determine the type of option granted (ISO or Nonqualified Option), and (iv) to determine other such details concerning the vesting, termination, exercise, transferability and payment of such options. The Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement. Subject to the express provisions of the Incentive Plan, the committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, to interpret the Incentive Plan, to prescribe and amend the terms of the option agreements and to make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.

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The exercise price per share for common stock of options granted under the Incentive Plan shall be determined by the Committee, but in no case shall be less than one hundred percent (100%) of the fair market value of the common stock (determined in accordance with the Incentive Plan at the time the option is granted), provided that, with respect to ISOs granted to a person who holds ten percent (10%) or more of the total combined voting power of all classes of stock of the Company, the exercise price per share for common stock shall not be less than 110% of the fair market value of the common stock. The fair market value of the common stock with respect to which ISOs may be exercisable for the first time by any Eligible Person during any calendar year under all such plans of the Company and its affiliates shall not exceed $100,000, or such other amount provided in Section 422 of the Code.

Bonus and Restricted Stock Awards

The Board, or the applicable committee, may, in its sole discretion, grant awards of common stock in the form of bonus awards and restricted stock awards. Each stock award agreement shall be in such form and shall contain such terms and conditions as the Board, or the committee, deems appropriate. The terms and conditions of each stock award agreement may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate stock award agreements need not be identical.

Deferred Stock Awards

The Board, or the committee, may authorize grants of shares of common stock to be awarded at a future date upon such terms and conditions as the Board, or the committee, may determine. Such awards shall be conferred upon the Eligible Person as consideration for the performance of services and subject to the fulfillment of specified conditions during the deferral period. Each deferred stock award agreement shall be in such form and shall contain such terms and conditions as the Board, or the committee, deems appropriate. The terms and conditions of each deferred stock award agreement may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate deferred stock award agreements need not be identical.

Performance Share Awards

The Board, or the committee, may authorize grants of shares of common stock to be awarded upon the achievement of specified performance objectives, upon such terms and conditions as the Board, or the committee, may determine. Such awards shall be conferred upon the Eligible Person upon the achievement of specified performance objectives during a specified performance period, such objectives being set forth in the grant and including a minimum acceptable level of achievement and, optionally, a formula for measuring and determining the number of performance shares to be issued. Each performance share award agreement shall be in such form and shall contain such terms and conditions as the Board, or the committee, deems appropriate. The terms and conditions of each performance share award may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate performance share award agreements need not be identical.

Adjustments

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the common stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of common stock subject to outstanding options and other awards under the Incentive Plan and (ii) the number of and class of shares then reserved for issuance under the Incentive Plan and the maximum number of shares for which awards may be granted to an Eligible Person during a specified time period shall be appropriately and proportionately adjusted. The Board, or a committee, shall make such adjustments, and its determinations shall be final, binding and conclusive.

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Change in Control

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while options or stock awards remain outstanding under the Incentive Plan, unless provisions are made in connection with such transaction for the continuance of the Incentive Plan and/or the assumption or substitution of such options or stock awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the stock option or stock award agreement, will terminate immediately as of the effective date of any such merger, consolidation or sale.

Federal Income Tax Consequences

Subject to other customary terms, the Company may, prior to certificating any common stock, deduct or withhold from any payment pursuant to a stock option or stock award agreement an amount that is necessary to satisfy any withholding requirement of the Company in which it believes, in good faith, is necessary in connection with U.S. federal, state, local or transfer taxes as a consequence of the issuance or lapse of restrictions on such common stock.

Indemnification of Officers and Directors

Our bylaws provide that we shall indemnify, to the fullest extent permitted by applicable law, our officers, directors, employees and agents against expenses incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors, employees, agents or in other capacities. We currently maintain director’s and officer’s liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of common stock by: (i) each director, (ii) each of the executive officers of the Company, (iii) all current directors and executive officers as a group, and (iv) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock. Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of July 15, 2016.

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Directors and Named Executive Officers

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Common Stock	KRNB Holdings LLC 3245 Peachtree Parkway Suwanee, GA 30024 (2)	8,003,969	17.19%

Common Stock	Mr. Phillips Peter 1140 Connecticut Avenue, NW Suite 510 Washington, D.C. 20036 (3)	300,000	*

Common Stock	Mr. Thomas Ridge 1140 Connecticut Avenue, NW Suite 510 Washington, D.C. 20036 (4)	1,225,000	2.61%

Common Stock	Mr. Dov Shiff 167 Hayarkon Street Tel Aviv 31032 Israel (5)	14,964,618	29.43%

Common Stock	Mr. Leonard Sokolow 4400 North Point Parkway Suite 154 Alpharetta, GA 30022 (6)	262,000	*

Common Stock	John P. Campi 4400 North Point Parkway Suite 154 Alpharetta, GA 30022 (7)	1,050,000	2.26%

Common Stock	All Directors and Officers as a Group (6 persons)	25,808,587	50.16%

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Stockholders with 5% Beneficial Ownership

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Common Stock	Mr. Dov Shiff 167 Hayarkon Street Tel Aviv 31032 Israel (5)	14,964,618	29.43%

Common Stock	KRNB Holdings LLC 3245 Peachtree Parkway Suwanee, GA 30024 (2)	8,003,969	17.19%

Common Stock	Motek 7 SQL LLC 19101 Mystic Pointe Drive Apt. 2808 Aventura, FL 33180 (8)	7,771,566	16.69%

Common Stock	Pitch Energy Corporation P.O. Box 400 Ruidoso, NM 88355 (9)	3,666,667	7.60%

Common Stock	David S. Nagelberg 2003 Revocable Trust DTD 7/2/03 99 Coast Boulevard, Unit 21 DE LaJolla, CA 92037 (10)	3,615,865	7.25%

Common Stock	Steven Siegelaub 2801 N. University Dr. Suite 301 Coral Springs, FL 33065 (11)	4,577,875	9.27%

Common Stock	Harry Mittelman Rev. Living Trust 12100 Kate Drive Los Altos Hills, CA 94022 (12)	2,599,519	5.32%

* Less than 1%

(1)	Applicable percentages are based on 46,553,343 shares outstanding, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2)	Mr. Rani Kohen beneficially owns these shares as Manager of KRNB Holdings LLC.

(3)	Mr. Phillips Peter beneficially owns 300,000 shares of our common stock, including (i) 200,000 shares of common stock, and (ii) 100,000 shares of common stock issuable upon exercise of options held by Mr. Peter.

(4)	Mr. Thomas Ridge beneficially owns 1,225,000 shares of our common stock, including (i) 875,000 shares of common stock, (ii) 100,000 shares of common stock issuable upon exercise of options held by Mr. Thomas Ridge, (iii) 50,000 shares of common stock issuable upon exercise of Warrants issued pursuant to the Notes Offering and (iv) 200,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.

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(5)	Mr. Dov Shiff beneficially owns 14,964,618 shares of our common stock, including (i) 10,674,618 shares of common stock, which includes 1,670,000 shares of common stock obtained pursuant to the May 2015 Stock Offering, (ii) 1,690,000 shares of common stock issuable upon exercise of Warrants issued pursuant to the Notes Offering, and (iv) 2,600,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering. The number of shares beneficially owned does not include a number of shares which may be issuable for interest accrued under Mr. Shiff’s Note issued pursuant to the Notes Offering.

(6)	Mr. Leonard J. Sokolow beneficially owns 262,000 shares of our common stock, including (i) 112,000 shares of common stock, which includes 50,000 shares of common stock obtained pursuant to the November 2015 Stock Offering, and (ii) 150,000 shares of common stock issuable upon the exercise of Director Options.

(7)	Mr. John P. Campi beneficially owns 1,050,000 shares of our common stock, including (i) 750,000 shares of common stock obtained pursuant to the CEO Agreement, all of which have vested and been issued, (ii) 250,000 shares of common stock obtained pursuant to the May 2015 Stock Offering, and (iii) 50,000 shares of common stock obtained pursuant to the November 2015 Stock Offering.

(8)	Mr. Hillel Bronstein beneficially owns these shares of our common stock as Manager of Motek 7 SQL LLC.

(9)	Pitch Energy Corporation beneficially owns 3,666,667 shares of our common stock, including (i) 2,000,000 shares of common stock obtained in the April 2016 Stock Sale, and (ii) 1,666,667 shares of common stock issuable upon exercise of the April 2016 Sale Warrant.

(10)	The David S. Nagelberg 2003 Revocable Trust DTD 7/2/03 beneficially owns 3,615,865 shares of our common stock, including (i) 315,865 shares of common stock, (ii) 1,300,000 shares of common stock issuable upon exercise of Warrants issued pursuant to the Notes Offering and (iii) 2,000,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.

(11)	Mr. Steven Siegelaub, in his personal capacity and as the Managing Member of 301 Office Ventures, LLC, Enterprise 2013, LLC, Investment 2013, LLC, and Safety Investors 2014, LLC beneficially owns 4,577,875 shares of our common stock, including (i) 83,333 shares of common stock held by him and his wife personally obtained pursuant to the May 2015 Stock Offering, (ii) 875,000 shares of common stock owned by 301 Office Ventures, LLC, (iii) 762,254 shares of common stock beneficially owned by Enterprise 2013, LLC, consisting of (a) 577,046 shares of common stock and (b) 185,208 shares of common stock issuable upon exercise of certain warrants owned by Enterprise 2013, LLC, (iv) 1,189,972 shares of common stock beneficially owned by Investment 2013, LLC, consisting of (a) 219,303 shares of common stock, (b) 194,134 shares of common stock issuable upon exercise of Warrants issued pursuant to the Notes Offering, and (c) 776,535 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering, and (v) 1,667,316 shares of common stock beneficially owned by Safety Investors 2014, LLC, consisting of (a) 17,316 shares of common stock, (b) 650,000 shares of common stock issuable upon exercise of Warrants issued pursuant to the Notes Offering, and (c) 1,000,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.

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(12)	The Harry Mittelman Revocable Living Trust beneficially owns 2,599,519 shares of our common stock, including (i) 289,519 shares of common stock, (ii) 910,000 shares of common stock issuable upon exercise of Warrants issued pursuant to the Notes Offering and (ii) 1,400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.

RELATED PARTY TRANSACTIONS

We are currently party to a consulting agreement with Mr. Rani Kohen, Chairman of the Company’s Board, pursuant to which we are required to pay cash compensation in the amount of $150,000 per year.

DESCRIPTION OF SECURITIES

We are authorized to issue 500,000,000 shares of common stock, no par value.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Registration Rights

On November 26, 2013, May 8, 2014 and June 25, 2014, we entered into registration rights agreements (the “Notes Registration Rights Agreements”) with investors in connection with the Notes Offering. The Notes Registration Rights Agreements required us to file, within sixty (60) days following execution of the applicable Notes Registration Rights Agreement and to have a registration statement declared effective by the SEC within ninety (90) days thereafter. Our registration statement declared effective by the SEC on October 22, 2014 was filed to satisfy our obligation under the Notes Registration Rights Agreements.

Because we were unable to file a registration statement pursuant to terms of each Notes Registration Rights Agreement dated as of November 26, 2013 and May 8, 2014, we were in default under such Notes Registration Rights Agreements for the Notes sold in November 2013 and May 2014 until we filed the registration statement on August 1, 2014. In addition, because we were unable to have such registration statement declared effect pursuant to terms of each Notes Registration Rights Agreement dated as of November 26, 2013 and May 8, 2014, we were in default under such Notes Registration Rights Agreements for the Notes sold in November 2013 and May 2014 until the Notes Registration Statement was declared effective by the SEC on October 22, 2014. The penalties associated with the Notes Registration Rights Agreements were paid by the Company to the holders of the Notes sold in November 2013 and May 2014 in the form of cash or shares of our common stock, based on each holder’s election.

In connection with the 2015 Stock Offerings, the Company entered into a 2015 Registration Rights Agreement with each investor, whereby the Company agreed to prepare and file a registration statement with the SEC to register the 2015 Offering Shares within one hundred fifty (150) days after date of the applicable registration rights agreement. If the Company could not file the registration statement by such date using its reasonable efforts for each applicable registration rights agreement, the Company would have been required to pay a filing default penalty to the applicable investor equal to two percent (2%) of the gross proceeds paid by such investor.

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Agreement and Waiver and Letter Agreement to Convert

On December 11, 2014, the Company sent a letter to the holders of Notes dated November 26, 2013 concerning the first interest payments under their Notes. The Company invited such holders to convert their first interest payments into shares of the Company’s common stock pursuant to an agreement and waiver, which granted the Company an extension, deferring the Company’s obligation to make payment of interest due through November 26, 2014 until February 24, 2015, during which time such deferment would not be considered an Event of Default under such holder’s Note (the “Agreements and Waiver”). In return for granting the extension, the Company offered to capitalize the interest due as of November 26, 2015 at a rate of 12%, which was convertible into shares of the Company’s common stock at the conversion price of $0.25 per share, as of February 24, 2014, unless such holder requested to receive the such additional interest in cash 15 days prior to the end of the extension. On January 23, 2015, the Company sent a letter agreement to the holders of Notes dated November 26, 2013 and May 8, 2014 inviting them to convert their compounded interest, interest due under the Notes, and filing default damages and effectiveness default damages related to their Notes Registration Rights Agreements (the “Letter Agreements to Convert”).

Agreements to Forbear

In November 2015, the Company invited the holders of Notes dated November 26, 2013, with respect to outstanding principal and interest due under their respective Notes, to (i) receive payment in cash, (ii) convert their Notes into shares of the Company’s common stock, or (iii) forbear an election for three (3) months, or until February 26, 2016, pursuant to a forbearance agreement, during such time interest under their respective Notes would continue to accrue. In February 2016, the Company invited the same holders to extend their forbearance period to make an election to convert or redeem their Notes for an additional three months, or until May 26, 2016, under the same terms as the first forbearance agreements.

The Preferred Option

In May 2016, the Company invited the same holders, as well as holders of Notes dated May 8, 2014 and June 25, 2014 (who had not already made an election to redeem or convert their Notes), to forbear or extend their forbearance period to make an election to convert or redeem their Notes until July 31, 2016 (the “Third Forbearance”). The Third Forbearance, however, introduced a third option for all holders of outstanding Notes (the “Preferred Option”), providing for such holders to convert their respective Note(s) into convertible preferred stock of the Company (the “Preferred Stock”). The holders will have through the period of the Third Forbearance to consider and elect the Preferred Option, or at any time prior or after to elect to redeem or convert their respective Note(s) pursuant to its terms. For those holders electing the Preferred Option, such holders will receive shares of Preferred Stock on a 1 to 1 ratio to the number of shares of the Company’s common stock which are then convertible under their respective Note(s). With respect to interest on junior securities, dividends, distributions or liquidation preference, shares of Preferred Stock will rank senior to shares of the Company’s common stock or other junior securities.

Along with other terms customary for a class of convertible preferred stock, the Preferred Stock will be convertible into shares of the Company’s common stock at the same conversion price as the Notes (i.e., USD $0.25 per share), and will pay interest quarterly at a rate of six percent (6%). The Preferred Stock will be convertible upon the election of the holder thereof. Shares of the Preferred Stock may be repurchased by the Company upon 30 days’ prior written notice, in whole or in part, for USD $3.50 per share, provided that during such notice period the holder will continue to have the option and right to convert its shares of Preferred Stock into shares of the Company’s common stock. Holders will also have a put option, allowing them to sell their shares of Preferred Stock back to the Company at USD $0.25 per share, the Note conversion price.

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Notes converted into shares of Preferred Stock will be terminated. As a consequence, application of the Preferred Option will result in the substantially same number of shares convertible into the Company’s common stock (either pursuant to the Notes or the Preferred Stock) as is presently the case. Therefore, the Preferred Option will cause no material dilutive change to the Company’s outstanding equity.

The Company’s Board of Directors and a majority of shareholders approved the Preferred Stock and Preferred Option, which will become effective on July 31, 2016, as more fully set forth in the Company’s Definitive 14C.

Anti-Takeover Provisions – Florida Law

Unless a corporation opts out, the Florida Business Corporation Act (FBCA) prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a “control share acquisition” unless the holders of a majority of the corporation’s voting shares (exclusive of shares held by officers of the corporation, inside directors, or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined in the FBCA as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within any of the following ranges of voting power: one-fifth or more but less than one-third of all voting power, one-third or more but less than a majority of all voting power, and a majority or more of all voting power. However, an acquisition of a publicly-held Florida corporation’s shares is not deemed to be a control-share acquisition if it is either (i) approved by such corporation’s board of directors before the acquisition, or (ii) made pursuant to a merger agreement to which such Florida corporation is a party. Our articles of incorporation include a provision which opts us out of the “control share acquisition” statute under the FBCA.

Dividends

We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

Transfer Agent

Pacific Stock Transfer is acting as our transfer agent.  The address information for Pacific Stock Transfer is 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, the phone number is (702) 361-3033 and the facsimile is (702) 433-1979.

Share Eligible for Future Sale

We are registering 4,582,666 shares of common stock, of which all such shares are issued and outstanding.

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PLAN OF DISTRIBUTION

Shares of the Company’s common stock are quoted on the OTC Pink marketplace under the symbol “SQFL”. To the Company's knowledge, only a small percentage of our total issued and outstanding shares of common stock have been deposited with broker/dealers as of the date of this prospectus, and no shares of our common stock have yet been offered for sale. Therefore, while our shares of common stock are eligible for trading, a liquid public market has not yet developed. We cannot predict the future prices at which our shares will trade, or the liquidity of a public market for our shares of common stock, should one develop.

Selling security holders are offering up to 4,582,666 shares of common stock. The selling security holders may offer their shares at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling security holders.

The securities offered by this prospectus will be sold by the selling security holders from time to time, in one or more transactions. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker’s transactions or privately negotiated transactions.

The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling security holders, the pledge in such loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter bulletin board, the selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

In addition to the above, each of the selling security holders will be affected by the applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person. Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling security holder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling security holder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

Following the effectiveness of this registration statement, of which this prospectus amends and forms a part, the selling security holders may, from time to time on a continuous basis, offer and sell their shares registered under this registration statement.

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There can be no assurances that the selling security holders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling security holders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling security holders or us, we will file a post-effective amendment to the Registration Statement, of which this prospectus amends and forms a part, disclosing such matters.

OTC Marketplace Considerations

The OTC marketplace is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC marketplace. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC marketplace.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC markets have no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC marketplace securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York.

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EXPERTS

The audited consolidated financial statements appearing in this prospectus and Registration Statement for the years ended December 31, 2015 and 2014, have been audited by L&L CPAS, PA, f/k/a Bongiovanni & Associates, PA, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed this registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of common stock to be sold in this offering. This prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement.  For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the Registration Statement.  Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract, agreement or other document.

We are required to file annual, quarterly and current reports and other information with the SEC. You can read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This information is also available from the SEC’s website at http://www.sec.gov.

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FINANCIAL STATEMENTS

Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Balance Sheets
For the Period Ended March 31, 2016
(Unaudited)

	(Unaudited)	(Audited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash	$12,502	$450,868
Accounts receivable	994,822	234,309
Inventory	199,486	263,871
Prepaid expenses	43,810	35,770
Other current assets	210	210
Total current assets	1,250,830	985,028

Furniture and Equipment - net	129,428	127,521

Other assets:
Patent - net	87,992	83,174
Debt issue costs - net	6,036	14,605
GE trademark license - net	6,515,050	7,123,746
Other assets	65,714	65,714
Total other assets	6,674,792	7,287,239

Total assets	$8,055,050	$8,399,788

Liabilities and Stockholders (Deficit)
Current liabilities:
Accounts payable & accrued expenses	$1,242,051	$807,798
Convertible debt - net of debt discount $197,331 and $474,283 at	3,926,902	3,989,950
March 31, 2016 and December 31, 2015 respectively
Convertible debt - related parties - net of debt discount $-0- and	50,000	50,000
$-0- at March 31, 2016 and December 31, 2015 respectively
Notes payable - current portion	109,252	107,944
Advance from related party	500,000	—
Derivative liabilities	22,160,974	24,157,838
Other current liabilities	43,718	46,010
Total current liabilities	28,032,897	29,159,540

Long term liabilities:
Convertible debt	—	—
Notes payable	165,420	193,800
GE royalty obligation	11,679,557	11,795,855
Total long term liabilities	11,844,977	11,989,655

Total liabilities	39,877,874	41,149,195

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Stockholders' deficit:
Common stock: $0 par value, 500,000,000 shares authorized;
43,653,343 and 41,501,251 shares issued and outstanding
at March 31, 2016 and December 31, 2015 respectively	4,056,601	2,892,078
Common stock to be issued	—	625,000
Additional paid-in capital	6,472,427	6,472,427
Accumulated deficit	(42,316,410)	(42,703,470)
Total Stockholders' deficit	(31,787,382)	(32,713,965)
Noncontrolling interest	(35,442)	(35,442)
Total Deficit	(31,822,824)	(32,749,407)

Total liabilities and stockholders' deficit	$8,055,050	$8,399,788

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statements of Operations
Three Months Ended March 31, 2016
(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
Sales	$1,748,061	$1,419,217

Cost of sales	(1,564,045)	(1,239,728)

Gross profit	184,016	179,489

General and administrative expenses	(1,427,779)	(1,247,373)

Loss from operations	(1,243,763)	(1,067,884)

Other income (expense)
Interest expense	(366,040)	(748,522)
Change in fair value of embedded derivative liabilities	1,996,863	462,174
Total other income (expense) - net	1,630,823	(286,348)

Net income (loss) including noncontrolling interest	387,060	(1,354,232)
Less: net loss attributable to noncontrolling interest	—	(2)
Net income (loss) attributable to Safety Quick Lighting & Fans Corp.	$387,060	$(1,354,230)

Net income (loss) per share - basic and diluted	$0.01	$(0.04)

Weighted average number of common shares outstanding during the year
basic and diluted	35,946,332	33,887,925

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statements of Cash Flows
Three Months Ended March 31, 2016
(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income loss attributable to Safety Quick Lighting & Fans Corp.	$387,060	$(1,354,230)
Net income loss attributable to noncontrolling interest	—	(2)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	6,413	5,404
Amortization of debt issue costs	8,569	38,612
Amortization of debt discount	276,951	536,402
Amortization of patent	1,777	1,015
Amortization of GE trademark license	608,696	602,006
Change in fair value of derivative liabilities	(1,996,863)	(462,174)
Stock options issued for services - related parties	42,000	—
Change in operating assets and liabilities:
Accounts receivable	(760,513)	(1,419,217)
Prepaid expenses	(8,041)	13,729
Inventory	64,385	—
Royalty payable	(116,298)	(75,130)
Other	(2,292)	(5,334)
Accounts payable & accrued expenses	434,255	694,943
Net cash used in operating activities	(1,053,901)	(1,423,976)

Cash flows from investing activities:
Purchase of property & equipment	(8,320)	(1,490)
Payment of patent costs	(6,595)	(5,956)
Net cash used in investing activities	(14,915)	(7,446)

Cash flows from financing activities:
Repayments of convertible notes	(340,000)	—
Proceeds from related party advance	500,000	—
Stock issued in exchange for interest	157,523	400,311
Stock issued in exchange for principal	40,000	—
Repayments of note payable	(27,073)	(25,682)
Proceeds from issuance of stock	300,000	—
Net cash provided by financing activities	630,450	374,629

(Decrease) cash and cash equivalents	(438,366)	(1,056,793)
Cash and cash equivalents at beginning of period	450,868	1,241,487
Cash and cash equivalents at end of period	$12,502	$184,694

Supplementary disclosure of cash flow information
Cash paid during the period for:
Interest	$121,232	$4,964

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Note 1 Organization and Nature of Operations

Safety Quick Lighting & Fans Corp., a Florida corporation (the “Company”), was originally organized in May 2004 as a limited liability company under the name of Safety Quick Light, LLC“”. The Company was converted to corporation on November 6, 2012. The Company holds a number of worldwide patents, and has received a variety of final electrical code approvals, including UL Listing and CSA approval (for the United States and Canadian Markets), and CE (for the European market). The Company maintains an office in Foshan, Peoples Republic of China with five staff consisting of four engineers and/or quality control inspectors/engineers.

The Company is engaged in the business of developing proprietary technology that enables a quick and safe installation of electrical fixtures, such as light fixtures and ceiling fans, by the use of a power plug installed in ceiling and wall electrical junction boxes. The Company’s main technology consists of a weight bearing, fixable socket and a revolving plug for conducting electric power and supporting an electrical appliance attached to a wall or ceiling. The socket is comprised of a nonconductive body that houses conductive rings connectable to an electric power supply through terminals in its side exterior.

The plug is also comprised of a non-conductive body that houses corresponding conductive rings, attaches to the socket via a male post and is capable of feeding electric power to an appliance. The plug also includes a second structural element allowing it to revolve and a releasable latching which, when engaged, provides a retention force between the socket and the plug to prevent disengagement. The socket and plug can be detached by releasing the latch, disengaging the electric power from the plug. The socket is designed to replace the support bar incorporated in electric junction boxes, and the plug can be installed in light fixtures, ceiling fans and wall sconce fixtures.

The Company markets consumer friendly, energy saving “plug-in” ceiling fans and light fixtures under the General Electric

(“GE”) brand as well as “conventional” ceiling lights and fans carrying the GE brand. The Company also owns 98.8% of SQL Lighting & Fans LLC (the “Subsidiary”). The Subsidiary was formed in Florida on April 27, 2011, and is in the business of manufacturing the patented device that the Company owns. The Subsidiary had no activity during the periods presented.

The Company’s fiscal year end is December 31.

Note 2 Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable and inventory, estimated useful lives and potential impairment of property and equipment, the valuation of intangible assets, estimate of fair value of share based payments and derivative liabilities, estimates of fair value of warrants issued and recorded as debt discount, estimates of tax liabilities and estimates of the probability and potential magnitude of contingent liabilities.

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Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-conforming events. Accordingly, actual results could differ significantly from estimates.

Risks and Uncertainties

The Company’s operations are subject to risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in its sales and earnings. The factors expected to contribute to this variability include, among others, (i) the uncertainty associated with the commercialization and ultimate success of the product, (ii) competition inherent at large national retail chains where product is expected to be sold (iii) general economic conditions and (iv) the related volatility of prices pertaining to the cost of sales.

Principles of Consolidation

The consolidated financial statements include the accounts of Safety Quick Lighting & Fans Corp and the Subsidiary, SQL Lighting & Fans LLC. All inter-company accounts and transactions have been eliminated in consolidation.

Non-controlling Interest

In May 2012, in connection with the sale of the Company’s membership units in the Subsidiary, the Company’s ownership percentage in the Subsidiary decreased from 98.8% to 94.35%. The Company then reacquired these membership units in June 2013, increasing the ownership percentage from 94.35% back to 98.8%. During 2014, there was no activity in the Subsidiary. Its pro rata share of the Company’s 2014 and 2015 loss from operations is recognized in the financial statements.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions, and all highly liquid investments with an original maturity of three months or less. The Company had $12,502 and $450,868 in money market as of March 31, 2016 and December 31, 2015, respectively.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future bad debts, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible.

The Company’s net balance of accounts receivable for three months ended March 31, 2016 and for the year ended December 31, 2015:

	March 31, 2016 (Unaudited)	December 31, 2015 (Audited)

Accounts Receivable	$994,822	$234,309
Allowance for Doubtful Accounts	—	—
Net Accounts Receivable	$994,822	$234,309

All amounts are deemed collectible at March 31, 2016 and December 31, 2015 and accordingly, the Company has not incurred any bad debt expense at March 31, 2016 and March 31, 2015.

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Inventory

Inventory consists of finished goods purchased, which are valued at the lower of cost or market value, with cost being determined on the first-in, first-out method. The Company periodically reviews historical sales activity to determine potentially obsolete items and also evaluates the impact of any anticipated changes in future demand.

At March 31, 2016 and December 31, 2015, the Company had $199,486 and $263,871 in inventory, respectively. The Company will maintain an allowance based on specific inventory items that have shown no activity over a 24month period. The Company tracks inventory as it is disposed, scrapped or sold at below cost to determine whether additional items on hand should be reduced in value through an allowance method. As of March 31, 2016 and December 31, 2015, the Company has determined that no allowance is required.

Valuation of Long-lived Assets and Identifiable Intangible Assets

The Company reviews for impairment of long-lived assets and certain identifiable intangible assets whenever events or changes in circumstances indicate that the carrying amount of any asset may not be recoverable. In the event of impairment, the asset is written down to its fair market value. The Company determined no impairment adjustment was necessary for the periods presented.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation, and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 5-7 years of the respective assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Intangible Asset - Patent

The Company developed a patent for an installation device used in light fixtures and ceiling fans. Costs incurred for submitting the applications to the United States Patent and Trademark Office for these patents have been capitalized. Patent costs are being amortized using the straight-line method over the related 15 year lives. The Company begins amortizing patent costs once a filing receipt is received stating the patent serial number and filing date from the Patent Office.

The Company incurs certain legal and related costs in connection with patent applications. The Company capitalizes such costs to be amortized over the expected life of the patent to the extent that an economic benefit is anticipated from the resulting patent or alternative future use is available to the Company. The Company also capitalizes legal costs incurred in the defense of the Company’s patents when it is believed that the future economic benefit of the patent will be maintained or increased and a successful defense is probable. Capitalized patent defense costs are amortized over the remaining expected life of the related patent. The Company’s assessment of future economic benefit or a successful defense of its patents involves considerable management judgment, and an unfavorable outcome of litigation could result in a material impairment charge up to the carrying value of these assets.

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GE Trademark Licensing Agreement

The Company entered into a Trademark License Agreement with General Electric on June, 2011 (the “License Agreement”) allowing the Company to utilize the “GE trademark” on products which meet the stringent manufacturing and quality requirements of General Electric (the “GE Trademark License”). As described further in Note 5 to these financial statements, the Company and General Electric amended the License Agreement in August 2014. As a result of that amendment, the Company is required to pay a minimum trademark licensing fee (the “Royalty Obligation”) to General Electric of $12,000,000. The repayment schedule is based on a percent of sales, with any unpaid balance due in November 2018. Under SFAS 142 “Accounting for Certain Intangible Assets” the Company has recorded the value of the Licensing Agreement and will amortize it over the life of the License Agreement, which is 60 months.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.
•	Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and notes payable – related party, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under Level 3. See Note 8.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion features.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

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For option based simple derivative financial instruments, the Company uses the Black-Scholes option pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Original Issue Discount

For certain convertible debt issued, the Company may provide the debt holder with an original issue discount. The original issue discount would be recorded to debt discount, reducing the face amount of the note and is amortized to interest expense over the life of the debt.

Extinguishments of Liabilities

The Company accounts for extinguishments of liabilities in accordance with ASC 860-10 (formerly SFAS 140) “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”. When the conditions are met for extinguishment accounting, the liabilities are derecognized and the gain or loss on the sale is recognized.

Stock Based Compensation – Employees

The Company accounts for its stock based compensation in which the Company obtains employee services in share based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

If the Company is a newly formed corporation or shares of the Company are thinly traded, the use of share prices established in the Company’s most recent private placement memorandum (based on sales to third parties), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option pricing valuation model. The ranges of assumptions for inputs are as follows:

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•	Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f) (2)(ii) a thinly traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market
•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Generally, all forms of share based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

The expense resulting from share based payments is recorded in general and administrative expense in the statements of operations.

Stock Based Compensation – Non Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

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Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum, or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f) (2)(ii) a thinly traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.
•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra equity by the grantor of the equity instruments.

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The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Revenue Recognition

The Company derives revenues from the sale of GE branded fans and lighting fixtures to large retailers through retail and online sales.

Revenue is recorded when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) asset is transferred to the customer without further obligation, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

Cost of Sales

Cost of sales represents costs directly related to the production and third party manufacturing of the Company’s products.

Product sold is typically shipped directly to the customer from the third party manufacturer; costs associated with shipping and handling is shown as a component of cost of sales.

Earnings (Loss) Per Share

Basic net earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

The Company uses the “treasury stock” method to determine whether there is a dilutive effect of outstanding convertible debt, option and warrant contracts. For the three months ended March 31, 2016 and 2015, the Company reflected net loss and a dilutive net loss, and the effect of considering any common stock equivalents would have been anti-dilutive for the period. Therefore, separate computation of diluted earnings (loss) per share is not presented for the periods presented.

The Company has the following common stock equivalents at March 31, 2016 and December 31, 2015:

	March 31, 2016 (Unaudited)	December 31, 2015 (Audited)
Convertible Debt (Exercise price $0.25/share)	16,696,935	18,056,935
Stock Warrants (Exercise price $0.001 $0.375/share)	9,728,984	9,728,984
Stock Options (Exercise price $0.375- $1.80/share)	200,000	200,000
Total	26,625,919	27,985,919

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Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) Affiliates of the Company; (b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) Trusts for the benefit of employees, such as pension and profit sharing trusts that are managed by or under the trusteeship of management; (d) Principal owners of the Company; (e) Management of the Company; (f) Other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a). the nature of the relationship(s) involved; (b). a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c). the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d). amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, consolidated financial position, and consolidated results of operations or consolidated cash flows.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued.

Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

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Recently Issued Accounting Pronouncements

In April 2015, the FASB issued Accounting Standards Update No. 2015-03, Interest—Imputation of Interest (Topic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs is not affected by ASU 2015-03. ASU 2015-03 is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted. Upon adoption, the Company will reclassify debt issuance costs from prepaid expenses and other current assets and other assets as a reduction to debt in the condensed consolidated balance sheets. The Company is not planning to early adopt ASU 2015-03 and does not anticipate that the adoption of ASU 2015-03 will materially impact its condensed consolidated financial statements.

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 201511, Inventory (Topic 330): Simplifying the Measurement of Inventory (“ASU 2015-11”), which applies guidance on the subsequent measurement of inventory. ASU 2015-11 states that an entity should measure inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonable predictable costs of completion, disposal and transportation. The guidance excludes inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 is effective for interim and annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company is not planning to early adopt ASU 2015-11 and is currently evaluating ASU 2015-11 to determine the potential impact to its condensed consolidated financial statements and related disclosures.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

Note 3 Furniture and Equipment

Property and equipment consisted of the following at March 31, 2016 and December 31, 2015:

	March 31, 2016 (Unaudited)	December 31, 2015 (Audited)

Office Equipment	$144,931	$136,611
Furniture and Fixtures	30,561	30,561
Total	175,492	167,172
Less: Accumulated Depreciation	(46,064)	(39,651)
Property and Equipment - net	$129,428	$127,521

Note 4 Intangible Assets

Intangible assets (patents) consisted of the following at March 31, 2016 and December 31, 2015:

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	March 31, 2016 (Unaudited)	December 31, 2015 (Audited)

Patents	$110,387	$103,792
Less: Impairment Charges	—	—
Less: Accumulated Amortization	(22,395)	(20,618)
Patents - net	$87,992	$83,174

Amortization expense associated with patents amounted to $1,777 for the three months ended March 31, 2016 and $1,015 for the three months ended March 31, 2015.

At March 31, 2016, future amortization of intangible assets was as follows:

Year Ending December 31
2016	$5,496
2017	7,359
2018	7,359
2019	7,359
2020	7,359
2021 and Thereafter	53,040
$87,992

Actual amortization expense in future periods could differ from these estimates as a result of future acquisitions, divestitures, impairments and other factors.

Note 5 GE Trademark License Agreement

The Company entered into an amended License Agreement with General Electric regarding the trademarking of its products. The License Agreement is amortized through its expiration in November 2018.

	March 31, 2016 (Unaudited)	December 31, 2015 (Audited)
GE Trademark License	$12,000,000	$12,000,000
Less: Impairment Charges	—	—
Less: Accumulated Amortization	(5,484,950)	(4,876,254)
Patents – net	$6,515,050	$7,123,746

Amortization expense associated with the GE Trademark Licenses amounted to $608,896 and $602,006 for the three months ended March 31, 2016 and 2015, respectively.

At March 31, 2016, future amortization of intangible assets is as follows for the remaining:

Year Ending December 31
2016	$1,839,465
2017	2,441,472
2018	2,234,113
$6,515,050

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Note 6 Note Payable to Bank

At March 31, 2016 and December 31, 2015 the Company had a note payable to a bank in the amount of $274,672 and $301,744, respectively. The note, dated May 2007, is due in monthly payments of $10,000 and carries interest at 4.75%. The note is secured by the assets of the Company and personal guarantees by a shareholder and an officer of the Company, and is due August 2018.

Principal payments due under the terms of this note are as follows:

Principal Due in Next 12 months
2016	$109,252
2017	114,555
2018	39,410
2019	11,455
$274,672

Note 7 Convertible Debt - Net

The Company has recorded derivative liabilities associated with convertible debt instruments, as more fully discussed at Note 8.

	Third Party	Related Party	Totals
Balance December 31, 2014	$1,911,995	$26,999	$1,938,994
Add: Amortization of Debt Discount	2,077,955	23,001	2,100,956
Balance December 31, 2015	3,989,950	50,000	4,039,950
Add: Amortization of Debt Discount	276,952	—	276,952
Less Repayments	(340,000)	—	(340,000)
Balance March 31, 2016 (unaudited)	3,926,902	50,000	3,976,902
Less Current portion	(3,926,902)	(50,000)	(3,976,902)
Long-Term Convertible Debt	$—	$—	$—

In connection with the May 8, 2014 and June 25, 2014 closings of the Notes Offering (defined below), the Company issued 5,390,100 detachable warrants. The notes and warrants were treated as derivative liabilities.

On November 26, 2013, May 8, 2014 and June 25, 2014 the Company completed closings in connection with its offering (the “Notes Offering”) of its 12% Secured Convertible Promissory Notes (the “12% Notes”) in the aggregate principal amount of $4,240,100 and/or its 15% Secured Convertible Promissory Notes in the aggregate principal amount of $30,000 (the “15% Notes”, and together with the 12% Notes, each a “Note” and collectively, the “Notes”), as applicable, with certain “accredited investors” (the “Investors”), as defined under Regulation D, Rule 501 of the Securities Act. The entire aggregate principal amount of the Notes of $4,270,100 was outstanding as of December 31, 2015, such amount being exclusive of securities converted into the Notes separate from the Notes Offering. Pursuant to the Notes Offering, the Company received $1,752,803, $1,400,000 and $800,500 in net proceeds on November 26, 2013, May 8, 2014 and June 25, 2014, respectively.

In addition to the terms customarily included in such instruments, the Notes began accruing interest on the date that each Investor submitted the principal balance of such Investor’s Note, with the interest thereon becoming due and payable on the one year anniversary, and quarterly thereafter. Upon a default of the Notes, the interest rate will increase by 2% for each 30 day period until cured. The principal balance of each Note and all unpaid interest became or will become due and payable twenty-four (24) months after the date of issuance. The Notes may be prepaid with or without a penalty depending on the date of the prepayment. The principal and interest under the Notes are convertible into shares of the Company’s common stock at $0.25 per share and are secured by a first priority lien (subject only to an existing note with Signature Bank of Georgia on the Company’s intellectual property and all substitutes, replacements and proceeds of such intellectual property) pursuant to the terms of a Security Purchase Agreement, dated as of November 26, 2013, May 8, 2014 and June 25, 2014, as applicable, by and between the Company and each Investor.

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Pursuant to the Notes Offering, each Investor also received five (5) year common stock warrants to purchase the Company’s common stock at $0.375 per share (each a “Warrant” and collectively, the “Warrants”). Investors of the 12% Notes received Warrants with 25% coverage based on a pre-determined valuation of the Company. Investors of the 15% Notes received Warrants with 15% coverage based on the pre-determined valuation of the Company. Investors with a principal investment amount equal to or greater than $250,000 received Warrants with a bonus 40% coverage (“Bonus Coverage”); however, if an Investor previously invested $250,000 or more in the Notes Offering, such Investor received Bonus Coverage if such Investor subsequently invested $100,000 or more in the Notes Offering. In addition to the terms customarily included in such instruments, the Warrants may be exercised by the Investors by providing to the Company a notice of exercise, payment and surrender of the Warrant.

In connection with the Notes Offering, the Company entered into Registration Rights Agreements, each dated as of November 26, 2013, May 8, 2014 and June 25, 2014, and each by and between the Company and each of the Investors (collectively, the “Registration Rights Agreements”), whereby the Company agreed to prepare and file a registration statement with the SEC within sixty (60) days after execution of the applicable Registration Rights Agreement and to have the registration statement declared effective by the SEC within ninety (90) days thereafter.

Because the Company was unable to file a registration statement pursuant to the terms of each Registration Rights Agreements dated as of November 26, 2013 or May 8, 2014, the Company was in default under such Registration Rights Agreements (the “Filing Default Damages”). Pursuant to the Registration Rights Agreement, the Filing Default Damages mandate that the Company shall pay to the Investors, for each thirty (30) day period of such failure and until the filing date of the registration statement and/or the common stock may be sold pursuant to Rule 144, an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% percent of the aggregate gross proceeds paid by the Investors for the Notes. If the Company fails to pay any partial liquidated damages in full within five (5) days of the date payable, which is the Note maturity date, the Company shall pay interest thereon at a rate of 18% per annum until such amounts, plus all such interest thereon, are paid in full.

In addition, because the Company was unable to have a registration statement declared effective pursuant to the terms of the Registration Rights Agreements dated as of November 26, 2013, the Company was in default under such Registration Rights

Agreements (the “Effectiveness Default Damages”). Pursuant to the Registration Rights Agreement, the Effectiveness Default Damages mandated that the interest rate due under the Note corresponding to such Registration Rights Agreement will increase 2% above the then effective interest rate of such Note, and shall continue to increase by 2% every 30 days until a registration statement is declared effective. The Company’s registration statement covering its common stock, into which the Notes may be converted, was first filed on August 1, 2014, and was declared effective by the SEC on October 22, 2014. The Filing Default Damages stopped accruing on the date such registration statement was filed, and the Effectiveness Default Damages stopped accruing on the date it was declared effective.

On December 11, 2014, the Company sent a letter to the Investors holding Notes dated November 26, 2013 (the “2013 Investors”) concerning the first interest payment that was scheduled to be paid pursuant to the Notes dated November 26, 2013 on the one year anniversary of the date that each 2013 Investor submitted payment for their Note (the “First Interest Payments”). The Company invited the 2013 Investors to convert the First Interest Payments into shares of the Company’s common stock to further this purpose. The Company also asked each 2013 Investor to execute an Agreement and Waiver (the “Agreement and Waiver”), which granted the Company a grace period, deferring the Company’s obligation to make payment of the First Interest Payment and interest that was due under the Note through November 26, 2014 (the “Interest Due”) until February 24, 2015 (the “Extension”), during which time such deferment would not be considered an Event of Default under the 2013 Investor’s Note. In return for granting the Extension, the Company offered to capitalize the Interest Due at a rate of 12% (the “Additional Interest”), which was convertible into shares of the Company’s common stock at the conversion price of $0.25 per share as of February 24, 2014, unless the 2013 Investor requested to receive the Additional Interest in cash 15 days prior to the end of the Extension.

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On January 23, 2015, the Company sent a letter agreement to the Investors holding Notes dated November 26, 2013 and May 8, 2014, which constituted all Investors with Filing Default Damages or Effectiveness Default Damages due to them pursuant to the Registration Rights Agreements dated as of November 26, 2013 or May 8, 2014 (the “Agreement to Convert”). The Company invited the Investors, as applicable, to elect to convert the Interest Due and/or the Filing Default Damages and Effectiveness Default Damages into shares of the Company’s common stock at a price of $0.25 per share, and asked each Investor, as applicable, to make such election by acknowledging and returning the Agreement to Convert to the Company. In connection with the Agreement and Waiver and Agreement to Convert, the Company issued 1,718,585 shares of its common stock representing $429,646 in Additional Interest, Interest Due, Filing Default Damages and Effectiveness Default Damages during the year ended December 31, 2015. The total accrued unpaid Additional Interest, Interest Due, Filing Default Damages and Effectiveness Default Damages as of December 31, 2015 amounted to $410,633.

In February 2016, the Company issued an additional 624,606 shares of its common stock as payment for Additional Interest, Interest Due, Filing Default Damages and Effectiveness Default Damages, representing payment to Investors of $156,152. Through March 31, 2016, the Company has issued in total 2,343,191 shares of its common stock representing $585,798 in Additional Interest, Interest Due, Filing Default Damages and Effectiveness Default Damages in connection with the Agreement and Waiver and Agreement to Convert.

During 2015, five Investors requested that the Company withhold payments of interest due under their Notes and allow the interest to accumulate without penalty, so that such Investors could convert said interest upon maturity of their Note.

In November 2015, the Company invited the 2013 Investors, with respect to outstanding principal and interest due under their respective Notes, to (i) receive payment in cash, (ii) convert their Notes into shares of the Company’s common stock, or (iii) forbear an election for three months, or until February 26, 2016, pursuant to a forbearance agreement, during such time interest under their respective Notes would continue to accrue. In February 2016, the Company invited the November 2013 Investors to extend their forbearance period to make an election to convert or redeem their Notes for an additional three months, or until May 26, 2016, under the same terms as the first forbearance agreements. All but five of the November 2013 Investors elected to forbear for the additional period.

In February 2016, the Company issued 165,486 shares of its common stock upon full conversion of a Note by a 2013 Investor. In total, $229,998 was paid to Investors in February 2016 in cash or shares of common stock. Also in February 2016, the Company paid $250,000 in principal of Notes, plus unpaid interest.

(B)  Terms of Debt

The debt carries interest between 12% and 15%, and was or is due in November 2015 (as extended to May 2016 pursuant to certain forbearance agreements), May 2016 and June 2016.

All Notes and Warrants issued in connection with the Notes Offering are convertible at $0.25 and $0.375/share, respectively, subject to the existence of a “ratchet feature”, which allows for a lower offering price if the Company offers shares to the public at a lower price.

(C) Future Commitments

At March 31, 2016, the Company has outstanding convertible debt of $3,926,902, which is payable within the next twelve months.

Note 8 Derivative Liabilities

The Company identified conversion features embedded within convertible debt and warrants issued in 2013 and 2014. The Company has determined that the features associated with the embedded conversion option, in the form a ratchet provision, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

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As a result of the application of ASC No. 815, the fair value of the ratchet feature related to convertible debt and warrants is summarized as follow:

The fair value at the commitment and re-measurement dates for the Company’s derivative liabilities were based upon the following management assumptions as March 31, 2016:

	March 31, 2016 Unaudited	December 31, 2015 (Audited)
Fair value at the commitment date - convertible debt	$4,892,234	$4,892,234
Fair value at the commitment date - warrants	677,214	677,214
Reclassification of derivative liabilities to additional paid in capital related to warrants exercised that ceased being a derivative liability	(404,382)	(404,382)
Extinguishment of Derivative Liability - Conversion of Interest to Shares	(209,604)	(209,604)
Fair value mark to market adjustment - stock options	105,624	108,548
Fair value mark to market adjustment - convertible debt	16,676,856	18,661,058
Fair value mark to market adjustment - warrants	423,032	432,770
Totals	$22,160,974	$24,157,838

	Commitment Date	Re-measurement Date
Expected dividends	0%	0%
Expected volatility	150%	150%
Expected term	2 5 years	0.00 – 3.24 years
Risk free interest rate	0.29% 1.68%	0.21% 1.21% %

Note 9 Debt Discount

The Company recorded the debt discount to the extent of the gross proceeds raised, and expensed immediately the remaining fair value of the derivative liability, as it exceeded the gross proceeds of the note.

Accumulated amortization of derivative discount amounted to $4,205,443 as of March 31, 2016 and $4,153,611 for the year ended December 31, 2015.

The Company recorded a change in the value of embedded derivative liabilities income/ (expense) of ($1,996,863) and $462,174 for the three ended March 31, 2016 and 2015, respectively.

Note 10 Debt Issue Costs

	March 31, 2016	December 31, 2015
	(Unaudited)	(Audited)
Debt Issuance Costs	$316,797	$316,797
Total	316,797	316,797
Less: Accumulated Amortization	(310,761)	(302,192)
Debt Issuance Costs- net	$6,036	$14,605

The Company recorded amortization expense of $8,569 and $38,612 for the three months ended March 31, 2016 and 2015, respectively.

Remaining in the following years ended December 31,
2016	$6,036

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Note 11 GE Royalty Obligation

In 2011, the Company executed a Trademark Licensing Agreement with General Electric, which allows the Company the right to market certain ceiling light and fan fixtures displaying the GE brand. The License Agreement imposes certain manufacturing and quality control conditions that the Company must maintain in order to continue to use the GE brand.

The License Agreement is non-transferable and cannot be sub-licensed. Various termination clauses are applicable, however, none were applicable as of March 31, 2016 and December 31, 2015.

In August 2014, the Company entered into a second amendment to the License Agreement pertaining to its royalty obligations. Under the terms of the amendment, the Company agreed to pay a total of $12,000,000 by November 2018 for the rights assigned in the original contract. In case the Company does not pay GE a total of at least $12,000,000 in cumulative royalties over the term of the License Agreement, the difference between $12,000,000 and the amount of royalties actually paid to GE is owed in December 2018.

Payments are due quarterly based upon the prior quarters’ sales. The Company made payments of $92,913 and $75,130, for the three months ended March 31, 2016 and 2015, respectively.

The License Agreement obligation will be paid from sales of GE branded product subject to the following repayment schedule:

Net Sales in Contract Year	Percentage of the Contract Year Net Sales owed to GE
$0 - $50,000,000	7%
$50,000,001 - $100,000,000	6%
$100,000,001+	5%

The Company has limited operating history and does not have the ability to estimate the sales of GE branded product, the liability is classified as long-term. As sales are recognized, the Company will estimate the portion it expects to pay in the current year and classify as current.

Note 12 Stockholders Deficit

(A) Common Stock

For the three months ended March 31, 2016 and year ended December, 31 2015, the Company issued the following common stock:

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Transaction Type		Quantity	Valuation	Range of Value per Share
2015 Equity Transactions

Common stock issued per Waiver and Conversion Agreement	(1)	$1,718,585	$429,646	$0.25

Common stock issued per Employment Agreement of CEO	(2)	750,000	173,688	0.25

Common stock issued per Stock Rights Offering	(3)	3,782,666	2,210,032	0.60

Common stock issued per Stock Rights Offering	(4)	500,000	500,000	1.00
December 31 2015		$6,751,251	$3,313,366	$0.25-1.00
2016 Equity Transactions

Common Stock issued Board of Directors Compensation	(5)	62,000	42,000	0.60-1.00

Common stock issued pursuant to the Notes or Agreements to Convert	(6)	790,092	197,523	0.25

Common Stock offering	(7)	300,000	300,000	1.00

March 31, 2016		$1,152,092	$539,523	$0.25-1.00

The following is a more detailed description of the Company’s stock issuance from the table above:

(1)	Agreement and Waiver and Agreement to Convert

The Company issued 1,718,585 shares at $0.25 per share, representing $429,646 in penalties and interest, in connection with the Agreement and Waiver and the Agreement to Convert. For a complete description of the Agreement and Waiver and the Agreement to Convert, see Note 7 above.

(2)	Shares Issued to Chief Executive Officer

In November 2014, the Company entered into an Employment Agreement with its current Chief Executive Officer, which provided for stock based compensation equal to 750,000 of restricted shares, of which 250,000 shares vested in May 2015 and 500,000 shares vested in December 2015. These shares were issued at $0.25 per share and were issued subsequent to December 31, 2015.

(3)	Shares Issued in Connection with Stock Offering

In May 2015, the Company offered to existing shareholders a maximum of 6,666,667 shares of common stock at an issuance cost of $0.60 per share for a total of $4,000,000 (the “May Stock Offering”). The May Stock Offering concluded on November 15, 2015 the Company will issue 3,782,666 shares in connection with three closings.

(4)	Shares Issued in Connection with Stock Offering

In November 2015, the Company offered to new and existing shareholders a maximum of 2,000,000 shares of common stock at an issuance cost of $1.00 per share for a total of $2,000,000 (the “November Stock Offering”). On December 24, 2015, the Company closed subscriptions for 500,000 shares of common stock pursuant to the November Stock Offering, and on January 4, 2016, the stock certificates representing those shares were issued.

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(5)	Shares Issued in Board of Directors Compensation

The Company added a new Director in November 2015. The Company issued the Director 50,000 shares of Common Stock at $.60 per share as compensation in February 2016. In addition, this Director agreed to serve as the Company’s Audit Committee Chair, and received 12,000 shares of Common Stock at $1.00 per share as compensation for these additional responsibilities.

(6)	Shares Issued in Connection with the Notes or Agreements to Convert

In connection with the Agreement and Waiver and Agreement to Convert, in February 2016, the Company issued an additional 624,606 shares of its common stock as payment for Additional Interest, Interest Due, Filing Default Damages and Effectiveness Default Damages, representing payment to Investors of $156,152.

In February 2016, the Company issued 165,486 shares of its common stock upon full conversion of a Note by a 2013 Investor. In total, $229,998 was paid to Investors in February 2016 in cash or shares of common stock.

(7)	Shares Issued in Connection with Offering

On February 19, 2016, the Company completed a second closing of the November Stock Offering representing aggregate gross proceeds to the Company of $300,000, and thereafter issued 300,000 shares of its common stock.

(B) Stock Options

The following is a summary of the Company’s stock option activity:

		Weighted Average	Remaining Contractual Life	Intrinsic
	Options	Exercise Price	(In Years)	Value
Balance- December 31, 2014	200,000	0.375	3.67	—
Exercised	—	—	—	—
Granted	—	—	—	—
Forfeited/Cancelled	—	—	—	—
Balance- December 31, 2015	200,000	0.375	2.42	—
Exercised	—	—	—	—
Granted	1,150,000	0.835	1.30
Forfeited/Cancelled	—	—	—	—
Balance- March 31, 2016	1,350,000	0.835	1.30

During 2016 the Company issued 150,000 vested options at $0.60 to a member of the Board of Directors in connection with his appointment to the Board of Directors and to Chairman of its Audit Committee, which cannot be exercised until a majority of shareholders approve the Company’s 2015 Stock Incentive Plan.

During 2016, the Company issued 500,000 options to an employee, which cannot be exercised until a majority of shareholders approve the Company’s 2015 Stock Incentive Plan. The options vest as follows: 200,000 at $0.60 immediately, 150,000 options at $1.20 on November 15, 2016, and 150,000 options at $1.80 on November 15, 2017.

During 2016, the Company issued 500,000 options to an advisor, which cannot be exercised until a majority of shareholders approve the Company’s 2015 Stock Incentive Plan. The options vest as follows: 300,000 at $0.60 immediately and 200,000 options on November 15, 2016 at $0.60.

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(C) Stock Warrants

All warrants issued during the year ended December 31, 2014 were accounted for as derivative liabilities, as the warrants contained a ratchet feature. See Note 8. No warrants were issued subsequent to 2014.

As part of the Notes Offering, during 2014, the Company issued 5,390,100 warrants to purchase shares of the Company's common stock with an exercise price of $0.375 per share. The warrants expire 5 years from issuance on various dates during 2019. Of the total warrants to purchase shares of the Company's common stock granted, 4,740,100 were granted to third parties, while 650,000 were granted to related parties, consisting of the Company’s former Chief Executive Officer.

The Black-Scholes assumptions used in the computation of derivative expense for year ended December 31, 2015 is as follows:

Exercise price	$0.375
Expected dividends	0%
Expected volatility	150%
Risk free interest rate	1.76%
Expected term	5 years

The following is a summary of the Company’s warrant activity:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)

Balance, December 31, 2014	9,728,984	0.375	3.9
Exercised	—	—	—
Cancelled/Forfeited	—	—	—
Balance, December 31, 2015	9,728,984	0.375	3.2
Exercised	—	—	—
Cancelled/Forfeited	—	—	—
Balance, March 31, 2016	9,728,984	0.375	2.7

(D) 2015 Stock Incentive Plan

On April 27, 2015, the Board approved the Company’s 2015 Stock Incentive Plan (the “Incentive Plan”). Under the Incentive Plan, the Board has the sole authority to implement, interpret, and/or administer the Incentive Plan unless the Board delegates (i) all or any portion of its authority to implement, interpret, and/or administer the Incentive Plan to a committee of the Board, or (ii) the authority to grant and administer awards under the Incentive Plan to an officer of the Company. The Incentive Plan relates to the issuance of up to 5,000,000 shares of the Company’s common stock, subject to adjustment, and shall be effective for ten (10) years, unless earlier terminated. Certain options to be granted to employees under the Incentive Plan are intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, while other options granted under the Incentive Plan will be nonqualified options not intended to qualify as Incentive Stock Options ISOs (“Nonqualified Options”), either or both as provided in the agreements evidencing the options described.

The Incentive Plan further provides that awards granted under the Incentive Plan cannot be exercised until a majority of the Company’s shareholders have approved the Incentive Plan. As of March 31, 2016, a majority of the Company’s shareholders had not yet approved the Incentive Plan.

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The full terms of the Company’s Incentive Plan are described in Part II, Item 5 of the Company’s Annual Report on Form 10K for the period ended December 31, 2015.

Note 13 Commitments

(A) Operating Lease

In January 2014, the Company executed a 39 month lease for a corporate headquarters. The Company paid a security deposit of $27,020.

In October, 2014, the Company executed a 53 month lease for a new corporate headquarters with a base rent of $97,266 escalating annually through 2019. The Company paid a security deposit of $1,914.

In October, 2014, the Company entered into a sublease agreement to sublease its previous office space through March 2017. In connection with the sublease, the Company collected $34,981as a security deposit.

The minimum rent obligations are approximately as follows:

	Minimum	Sublease	Net
Year	Obligation	Rentals	Obligation
2016	$54,876	$43,398	11,478
2017	46,568	22,263	24,305
2018	25,154	—	25,154
2019	8,615	—	8,615

Total	$135,213	$65,661	$69,552

(B)  Employment Agreement – Chief Executive Officer

In November 2014, the Company entered into an employment agreement with its new Chief Executive Officer. In addition to salary, the agreement provided for the issuance of 750,000 restricted shares to him, vesting as follows: 250,000 after the first 6 months of employment and 500,000 additional shares at December 31, 2015. Under terms of the agreement the executive would receive additional compensation in the form of stock options to purchase shares of Company stock equal to one half of one percent (0.5%) of quarterly net income. The strike price of the options will be established at the time of the grant. The options will vest in twelve months and expire after sixty months. In addition to the stock options compensation, the executive will receive cash compensation equal to one half of one percent (0.5%) of annual sales up to $20 million and one quarter of one percent (0.25%) for annual sales $20 million and 3% of annual net income. For the three months ended March 31, 2016 and 2015, the Executive earned $8,740 and $7,096, respectively, under this agreement. No stock or options have been issued.

(C) Consulting Agreement

The Company has a 3 year consulting agreement with a director which expires in November 2016, and carries an annual payment of $150,000 cash, stock or 5 year options equal to one half of one percent (0.5%) of the Company’s annual net sales. For the three months ended March 31, 2016 and 2015, the Executive earned $8,740 and $7,096, respectively, under this agreement. No stock or options have been issued.

(D) Advance from Related Party

A shareholder of the Company provided a 120 day non-interest bearing advance of $500,000 during the three months ended March 31, 2016. The amount was to be repaid through subsequent equity offerings.

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Note 14 Going Concern

As reflected in the accompanying financial statements, the Company had net income of $387,060 and net cash used in operations of $(1,053,901) for the three months ended March 31, 2016; and a working capital deficit and stockholders’ deficit of $(31,787,382) at March 31, 2016. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including convertible debt and/or other term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur liabilities with certain related parties to sustain the Company’s existence.

The Company may require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company’s currently available cash along with anticipated revenues may not be sufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 15 Subsequent Events

On  November  15,  2015,  the  Board  authorized  the  Company  to  grant  certain  securities  under  the  Incentive  Plan,  in  the aggregate  amount  of  up  to  3,810,000  options  to  purchase  shares  of  our  common  stock,  vesting  in  part  immediately  and entirely over the next two years, and up to 75,000 shares of our common stock, vesting immediately.  As of May 12, 2016, the Company has entered into option award agreements with three grantees, consisting of up to 1,150,000 options to purchase shares of our common stock, of which options to purchase up to 650,000 shares of common stock vest immediately, options to purchase up to 350,000 shares of common stock will vest on November 15, 2016 and options to purchase up to 150,000 shares of common stock will vest on November 15, 2017. Also as of May 12, 2016, the Company has entered into a stock award agreements to issue 25,000 shares of its common stock, vesting immediately, which remains outstanding. The exercise of such awards is contingent upon attainment of majority shareholder approval of the Incentive Plan.

On April 4, 2016, the Company entered into a securities subscription agreement with an accredited investor, pursuant to which the Company sold 2,000,000 shares of our common stock at a purchase price of $2.50 per share, along with a one-year common stock purchase warrant to purchase up to 1,666,667 shares of our common stock at an exercise price of $3.00 per share, resulting in aggregate gross proceeds to the Company of $5,000,000.

On May 10, 2016, the Company entered into a securities subscription agreement with an accredited investor, pursuant to which the Company sold 675,000 shares of its common stock at a purchase price of $2.60 per share, a three year warrant to purchase up to 1,350,000 shares of our common stock at an exercise price ranging between $3.00 and $3.50 per share (depending on the date of exercise), and a right to subsequently receive “volume warrants” to purchase up to 1,350,000 shares of its common stock at $3.00 per share the, which will become issuable upon (a) the Company meeting specified thresholds based on the Company generating earnings before interest, taxes, depreciation and amortization (EBITDA) ranging from $26.9 million to $76.9 million in a fiscal year during the warrant term, (b) completion of a private placement of a minimum of $15,000,000 at pre-money valuation thresholds ranging from $350,000,000 to $1,000,000,000, or (c) the sale of at least fifty percent (50%) of its assets at pre-money valuation thresholds ranging from $350,000,000 to $1,000,000,000.

In May 2016, the Company paid $500,000 in principal of Notes, plus unpaid interest.

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 SAFETY QUICK LIGHTING & FANS CORP AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

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NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-897-8336 Fax: 704-919-5089

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Safety Quick Lighting & Fans Corp. and Subsidiary

We have audited the accompanying consolidated balance sheets of Safety Quick Lighting & Fans Corp. and Subsidiary (“the Company”) as of December 31, 2015 and 2014 (Restated) and the related consolidated statements of operations, stockholders’ deficit, and consolidated cash flows for the years ended December 31, 2015 and 2014 (Restated). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2015 and 2014 (Restated), and the results of its operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2015 and 2014 (Restated) in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company has insufficient working capital, a stockholders’ deficit and recurring net losses, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L&L CPAS, PA

L&L CPAS, PA

F.K.A. Bongiovanni & Associates, PA

Certified Public Accountants

Cornelius, North Carolina

The United States of America

March 30, 2016

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Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Balance Sheets
(Audited)
		(Restated)
	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash	$450,868	$1,241,487
Accounts receivable	234,309	—
Inventory	263,871	—
Prepaid expenses	35,769	29,643
Other current assets	210	—
Total current assets	985,028	1,271,130

Furniture and Equipment - net	127,521	132,609

Other assets:
Patent - net	83,174	46,419
Debt issue costs - net	14,605	161,946
GE trademark license - net	7,123,746	9,565,217
Other assets	65,714	65,714
Total other assets	7,287,239	9,839,296

Total assets	$8,399,788	$11,243,035

Liabilities and Stockholders (Deficit)
Current liabilities:
Accounts payable & accrued expenses	$807,798	$1,041,741
Convertible debt - net of debt discount $474,283 and $970,150 at	3,989,950	1,223,982
December 31, 2015 and December 31, 2014 respectively
Convertible debt - related parties - net of debt discount $-0- and	50,000	26,999
$23,001 at December 31, 2015 and December 31, 2014 respectively
Notes payable - current portion	107,944	98,086
Derivative liabilities	24,157,838	5,140,758
Other current liabilities	46,010	78,622
Total current liabilities	29,159,540	7,610,188

Long term liabilities:
Convertible debt	—	688,013
Notes payable	193,800	307,009
GE royalty obligation	11,795,855	12,000,000
Total long term liabilities	11,989,655	12,995,022

Total liabilities	41,149,195	20,605,210

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Stockholders' deficit:
Common stock: $0 par value, 500,000,000 shares authorized;
41,501,251 and 35,750,000 shares issued and outstanding
at December 31, 2015 and December 31, 2014 respectively	2,892,078	189,900
Common stock to be issued	625,000	13,812
Additional paid-in capital	6,472,427	6,282,814
Accumulated deficit	(42,703,470)	(15,813,260)
Total Stockholders' deficit	(32,713,965)	(9,326,733)
Noncontrolling interest	(35,442)	(35,442)

Total Deficit	(32,749,407)	(9,362,175)

Total liabilities and stockholers’ deficit	$8,399,788	11,243,035

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statements of Operations
Years Ended December 31,
(Audited)
		(Restated)
	2015	2014

Sales	$2,885,007	$—

Cost of sales	(2,477,252)	—

Gross profit	407,755	—

General and administrative expenses	5,236,747	4,799,696

Loss from operations	(4,828,992)	(4,799,696)

Other income (expense)
Interest expense	(2,855,519)	(2,139,485)
Derivative expenses	—	(568,485)
Change in fair value of embedded derivative liabilities	(19,416,295)	213,923
Gain on debt settlement	209,604	—
Other income	992	—
Total other income (expense) - net	(22,061,219)	(2,494,047)

Net loss including noncontrolling interest	(26,890,210)	(7,293,745)
Less: net loss attributable to noncontrolling interest	—	(2)
Net loss attributable to Safety Quick Lighting & Fans Corp.	$(26,890,210)	$(7,293,743)

Net loss per share - basic and diluted	$(0.76)	$(0.22)

Weighted average number of common shares outstanding during the year -basic and diluted	35,409,521	33,644,359

 The accompanying notes are an integral part of these condensed consolidated financial statements.

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Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statement of Stockholders' Deficit
Years Ended December 31, 2015 and December 31, 2014 (Restated)
(Audited)

	Preferred				Common
	Stock		Common Stock,		Stock	Additional			Total
	$0 Par Value		$0 Par Value		to be	Paid-in	Accumulated	Noncontrolling	Stockholders
	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	Interest	Deficit
Balance, December 31, 2013	—	$—	34,500,000	$126,400	$—	$6,068,045	$(8,519,517)	$(35,440)	$(2,360,513)

Payment for exercise of options from Grannus Financial - for 1,400,000 shares	—	—	1,000,000	1,000	—	—	—	—	1,000

Reclassification of derivative liability associated with warrants	—	—	—	—	—	214,769	—	—	214,769

Common stock issued per mutual release and waiver ($0.25/share)	—	—	250,000	62,500	—	—	—	—	62,500

Common stock issued for services - related party - ($0.25/share)	—	—	—	—	13,812	—	—	—	13,812

Net loss	—	—	—	—	—	—	(7,293,743)	(2)	(7,293,745)

Balance, December 31, 2014 (Restated)	—	—	35,750,000	189,900	13,812	6,282,814	(15,813,260)	(35,442)	(9,362,177)

Common stock issued in exchange for interest due ($0.25/share)	—	—	1,718,585	429,646	—	—	—	—	429,646

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Reclassification of derivative liability on interest and penalty on Convertible Notes	—	—	—	—	—	189,613	—	—	189,613

Common stock issued per mutual release and waiver ($0.25/share)	—	—	250,000	62,500	111,188	—	—	—	173,688

Common stock issued ($0.60/share), net of issuance cost	—	—	3,782,666	2,210,032	—	—	—	—	2,210,032

Common stock issued ($1.00/share), net of issuance cost	—	—	—	—	500,000	—	—	—	500,000

Net loss	—	—	—	—	—	—	(26,890,210)	—	(26,930,416)

Balance, December 31, 2015	—	—	41,501,251	2,892,078	625,000	6,472,427	(42,703,470)	(35,442)	(32,749,407)

 The accompanying notes are an integral part of these condensed consolidated financial statements.

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Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statements of Cash Flows
Years Ended December 31,
(Audited)
		(Restated)
	2015	2014
Cash flows from operating activities:
Net loss attributable to Safety Quick Lighting & Fans Corp.	$(26,890,210)	$(7,293,743)
Net loss attributable to noncontrolling interest	—	(2)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	22,464	17,253
Amortization of debt issue costs	147,341	142,867
Amortization of debt discount	2,100,957	1,507,108
Amortization of patent	5,347	3,002
Amortization of GE trademark license	2,441,471	2,434,783
Change in fair value of derivative liabilities	19,416,295	(213,921)
Derivative expense	—	568,751
Loss (Gain) on debt forgiveness	(209,604)	23,451
Common stock transferred from existing stockholders for services rendered	—	—
Stock issued for services - related party	—	76,312
Stock options issued for services - related parties	173,688	—
Change in operating assets and liabilities:
Accounts receivable	(234,309)	—
Prepaid expenses	(6,126)	10,359
Inventory	(263,871)	—
Deferred royalty	—	(12,000,000)
Royalty payable	(204,147)	12,000,000
Other	(32,822)	12,908
Accounts payable & accrued expenses	(233,944)	910,641
Net cash used in operating activities	(3,767,470)	(1,800,229)

Cash flows from investing activities:
Purchase of property & equipment	(17,376)	(143,816)
Payment of patent costs	(42,102)	(24,724)
Net cash used in investing activities	(59,478)	(168,540)

Cash flows from financing activities:
Direct issue costs paid	—	(69,600)
Proceeds from issuance of convertible notes	—	2,270,100
Proceeds from note payable	—	—
Proceeds from note payable - related party	—	—
Stock issued in exchange for interest	429,646	—
Repayments of note payable	(103,351)	(98,108)
Repayments of note payable - related party	—	(26,108)
Proceeds from the exercise of options	—	—
Proceeds from issuance of stock	2,710,032	1,000
Net cash provided by financing activities	3,036,327	2,077,284

(Decrease) Increase cash and cash equivalents	(790,621)	108,515
Cash and cash equivalents at beginning of period	1,241,489	1,132,974
Cash and cash equivalents at end of period	$450,868	$1,241,489

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Supplementary disclosure of non-cash financing activities:
Debt discount recorded on convertible debt accounted for as a derivative liability	$—	$2,249,459
Reclassification of derivative liability to additional paid-in-capital	$189,613	$214,769
Gain on debt extinguishment	$209,604	$—

Supplementary disclosure of cash flow information
Cash paid during the period for:
Interest	$563,637	$41,487

 The accompanying notes are an integral part of these condensed consolidated financial statements.

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Note 1 Organization and Nature of Operations

Safety Quick Lighting & Fans Corp., a Florida corporation (the “Company”), was originally organized in May 2004 as a limited liability company under the name of Safety Quick Light, LLC“”. The Company was converted to corporation on November 6, 2012. The Company holds a number of worldwide patents, and has received a variety of final electrical code approvals, including UL-Listing and CSA approval (for the United States and Canadian Markets), and CE (for the European market). The Company maintains an office in Foshan, Peoples Republic of China with five staff consisting of four engineers and/or quality control inspectors/engineers.

The Company is engaged in the business of developing proprietary technology that enables a quick and safe installation by the use of a power plug for electrical fixtures, such as light fixtures and ceiling fans, into ceiling and wall electrical junction boxes. The Company’s main technology consists of a fixable socket and a revolving plug for conducting electric power and supporting an electrical appliance attached to a wall or ceiling. The socket is comprised of a non-conductive body that houses conductive rings connectable to an electric power supply through terminals in its side exterior.

The plug is also comprised of a non-conductive body that houses corresponding conductive rings, attaches to the socket via a male post and is capable of feeding electric power to an appliance. The plug also includes a second structural element allowing it to revolve and a releasable latching which, when engaged, provides a retention force between the socket and the plug to prevent disengagement. The socket and plug can be detached by releasing the latch, disengaging the electric power from the plug. The socket is designed to replace the support bar incorporated in electric junction boxes, and the plug can be installed in light fixtures, ceiling fans and wall sconce fixtures.

The Company markets consumer friendly, energy saving “plug-in” ceiling fans and light fixtures under the General Electric (“GE”) brand as well as “conventional” ceiling lights and fans carrying the GE brand. The Company also owns 98.8% of SQL Lighting & Fans LLC (the “Subsidiary”). The Subsidiary was formed in Florida on April 27, 2011, and is in the business of manufacturing the patented device that the Company owns. The Subsidiary had no activity during the periods presented.

The Company’s fiscal year end is December 31.

Note 2 Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable and inventory, estimated useful lives and potential impairment of property and equipment, the valuation of intangible assets, estimate of fair value of share based payments and derivative liabilities, estimates of fair value of warrants issued and recorded as debt discount, estimates of tax liabilities and estimates of the probability and potential magnitude of contingent liabilities.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-conforming events. Accordingly, actual results could differ significantly from estimates.

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Risks and Uncertainties

The Company’s operations are subject to risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in its sales and earnings.  The factors expected to contribute to this variability include, among others, (i) the uncertainty associated with the commercialization and ultimate success of the product, (ii) competition inherent at large national retail chains where product is expected to be sold (iii) general economic conditions and (iv) the related volatility of prices pertaining to the cost of sales.

Principles of Consolidation

The consolidated financial statements include the accounts of Safety Quick Lighting & Fans Corp and the Subsidiary, SQL Lighting & Fans LLC. All inter-company accounts and transactions have been eliminated in consolidation.

Non-Controlling Interest

In May 2012, in connection with the sale of the Company’s membership units in the Subsidiary, the Company’s ownership percentage in the Subsidiary decreased from 98.8% to 94.35%. The Company then reacquired these membership units in June 2013, increasing the ownership percentage from 94.35% back to 98.8%. During 2014, there was no activity in the Subsidiary. Its pro rata share of the Company’s 2014 and 2015 loss from operations is recognized in the financial statements.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions, and all highly liquid investments with an original maturity of three months or less. The Company had $450,868 and $1,241,487 in money market as of December 31, 2015 and December 31, 2014, respectively.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible.

The Company’s net balance of accounts receivable for three-months ended December 31, 2015 and December 31, 2014:

	December 31, 2015	December 31, 2014

Accounts Receivable	$234,309	$—
Allowance for Doubtful Accounts	—	—
Net Accounts Receivable	$234,309	$—

The Company had no sales in 2014. All amounts are deemed collectible at December 31, 2015, and the Company has not incurred any bad debt expense.

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Inventory

Inventory consists of finished goods purchased, which are valued at the lower of cost or market value, with cost being determined on the first-in, first-out method.  The Company periodically reviews historical sales activity to determine potentially obsolete items and also evaluates the impact of any anticipated changes in future demand.

At December 31, 2015 and December 31, 2014, the Company had $223,666 and $0 in inventory, respectively. The Company maintains an allowance based on specific inventory items which have shown no activity over a 24-month period. The Company tracks inventory as it is disposed, scrapped or sold at below cost to determine whether additional items on hand should be reduced in value through an allowance method. As of December 31, 2015, the Company has determined that no allowance is required.

Valuation of Long-Lived Assets and Identifiable Intangible Assets

The Company reviews for impairment of long-lived assets and certain identifiable intangible assets whenever events or changes in circumstances indicate that the carrying amount of any asset may not be recoverable. In the event of impairment, the asset is written down to its fair market value. The Company determined no impairment adjustment was necessary for the periods presented.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation, and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 5-7 years of the respective assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Intangible Asset - Patent

The Company developed a patent for an installation device used in light fixtures and ceiling fans. Costs incurred for submitting the applications to the United States Patent and Trademark Office for these patents have been capitalized. Patent costs are being amortized using the straight-line method over the related 15 year lives. The Company begins amortizing patent costs once a filing receipt is received stating the patent serial number and filing date from the Patent Office.

The Company incurs certain legal and related costs in connection with patent applications. The Company capitalizes such costs to be amortized over the expected life of the patent to the extent that an economic benefit is anticipated from the resulting patent or alternative future use is available to the Company. The Company also capitalizes legal costs incurred in the defense of the Company’s patents when it is believed that the future economic benefit of the patent will be maintained or increased and a successful defense is probable. Capitalized patent defense costs are amortized over the remaining expected life of the related patent. The Company’s assessment of future economic benefit or a successful defense of its patents involves considerable management judgment, and an unfavorable outcome of litigation could result in a material impairment charge up to the carrying value of these assets.

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GE Trademark Licensing Agreement

The Company entered into a Trademark License Agreement with General Electric “”on June, 2011 (the “License Agreement”) allowing the Company to utilize the “GE trademark” on products which meet the stringent manufacturing and quality requirements of General Electric (the “GE Trademark License”). As described further in Note 5 to these financial statements, the Company and General Electric amended the License Agreement in August 2014. As a result of that amendment, the Company is required to pay a minimum trademark licensing fee (the “Royalty Obligation”) to General Electric of $12,000,000. The repayment schedule is based on a percent of sales, with any unpaid balance due in November 2018. Under SFAS 142 “Accounting for Certain Intangible Assets” the Company has recorded the value of the Licensing Agreement and will amortize it over the life of the License Agreement, which is 60 months.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.
•	Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and notes payable – related party, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under Level 3. See Note 8.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion features.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

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For option-based simple derivative financial instruments, the Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt.  These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Original Issue Discount

For certain convertible debt issued, the Company may provide the debt holder with an original issue discount.  The original issue discount would be recorded to debt discount, reducing the face amount of the note and is amortized to interest expense over the life of the debt.

Extinguishments of Liabilities

The Company accounts for extinguishments of liabilities in accordance with ASC 860-10 (formerly SFAS 140) “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”. When the conditions are met for extinguishment accounting, the liabilities are derecognized and the gain or loss on the sale is recognized.

Stock-Based Compensation – Employees

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

If the Company is a newly formed corporation or shares of the Company are thinly traded, the use of share prices established in the Company’s most recent private placement memorandum (based on sales to third parties), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

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•	Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market
•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the statements of operations.

Stock-Based Compensation – Non Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

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Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.  If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum, or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.
•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments.

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The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Revenue Recognition

The Company derives revenues from the sale of GE branded fans and lighting fixtures to large retailers through retail and on-line sales.

Revenue is recorded when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) asset is transferred to the customer without further obligation, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

Cost of Sales

Cost of sales represents costs directly related to the production and third party manufacturing of the Company’s products.

Product sold is typically shipped directly to the customer from the third party manufacturer; costs associated with shipping and handling is shown as a component of cost of sales.

Earnings (Loss) Per Share

Basic net earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

The Company uses the “treasury stock” method to determine whether there is a dilutive effect of outstanding convertible debt, option and warrant contracts. For the nine-months ended December 31, 2015 and 2014, the Company reflected net loss and a dilutive net loss, and the effect of considering any common stock equivalents would have been anti-dilutive for the period. Therefore, separate computation of diluted earnings (loss) per share is not presented for the periods presented.

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The Company has the following common stock equivalents at December 31, 2015 and December 31, 2014:

	December 31, 2015	December 31, 2014
Convertible Debt (Exercise price - $0.25/share)	18,056,932	18,056,932
Stock Warrants (Exercise price - $0.001 - $0.375/share)	9,062,234	9,728,984
Stock Options (Exercise price - $0.375/share)	200,000	200,000
Unvested Restricted Stock- Chief Executive Officer	—	750,000
Total	27,319,166	28,735,916

Income Tax Provision

The financial statements reflect the Company’s transactions without adjustment, if any, required for income tax purposes. The net loss generated by the Company for the period January 1, 2012 to November 6, 2012 has been excluded from the computation of income taxes due to the company’s tax designation as an LLC during that period.

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company’s tax returns are subject to examination by the federal and state tax authorities.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting periods ended December 31, 2014, 2013 and 2012.

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Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) Affiliates of the Company; (b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) Trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) Principal owners of the Company; (e) Management of the Company; (f) Other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a). the nature of the relationship(s) involved; (b). a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c). the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d). amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, consolidated financial position, and consolidated results of operations or consolidated cash flows.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued.

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Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In September 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU describes how an entity should assess its ability to meet obligations and sets disclosure requirements for how this information should be disclosed in the financial statements. The standard provides accounting guidance that will be used with existing auditing standards. The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The adoption of this guidance will be examined for the year ended December 31, 2016, and if applicable at that time, will require management to make the appropriate disclosures.

In April 2015, the FASB issued Accounting Standards Update No. 2015-03, Interest—Imputation of Interest (Topic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs is not affected by ASU 2015-03. ASU 2015-03 is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted. Upon adoption, the Company will reclassify debt issuance costs from prepaid expenses and other current assets and other assets as a reduction to debt in the condensed consolidated balance sheets. The Company is not planning to early adopt ASU 2015-03 and does not anticipate that the adoption of ASU 2015-03 will materially impact its condensed consolidated financial statements.

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory (“ASU 2015-11”), which applies guidance on the subsequent measurement of inventory. ASU 2015-11 states that an entity should measure inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonable predictable costs of completion, disposal and transportation. The guidance excludes inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 is effective for interim and annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company is not planning to early adopt ASU 2015-11 and is currently evaluating ASU 2015-11 to determine the potential impact to its condensed consolidated financial statements and related disclosures.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

Note 3 Furniture and Equipment

Property and equipment consisted of the following at December 31, 2015 and December 31, 2014:

	December 31, 2015	December 31, 2014
Office Equipment	$136,611	$120,759
Furniture and Fixtures	30,561	29,071
Total	167,172	149,830
Less: Accumulated Depreciation	(39,651)	(17,221)
Property and Equipment - net	$127,521	$132,609

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Note 4 Intangible Assets

Intangible assets (patents) consisted of the following at December 31, 2015 and December 31, 2014:

	December 31, 2015	December 31, 2014
Patents	$103,792	$61,690
Less: Impairment Charges	—	—
Less: Accumulated Amortization	(20,618)	(15,271)
Patents - net	$83,174	$46,419

At December 31, 2015, future amortization of intangible assets was as follows:

Year Ending December 31
2016	$6,889
2017	6,919
2018	6,919
2019	6,919
2020	6,938
2021 and Thereafter	48,590
$83,174

Actual amortization expense in future periods could differ from these estimates as a result of future acquisitions, divestitures, impairments and other factors.

Note 5 GE Trademark License Agreement

The Company entered into an amended License Agreement with General Electric regarding the trademarking of its products. The License Agreement is amortized through its expiration in November 2018.

	December 31, 2015	December 31, 2014
GE Trademark License	$12,000,000	$12,000,000
Less: Impairment Charges	—	—
Less: Accumulated Amortization	(4,876,254)	(2,434,783)
Patents – net	$7,123,746	$9,565,217

At December 31, 2015, future amortization of intangible assets is as follows for the remaining:

Year Ending December 31
2016	$2,448,161
2017	2,441,472
2018	2,234,113
$7,123,746

Note 6 Note Payable to Bank

At December 31, 2015 and December 31, 2014 the Company had a note payable to a bank in the amount of $301,744 and $405,095, respectively. The note, dated May 2007, is due in monthly payments of $10,000 and carries interest at 4.75%. The note is secured by the assets of the Company and personal guarantees by a shareholder and an officer of the Company, and is due August 2018.

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Principal payments due under the terms of this note are as follows:

Principal Due in Next 12 months
2015	$107,556
2016	113,225
2017	68,572
2018	12,391
$301,744

Note 7 Convertible Debt - Net

The Company has recorded derivative liabilities associated with convertible debt instruments, as more fully discussed at Notes 8 and 13 (B).

	Third Party	Related Party	Totals
Balance as of December 31, 2013	$361,245	$50,000	$411,245
Proceeds	2,270,100	—	2,270,100
Repayments	—	—	—
Less: gross debt discount recorded	(2,203,354)	(46,105)	(2,249,459)
Add: Amortization of Debt Discount	1,484,004	23,104	1,507,108
Balance as of December 31, 2014	1,911,995	26,999	1,938,994
Add: Amortization of Debt Discount	2,077,955	23,001	2,100,956
Balance as of December 31, 2015	3,989,950	50,000	4,039,950
Less Current portion	(3,989,950)	(50,000)	(4,039,950)
Long-Term Convertible Debt	$—	$—	$—

In connection with the May 8, 2014 and June 25, 2014 closings of the Notes Offering (defined below), the Company issued 5,390,100 detachable warrants. The notes and warrants were treated as derivative liabilities.

On November 26, 2013, May 8, 2014 and June 25, 2014 the Company completed closings in connection with its offering (the “Notes Offering”) of its 12% Secured Convertible Promissory Notes (the “12% Notes”) in the aggregate principal amount of $4,240,100 and/or its 15% Secured Convertible Promissory Notes in the aggregate principal amount of $30,000 (the “15% Notes”, and together with the 12% Notes, each a “Note” and collectively, the “Notes”), as applicable, with certain “accredited investors” (the “Investors”), as defined under Regulation D, Rule 501 of the Securities Act. The entire aggregate principal amount of the Notes of $4,270,100 was outstanding as of December 31, 2015, such amount being exclusive of securities converted into the Notes separate from the Notes Offering. Pursuant to the Notes Offering, the Company received $1,752,803, $1,400,000 and $800,500 in net proceeds on November 26, 2013, May 8, 2014 and June 25, 2014, respectively.

In addition to the terms customarily included in such instruments, the Notes began accruing interest on the date that each Investor submitted the principal balance of such Investor’s Note, with the interest thereon becoming due and payable on the one year anniversary, and quarterly thereafter. Upon a default of the Notes, the interest rate will increase by 2% for each 30 day period until cured. The principal balance of each Note and all unpaid interest became or will become due and payable twenty-four (24) months after the date of issuance. The Notes may be prepaid with or without a penalty depending on the date of the prepayment. The principal and interest under the Notes are convertible into shares of the Company’s common stock at $0.25 per share and are secured by a first priority lien (subject only to an existing note with Signature Bank of Georgia on the Company’s intellectual property and all substitutes, replacements and proceeds of such intellectual property) pursuant to the terms of a Security Purchase Agreement, dated as of November 26, 2013, May 8, 2014 and June 25, 2014, as applicable, by and between the Company and each Investor.

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Pursuant to the Notes Offering, each Investor also received five (5) year common stock warrants to purchase the Company’s common stock at $0.375 per share (each a “Warrant” and collectively, the “Warrants”). Investors of the 12% Notes received Warrants with 25% coverage based on a pre-determined valuation of the Company. Investors of the 15% Notes received Warrants with 15% coverage based on the pre-determined valuation of the Company. Investors with a principal investment amount equal to or greater than $250,000 received Warrants with a bonus 40% coverage (“Bonus Coverage”); however, if an Investor previously invested $250,000 or more in the Notes Offering, such Investor received Bonus Coverage if such Investor subsequently invested $100,000 or more in the Notes Offering. In addition to the terms customarily included in such instruments, the Warrants may be exercised by the Investors by providing to the Company a notice of exercise, payment and surrender of the Warrant.

In connection with the Notes Offering, the Company entered into Registration Rights Agreements, each dated as of November 26, 2013, May 8, 2014 and June 25, 2014, and each by and between the Company and each of the Investors (collectively, the “Registration Rights Agreements”), whereby the Company agreed to prepare and file a registration statement with the SEC within sixty (60) days after execution of the applicable Registration Rights Agreement and to have the registration statement declared effective by the SEC within ninety (90) days thereafter.

Because the Company was unable to file a registration statement pursuant to the terms of each Registration Rights Agreements dated as of November 26, 2013 or May 8, 2014, the Company was in default under such Registration Rights Agreements (the “Filing Default Damages”). Pursuant to the Registration Rights Agreement, the Filing Default Damages mandate that the Company shall pay to the Investors, for each thirty (30) day period of such failure and until the filing date of the registration statement and/or the common stock may be sold pursuant to Rule 144, an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% percent of the aggregate gross proceeds paid by the Investors for the Notes. If the Company fails to pay any partial liquidated damages in full within five (5) days of the date payable, which is the Note maturity date, the Company shall pay interest thereon at a rate of 18% per annum until such amounts, plus all such interest thereon, are paid in full.

In addition, because the Company was unable to have a registration statement declared effective pursuant to the terms of the Registration Rights Agreements dated as of November 26, 2013, the Company was in default under such Registration Rights Agreements (the “Effectiveness Default Damages”). Pursuant to the Registration Rights Agreement, the Effectiveness Default Damages mandated that the interest rate due under the Note corresponding to such Registration Rights Agreement will increase 2% above the then effective interest rate of such Note, and shall continue to increase by 2% every 30 days until a registration statement is declared effective. The Company’s registration statement covering its common stock, into which the Notes may be converted, was first filed on August 1, 2014, and was declared effective by the SEC on October 22, 2014. The Filing Default Damages stopped accruing on the date such registration statement was filed, and the Effectiveness Default Damages stopped accruing on the date it was declared effective.

On December 11, 2014, the Company sent a letter to the Investors holding Notes dated November 26, 2013 (the “2013 Investors”) concerning the first interest payment that was scheduled to be paid pursuant to the Notes dated November 26, 2013 on the one year anniversary of the date that each 2013 Investor submitted payment for their Note (the “First Interest Payments”). The Company invited the 2013 Investors to convert the First Interest Payments into shares of the Company’s common stock to further this purpose. The Company also asked each 2013 Investor to execute an Agreement and Waiver (the “Agreement and Waiver”), which granted the Company a grace period, deferring the Company’s obligation to make payment of the First Interest Payment and interest that was due under the Note through November 26, 2014 (the “Interest Due”) until February 24, 2015 (the “Extension”), during which time such deferment would not be considered an Event of Default under the 2013 Investor’s Note. In return for granting the Extension, the Company offered to capitalize the Interest Due at a rate of 12% (the “Additional Interest”), which was convertible into shares of the Company’s common stock at the conversion price of $0.25 per share as of February 24, 2014, unless the 2013 Investor requested to receive the Additional Interest in cash 15 days prior to the end of the Extension.

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On January 23, 2015, the Company sent a letter agreement to the Investors holding Notes dated November 26, 2013 and May 8, 2014, which constituted all Investors with Filing Default Damages or Effectiveness Default Damages due to them pursuant to the Registration Rights Agreements dated as of November 26, 2013 or May 8, 2014 (the “Agreement to Convert”). The Company invited the Investors, as applicable, to elect to convert the Interest Due and/or the Filing Default Damages and Effectiveness Default Damages into shares of the Company’s common stock at a price of $0.25 per share, and asked each Investor, as applicable, to make such election by acknowledging and returning the Agreement to Convert to the Company.

In connection with the Agreement and Waiver and Agreement to Convert, the Company issued 1,718,585 shares of its common stock representing $429,646 in Additional Interest, Interest Due, Filing Default Damages and Effectiveness Default Damages during the year ended December 31, 2015. The total accrued unpaid Additional Interest, Interest Due, Filing Default Damages and Effectiveness Default Damages as of December 31, 2015 amounted to $410,633.

During 2015, five Investors requested that the Company withhold payments of interest due under their Notes and allow the interest to accumulate without penalty, so that such Investors could convert said interest upon maturity of their Note.

In November 2015, the Company invited the 2013 Investors, with respect to outstanding principal and interest due under their respective Notes, to (i) receive payment in cash, (ii) convert their Notes into shares of the Company’s common stock, or (iii) forbear an election for three months, or until February 26, 2016, pursuant to a forbearance agreement, during such time interest under their respective Notes would continue to accrue. The November 2013 Investors all elected to forbear making an election.

(B) Terms of Debt

The debt carries interest between 12% and 15%, and was or is due in November 2015 (as extended to May 2016 pursuant to certain forbearance agreements), May 2016 and June 2016.

All Notes and Warrants issued in connection with the Notes Offering are convertible at $0.25 and $0.375/share, respectively, subject to the existence of a “ratchet feature”, which allows for a lower offering price if the Company offers shares to the public at a lower price.

(C) Future Commitments

At December 31, 2015, the Company has outstanding convertible debt of $3,989,950, which is payable within the next twelve months.

Note 8 Derivative Liabilities

The Company identified conversion features embedded within convertible debt and warrants issued in 2013 and 2014. The Company has determined that the features associated with the embedded conversion option, in the form a ratchet provision, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

As a result of the application of ASC No. 815, the fair value of the ratchet feature related to convertible debt and warrants is summarized as follows:

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The fair value at the commitment and re-measurement dates for the Company’s derivative liabilities were based upon the following management assumptions as December 31, 2015:

	December 31, 2015	12/31/2014 (Restated)
Fair value at the commitment date - convertible debt	$4,892,234	$4,892,234
Fair value at the commitment date - warrants	677,214	677,214
Reclassification of derivative liabilities to additional paid in capital related to warrants exercised that ceased being a derivative liability	(404,382)	(214,769)
Extinguishment of Derivative Liability - Conversion of Interest to Shares	(209,604)	—
Fair value mark to market adjustment - stock options	108,548	(25,614)
Fair value mark to market adjustment - convertible debt	18,661,058	(174,606)
Fair value mark to market adjustment - warrants	432,770	(13,701)
Totals	$24,157,838	$5,140,758

	Commitment Date	Re-measurement Date
Expected dividends	0%	0%
Expected volatility	150%	150%
Expected term	2 - 5 years	0.00 – 3.48 years
Risk free interest rate	0.29% - 1.68%	0.49% - 1.76%

Note 9 Debt Discount

The Company recorded the debt discount to the extent of the gross proceeds raised, and expensed immediately the remaining fair value of the derivative liability, as it exceeded the gross proceeds of the note.

The Company recorded a derivative expense of $0 and $568,485 for years ended December 31, 2015 and 2014, respectively.

Accumulated amortization of derivative discount amounted to $4,153,611 as of December 31, 2015 and $2,575,239 for the year ended December 31, 2014.

The Company recorded a change in the value of embedded derivative liabilities income/(expense) of ($19,416,295) and $213,923 for the years ended December 31, 2015 and 2014, respectively.

Note 10 Debt Issue Costs

Balance- December 31, 2013	$247,197
Additions	69,600
Amortization	(154,851)
Balance- December 31, 2014	161,946
Amortization	(147,341)
Balance- December 31, 2015	$14,605

The Company recorded amortization expense of $147,341 and $103,388 for the years ended December 31, 2015 and December 31, 2014, respectively. Accumulated amortization of debt issuance costs amounted to $302,192 and $154,851 at December 31, 2015 and December 31, 2014 respectively.

Remaining in the following years ended December 31,
2016	$14,605

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Note 11 GE Royalty Obligation

In 2011, the Company executed a Trademark Licensing Agreement with General Electric, which allows the Company the right to market certain ceiling light and fan fixtures displaying the GE brand. The License Agreement imposes certain manufacturing and quality control conditions that the Company must maintain in order to continue to use the GE brand.

The License Agreement is non-transferable and cannot be sub-licensed. Various termination clauses are applicable, however, none were applicable as of December 31, 2015 and December 31, 2014.

In August 2014, the Company entered into a second amendment to the License Agreement pertaining to its royalty obligations. Under the terms of the amendment, the Company agreed to pay a total of $12,000,000 by November 2018 for the rights assigned in the original contract. In case the Company does not pay GE a total of at least $12,000,000 in cumulative royalties over the term of the License Agreement, the difference between $12,000,000 and the amount of royalties actually paid to GE is owed in December 2018.

Payments are due quarterly based upon the prior quarters’ sales. The Company made payments of $204,146 and $0, for the years ended December 31, 2015 and December 31, 2014, respectively.

The License Agreement obligation will be paid from sales of GE branded product subject to the following repayment schedule:

Net Sales in Contract Year	Percentage of the Contract Year Net Sales owed to GE
$0 - $50,000,000	7%
$50,000,001 - $100,000,000	6%
$100,000,001+	5%

The Company has limited operating history and does not have the ability to estimate the sales of GE branded product, the liability is classified as long-term. As sales are recognized, the Company will estimate the portion it expects to pay in the current year and classify as current.

Note 12 Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due.  Deferred taxes relate to differences between the basis of assets and liabilities for financial and income tax reporting which will be either taxable or deductible when the assets or liabilities are recovered or settled.

At December 31, 2015, the Company has a net operating loss carry-forward of approximately $11,280,000 available to offset future taxable income expiring through 2035. Utilization of future net operating losses may be limited due to potential ownership changes under Section 382 of the Internal Revenue Code.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2015.

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The effects of temporary differences that gave rise to significant portions of deferred tax assets at December 31, 2015 and December 31, 2014 are approximately as follows:

	December 31, 2015	12/31/2014 (Restated)
Net operating loss carryforward	$8,718,000	$4,060,000

Gross Deferred Tax Assets	(2,906,000)	(1,354,000)
Less Valuation Allowance	2,906,000	1,354,000
Total Deferred Tax Assets – Net	$—	$—

There was no income tax expense for the years ended December 31, 2015 and 2014 due to the Company’s net losses

The Company’s tax expense differs from the “expected” tax expense for the years ended December 31, 2015 and December 31, 2014 (computed by applying the Federal Corporate tax rate of 34% to loss before taxes and 6% for Georgia State Corporate Taxes, the blended rate used was 37.96%), are approximately as follows:

	December 31, 2015	12/31/2014 Restated
Computed “expected” tax expense (benefit) – Federal	$(9,115,000)	$(2,480,000)
Computed “expected” tax expense (benefit) - State	(1,616,000)	(438,000)
Derivative expense	7,370,000	135,000
Share based payments	66,000	77,300
Amortization of patent	2,000	1,000
Amortization of debt issue costs	56,000	54,000
Amortization of debt discount	798,000	572,000
Amortization of GE Trademark License	927,000	924,000
Change in valuation allowance	1,552,000	1,155,700

	$—	$—

Note 13 Stockholders Deficit

(A) Common Stock

For the years ended December 31, 2015 and December, 31 2014, the Company issued the following common stock:

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Transaction Type		Quantity	Valuation	Range of Value per Share
2014 Equity Transactions

Common stock issued in exercise of warrants	(1)	1,000,000	$1,000	$0.001

Common stock issued per mutual release and waiver	(2)	250,000	62,500	0.25
December 31, 2014		1,250,000	63,500	$.001-0.25
2015 Equity Transactions

Common stock issued per Waiver and Conversion Agreement	(3)	1,718,585	429,646	0.25

Common stock issued per Employment Agreement of CEO - 500,000 to be issued	(4)	750,000	173,688	0.25

Common stock issued per Stock Rights Offering	(5)	3,782,666	2,210,032	0.60

Common stock issued per Stock Rights Offering - to be issued	(6)	500,000	500,000	1.00
December 31 2015		6,751,251	$3,313,336	$0.25-1.00

The following is a more detailed description of the Company’s stock issuance from the table above:

(1) Warrants Exercised for Cash

In connection with a warrant exercise, a third party paid cash to obtain these shares.

(2) Services Rendered - Related Party

The Company’s former Chief Executive Officer received 1,250,000 restricted unvested shares in association with an employment contract. These restricted shares were to vest as follows: 500,000 on November 15, 2013 with the remaining 750,000 shares to vest evenly (250,000 shares each vesting period) on December 31, 2014, 2015 and 2016. The shares were valued based on a third party cash offering of convertible debt containing an exercise price of $0.25/share. In November 2014, the agreement was terminated and the Company entered into a new Agreement and Mutual Release with that former CEO. As of that date (November 2014), 500,000 of the aforementioned 1,250,000 shares were fully vested. In accordance with the new Agreement and Mutual Release, the Company issued 250,000 shares that vested on December 31, 2014 and the executive retained the 500,000 shares of the previous granted (fully vested) shares. The remaining 500,000 unvested shares were forfeited.

(3) Agreement and Waiver and Agreement to Convert

The Company issued 1,718,585 shares at $0.25 per share, representing $429,646 in penalties and interest, in connection with the Agreement and Waiver and the Agreement to Convert. For a complete description of the Agreement and Waiver and the Agreement to Convert, see Note 7 above.

(4) Shares Issued to Chief Executive Officer

In November 2014, the Company entered into an Employment Agreement with its current Chief Executive Officer, which provided for stock-based compensation equal to 750,000 of restricted shares, of which 250,000 shares vested in May 2015 and 500,000 shares vested in December 2015. These shares were issued at $0.25 per share and were issued subsequent to December 31, 2015.

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(5) Shares Issued in Connection with Stock Offering

In May 2015, the Company offered to existing shareholders a maximum of 6,666,667 shares of common stock at an issuance cost of $0.60 per share for a total of $4,000,000 (the “May Stock Offering”). The May Stock Offering concluded on November 15, 2015 the Company will issue 3,782,666 shares in connection with three closings.

(6) Shares Issued in Connection with Stock Offering

In November 2015, the Company offered to new and existing shareholders a maximum of 2,000,000 shares of common stock at an issuance cost of $1 per share for a total of $2,000,000 (the “November Stock Offering”). Through December 31, 2015, the Company issued 500,000 shares in connection with the first closing of the November Stock Offering.

(B) Additional Paid in Capital and Other Equity Transactions

The following transactions occurred during the period:

(1) Derivative Liability

Reclassification of derivative liability associated with warrants of $0 and $214,769 for the years ended December 31, 2015 and December 31, 2014, respectively.

(2) Services Rendered – Related Parties

Common stock issued for services – related party of $76,312 for the year ended December 31, 2014.

(C) Stock Options

The following is a summary of the Company’s stock option activity:

		Weighted Average	Weighted Average Remaining Contractual Life	Aggregate Intrinsic
	Options	Exercise Price	(In Years)	Value
Balance - December 31, 2013 - outstanding	300,000	0.375	4.67	—
Exercised	—	—	—	—
Granted	—	—	—	—
Forfeited/Cancelled	(100,000)	—	—	—
Balance- December 31, 2014	200,000	0.375	3.67	—
Exercised	—	—	—	—
Granted	—	—	—	—
Forfeited/Cancelled	—	—	—	—
Balance- December 31, 2015	200,000	0.375	2.67	—

Of the total options granted, 100,000 were cancelled in February 2014 upon the resignation of a Board member.

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(D) Stock Warrants

All warrants issued during the year ended December 31, 2014 were accounted for as derivative liabilities, as the warrants contained a ratchet feature. See Note 8. No warrants were issued during the year ended December 31, 2015.

As part of the Notes Offering, during 2014, the Company issued 5,390,100 warrants with an exercise price of $0.375 per share. The warrants expire 5 years from issuance on various dates during 2019. Of the total warrants granted, 4,740,100 were granted to third parties, while 650,000 were granted to related parties, consisting of the Company’s former Chief Executive Officer.

The Black-Scholes assumptions used in the computation of derivative expense for year ended December 31, 2015 is as follows:

Exercise price	$0.375
Expected dividends	0%
Expected volatility	150%
Risk free interest rate	1.76%
Expected term	5 years

The following is a summary of the Company’s warrant activity:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)
Balance, December 31, 2013	4,338,884	0.242	4.9
Granted	5,390,100	0.375	5
Exercised	—	—	—
Cancelled/Forfeited	—	—	—
Balance, December 31, 2014	9,728,984	0.375	4.4
Exercised	—	—	—
Cancelled/Forfeited	—	—	—
Balance, December 31, 2014	9,728,984	0.375	3.9
Exercised	—	—	—
Cancelled/Forfeited	—	—	—
Balance, December 31, 2015	9,728,984	0.375	3.2

During 2014, the Company received $1,000 in connection with the exercise of a warrant to purchase 1,000,000 shares of the Company’s common stock. The warrants had been assigned to the exercising investor from another investor, who originally held warrants exercisable into 2,400,000 shares of the Company’s common stock, and had exercised the warrants into 1,400,000 shares of the Company’s common stock during 2013. There is was no additional compensation expense recorded on this transaction.

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D) 2015 Stock Incentive Plan

On April 27, 2015, the Board approved the Company’s 2015 Stock Incentive Plan (the “Incentive Plan”). Under the Incentive Plan, the Board has the sole authority to implement, interpret, and/or administer the Incentive Plan unless the Board delegates (i) all or any portion of its authority to implement, interpret, and/or administer the Incentive Plan to a committee of the Board, or (ii) the authority to grant and administer awards under the Incentive Plan to an officer of the Company. The Incentive Plan relates to the issuance of up to 5,000,000 shares of the Company’s common stock, subject to adjustment, and shall be effective for ten (10) years, unless earlier terminated. Certain options to be granted to employees under the Incentive Plan are intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, while other options granted under the Incentive Plan will be nonqualified options not intended to qualify as Incentive Stock Options ISOs (“Nonqualified Options”), either or both as provided in the agreements evidencing the options described.

The Incentive Plan further provides that awards granted under the Incentive Plan cannot be exercised until a majority of the Company’s shareholders have approved the Incentive Plan. As of March 25, 2016, a majority of the Company’s shareholders had not yet approved the Incentive Plan,

On November 15, 2015, the Board authorized the Company to grant certain securities under the Incentive Plan, in the aggregate amount of up to 3,810,000 options to purchase shares of our common stock, vesting in part immediately and entirely over the next two years, and up to 75,000 shares of our common stock, vesting immediately. As of December 31, 2015, the Company had not yet entered into award agreements with the grantees, or issued shares of common stock or options to purchase shares of common stock under the Incentive Plan.

The full terms of the Company’s Incentive Plan are described in Part II, Item 5 of the Company’s Annual Report on Form 10-K for the period ended December 31, 2015.

Note 14 Commitments

(A) Operating Lease

In January 2014, the Company executed a 39 month lease for a corporate headquarters. The Company paid a security deposit of $27,020.

In October, 2014, the Company executed a 53 month lease for a new corporate headquarters with a base rent of $97,266 escalating annually through 2019. The Company paid a security deposit of $1,914.

In October, 2014, the Company entered into a sublease agreement to sublease its previous office space through March 2017.  In connection with the sublease, the Company collected $34,981 as a security deposit.

The minimum rent obligations are approximately as follows:

	Minimum	Sublease	Net
Year	Obligation	Rentals	Obligation
2016	109,720	86,688	23,032
2017	46,568	22,263	24,305
2018	25,154	—	25,154
2019	8,615	—	8,615
Total	$190,057	$108,951	$81,106

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(B) Employment Agreement – Chief Executive Officer

In November 2014, the Company entered into an employment agreement with its new Chief Executive Officer. In addition to salary, the agreement provided for the issuance of 750,000 restricted shares to him, vesting as follows: 250,000 after the first 6 months of employment and 500,000 additional shares at December 31, 2015. Under terms of the agreement the executive would receive additional compensation in the form of stock options to purchase shares of Company stock equal to one half of one percent (0.5%) of quarterly net income. The strike price of the options will be established at the time of the grant. The options will vest in twelve months and expire after sixty months. In addition to the stock options compensation, the executive will receive cash compensation equal to one half of one percent (0.5%) of annual sales up to $20 million and one quarter of one percent (0.25%) for annual sales $20 million and 3% of annual net income. For the year ended December 31, 2015, the Company paid $14,376.19 under this agreement in cash compensation, and no options have been issued.

In November 2014, the agreement with the former CEO was terminated by mutual agreement upon the Company’s execution of an Agreement and Mutual Release and Waiver with the former CEO. The agreement allowed for immediate vesting of 750,000 shares of the original 1,250,000 unvested shares previously granted to the former CEO. In addition, the Company agreed to pay the executive one half of one percent (0.5%) of sales associated with one selected customer, occurring for up to 36 months. For the year ended December 31, 2015, the Company paid $3,324.52 under this agreement in cash compensation.

(C) Consulting Agreement

The Company has a 3 year consulting agreement with a director which expires in November 2016, and carries an annual payment of $150,000 cash, stock or 5 year options equal to one half of one percent (0.5%) of the Company’s annual net sales. For the year ended December 31, 2015, the Company paid $14,376.19 under this agreement in cash compensation, and no stock has been issued.

Note 15 Going Concern

As reflected in the accompanying financial statements, the Company had a net loss of $(26,890,210) and net cash used in operations of $(3,767,470) for the year ended December 31, 2015; and a working capital deficit and stockholders’ deficit of $(32,749,407) at December 31, 2015. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including convertible debt and/or other term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may need to incur liabilities with certain related parties to sustain the Company’s existence.

The Company may require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives.  The Company’s currently available cash along with anticipated revenues may not be sufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

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Note 16 Restatement of Financial Statements

In 2015, the Company identified certain errors in calculating derivative liabilities and common stock as of December 31, 2014. The Company determined that it had not properly recorded the derivative liability associated with the accrued interest and penalties included with the Notes issued in the November 26, 2013, May 8, 2014 and June 25, 2014 closings of the Notes Offering. As a result, the penalty and interest will be calculated and accounted for as a derivative liability. Accordingly, derivative liabilities as of December 31, 2014 and changes in derivative liabilities for the year of 2014 were understated in the amount of $488,996.

Additionally, the Company restated the shares issued at zero par to common stock and common stock to be issued by adjusting additional paid in capital, where these amounts were posted in 2014, resulting in a change to the additional paid in capital of $76,312; common stock of $62,500 and common stock to be issued of $13,812.

The following table sets forth all the accounts in the original amounts and restated amounts, respectively.

As of December 31, 2014	Original	Adjustment	Restated
Derivative liabilities	$4,651,762	488,996	$5,140,758
Common Stock	$127,400	62,500	$189.900
Common Stock to be issued	$0	13,812	$13,812
Additional paid in capital	$6,359,127	(76,312)	$6,282,814
Accumulated deficit	$(15,324,264)	(488,996)	$(15,813,260)

Note 17 Subsequent Events

On February 19, 2016, the Company completed a second closing of the November Stock Offering representing aggregate gross proceeds to the Company of $300,000, and thereafter issued 300,000 shares of its common stock.

In connection with the Agreement and Waiver and Agreement to Convert, the Company issued an additional 624,606 shares of its common stock as payment for Additional Interest, Interest Due, Filing Default Damages and Effectiveness Default Damages, representing payment to Investors of $156,152.

In February 2016, the Company invited the November 2013 Investors to extend their forbearance period to make an election to convert or redeem their Notes for an additional three months, or until May 26, 2016, under the same terms as the November 2015 forbearance agreements. All but five of the November 2013 Investors elected to forbear an election for the additional period.

In February 2016, the Company issued 165,486 shares of its common stock upon full conversion of a Note by a 2013 Investor. In total, $229,998 was paid to Investors in February 2016 in cash or shares of common stock.

As of March 25, 2016, the Company has entered into Option Award Agreements with two grantees, pursuant to awards granted on November 15, 2015 under the Incentive Plan, consisting of up to 650,000 options to purchase shares of the Company’s common stock, of which options to purchase up to 450,000 shares of common stock vest immediately, and options to purchase up to 200,000 shares of common stock will vest on November 15, 2016. Also as of March 25, 2016, the Company has entered into Stock Award Agreements with two grantees to issued 75,000 shares of its common stock, vesting immediately. The exercise of such awards is contingent upon attainment of majority shareholder approval of the Incentive Plan

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[BACK COVER]

This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information or representations contained in this prospectus. We have not authorized anyone to provide information other than that provided in this prospectus. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

4,582,666 Shares of Common Stock

PROSPECTUS

[________], 2016

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  No expenses shall be borne by the selling security holder.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$432
Printing expenses*	$50
Accounting fees and expenses*	$2,500
Legal fees and expenses*	$30,000
Blue sky fees*	$2,725
Miscellaneous*	$250
Total*	$35,957

* Estimate

Item 14. Indemnification of Directors and Officers.

Our bylaws provide that our directors and officers will be indemnified to the fullest extent permitted by the Florida Business Corporation Act. Specifically, our bylaws require the Company to indemnify any person who is or was, or has agreed to become, a director or officer of the Company (hereinafter, a “director” or “officer”) and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, investigation, hearing or other proceeding (hereinafter, a “proceeding”), including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Company, or, while a director or officer of the Company, is or was serving, or has agreed to serve, such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against (i) judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and (ii) costs, charges and expenses, including attorneys’ fees (hereinafter, “expenses”), incurred in connection with such proceeding. However, a director and/or officer is not entitled to indemnification if a judgment or other final adjudication adverse to the director or officer and from which there is no further right to appeal establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Company is required to indemnify a director or officer in connection with any suit (or part thereof) initiated by a director or officer only if such suit (or part thereof) was authorized by the Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

All of the sales below were made in reliance on the exemption provided in Regulation S or Section 4(2) of the Securities Act and Rule 506 thereunder.  In connection with the sales under Regulation S, these securities were issued in offshore transactions to persons who are not U.S. Persons as defined by Regulation S under the Securities Act of 1933 and there were no directed selling efforts made in the United States.  In connection with the sale under Section 4(2) of the Securities Act, the sales were made to accredited investors and there was no general solicitation.

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Beginning in May 2015, we conducted an offering of up to $4,000,000 of restricted shares of the Company’s common stock, no par value per share, at $0.60 per share to certain accredited and non-accredited investors (the “May 2015 Stock Offering”), in reliance upon the exemptions provided in the Securities Act of 1933, as amended, including Regulation D, Rule 501. The May 2015 Stock Offering consisted of one or more closings and ended on November 6, 2015, pursuant to two extension authorized by the Company’s Board of Directors (the “Board”). The Company engaged a broker-dealer to assist in the May 2015 Stock Offering.

Beginning in November 2015, we conducted an offering of up to $2,000,000 of restricted shares of the Company’s common stock, no par value per share, at $1.00 per share to certain accredited and non-accredited investors (the “November 2015 Stock Offering”), in reliance upon the exemptions provided in the Securities Act of 1933, as amended, including Regulation D, Rule 501. The November 2015 Stock Offering consisted of one or more closings and ended on February 19, 2016, pursuant to an extension authorized by the Company’s Board. The Company engaged a broker-dealer to assist in the November 2015 Stock Offering.

The final closing of the May 2015 Stock Offering occurred on November 6, 2015, resulting in aggregate gross proceeds for all closings to the Company of $2,269,600.40, and thereafter issued 3,782,666 shares of its common stock. The final closing of the November 2015 Stock Offering occurred on February 19, 2016, resulting in aggregate gross proceeds to the Company of $800,000, and thereafter issued 800,000 shares of its common stock.

Net proceeds from the May 2015 Stock Offering and November 2015 Stock Offering were used for the Company’s general working capital.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description of Exhibit	Footnote
3.1	Articles of Incorporation of Registrant.	(2)
3.2	Bylaws of Registrant.	(2)
4.1	Form of Common Stock Certificate.	(2)
5.1	Opinion of Thompson Hine LLP regarding the legality of the securities being registered.	(5)
10.1	GE Trademark License Agreement, dated as of June 15, 2011, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC, as amended.	(2)
10.2	Form of 2013 Director Stock Option Agreement.	(2)
10.3	Forms of Security Purchase Agreement, Registration Rights Agreement, Note Subscription Agreement, Common Stock Purchase Warrant and Secured Convertible Promissory Note for the Notes Offering closed November 26, 2013.	(2)
10.4	Forms of Security Purchase Agreement, Registration Rights Agreement, Note Subscription Agreement, Common Stock Purchase Warrant and Secured Convertible Promissory Note for the Notes Offering closed May 8, 2014 and June 25, 2014.	(2)
10.5	Form of Voting Agreement	(2)
10.6	Trademark Assignment, dated November 14, 2013, by and between Safety Quick Light LLC and Safety Quick Lighting & Fans Corp.	(2)
10.7	Assignment, dated November 14, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp.	(2)
10.8	Assignment, dated November 13, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp.	(2)
10.9	Patent Assignment, dated November 14, 2013, by and between Safety Quick Light Ltd. and Safety Quick Lighting & Fans Corp.	(2)

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10.10	Trademark Assignment, dated November 14, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp.	(2)
10.11	Loan Agreement, dated May 29, 2007, by and between Safety Quick Light LLC and Signature Bank of Georgia.	(2)
10.12	U.S. Small Business Administration Note, dated May 29, 2007, by and between Safety Quick Light LLC and Signature Bank of Georgia.	(2)
10.13	Allonge Modifying Note, dated August 30, 2012, by and between Safety Quick Light LLC and Signature Bank of Georgia.	(2)
10.14	Consent Agreement, dated as of November 14, 2013, by and between Safety Quick Lighting & Fans Corp., Patricia Barron, Ran Roland Kohan, and Signature Bank of Georgia.	(2)
10.15	Amendment No. 1 to Consent Agreement, dated as of November 21, 2013, by and between Safety Quick Lighting & Fans Corp., Patricia Barron, Ran Roland Kohan, and Signature Bank of Georgia.	(2)
10.16	Form of Agreement and Waiver, dated December 10, 2014, between the Registrant and 2012 Investors.	(4)
10.17	Form of Letter Agreement to Convert, dated January 23, 2014, between the Registrant and holders of Notes dated November 26, 2013.	(4)
10.18	Form of Letter Agreement to Convert, dated January 23, 2014, between the Registrant and holders of Notes dated May 8, 2014.	(4)
10.19	DSI Marketing Agreement.	(2)
10.20	Consulting Agreement, dated as of November 1, 2013, by and between Safety Quick Lighting & Fans Corp. and Rani Kohen.	(2)
10.21	Agreement and Mutual Release and Waiver, dated November 21, 2014, between the Company and James R. Hills.	(3)
10.22	Executive Employment Agreement, dated November 21, 2014, between the Company and John P. Campi.	(3)
10.23	Office Lease, dated as of December 17, 2013, by and between Metzler One Buckhead Plaza, L.P. and Safety Quick Light LLC.	(2)
10.24	Office Lease dated October 24, 2014 between the Company and Highwoods DLF 98/29, LLC.	(4)
10.25	Sublease Agreement dated October 15, 2014 between the Company and Stableford Capital, LLC.	(4)

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10.26	Form of Agreement and Waiver, dated December 10, 2014, between the Registrant and 2012 Investors.	(4)
10.27	Form of Letter Agreement to Convert, dated January 23, 2014, between the Registrant and holders of Notes dated November 26, 2013.	(4)
10.28	Form of Letter Agreement to Convert, dated January 23, 2014, between the Registrant and holders of Notes dated May 8, 2014.	(4)
10.29	Forms of Securities Subscription Agreements for U.S. Persons and Non-US Persons ad Registration Rights Agreement utilized in the May 2015 Stock Offering.	(5)
10.30	Forms of Securities Subscription Agreements for U.S. Persons and Non-US Persons ad Registration Rights Agreement utilized in the November 2015 Stock Offering.	(5)
10.31	Director Compensation Policy.	(5)
10.32	Form of November 2015 Election Letter and Forbearance Agreement.	(5)
10.33	Consulting Agreement, dated June 1, 2015, between the Company and Mark Wells.	(5)
10.34	The 2015 Stock Incentive Plan.	(6)
10.35	Form of February 2016 Forbearance Agreement.	(6)
10.36	Form of Securities Subscription Agreement and Common Stock Purchase Warrant used in the April 2016 Stock Sale.	(7)
10.37	Form of Securities Subscription Agreement, including the terms to issue Volume Warrants, and form of Common Stock Purchase Warrant used in the May 2016 Private Placement.	(8)
10.38	Certificate Of Designation of Rights, Preferences and Privileges lf Series A Preferred Stock	(9)
10.39	Form of May 2016 Forbearance Agreement	(1)
21.1	List of Subsidiaries.	(6)
23.1	Consent of Thompson Hine LLP	(5)
23.2	Consent of L&L CPAS, PA, f/k/a Bongiovanni & Associates, PA.	(1)

_________________________

(1)	Filed herewith.
(2)	Incorporated by reference from the Company’s Registration Statement on Form S-1 filed with the SEC on August 1, 2014, and declared effective on October 22, 2014.
(3)	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2014.
(4)	Incorporated by reference from the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2015.
(5)	Incorporated by reference from the Company’s Registration Statement on Form S-1 filed with the SEC on January 11, 2016, and declared effective on January 20, 2016.
(6)	Incorporated by reference from the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2016.
(7)	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2016.
(8)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2016.
(9)	Incorporated by reference from the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on July 11, 2016

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Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the State of Georgia, on July 20, 2016.

SAFETY QUICK LIGHTING & FANS CORP.

By:	/s/ John P. Campi
John P. Campi
Chief Executive Officer (Principal Executive Officer) (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ John P. Campi	Chief Executive Officer	July 20, 2016
John P. Campi

/s/ Rani Kohen	Chairman of the Board and Director	July 20, 2016
Rani Kohen

/s/ Phillips Peter	Director	July 20, 2016
Phillips Peter

/s/ Tom Ridge	Director	July 20, 2016
Tom Ridge

/s/ Dov Shiff	Director	July 20, 2016
Dov Shiff

/s/ Leonard J. Sokolow	Director	July 20, 2016
Leonard J. Sokolow

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Footnote
3.1	Articles of Incorporation of Registrant.	(2)
3.2	Bylaws of Registrant.	(2)
4.1	Form of Common Stock Certificate.	(2)
5.1	Opinion of Thompson Hine LLP regarding the legality of the securities being registered.	(5)
10.1	GE Trademark License Agreement, dated as of June 15, 2011, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC, as amended.	(2)
10.2	Form of 2013 Director Stock Option Agreement.	(2)
10.3	Forms of Security Purchase Agreement, Registration Rights Agreement, Note Subscription Agreement, Common Stock Purchase Warrant and Secured Convertible Promissory Note for the Notes Offering closed November 26, 2013.	(2)
10.4	Forms of Security Purchase Agreement, Registration Rights Agreement, Note Subscription Agreement, Common Stock Purchase Warrant and Secured Convertible Promissory Note for the Notes Offering closed May 8, 2014 and June 25, 2014.	(2)
10.5	Form of Voting Agreement	(2)
10.6	Trademark Assignment, dated November 14, 2013, by and between Safety Quick Light LLC and Safety Quick Lighting & Fans Corp.	(2)
10.7	Assignment, dated November 14, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp.	(2)
10.8	Assignment, dated November 13, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp.	(2)
10.9	Patent Assignment, dated November 14, 2013, by and between Safety Quick Light Ltd. and Safety Quick Lighting & Fans Corp.	(2)
10.10	Trademark Assignment, dated November 14, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp.	(2)
10.11	Loan Agreement, dated May 29, 2007, by and between Safety Quick Light LLC and Signature Bank of Georgia.	(2)
10.12	U.S. Small Business Administration Note, dated May 29, 2007, by and between Safety Quick Light LLC and Signature Bank of Georgia.	(2)
10.13	Allonge Modifying Note, dated August 30, 2012, by and between Safety Quick Light LLC and Signature Bank of Georgia.	(2)
10.14	Consent Agreement, dated as of November 14, 2013, by and between Safety Quick Lighting & Fans Corp., Patricia Barron, Ran Roland Kohan, and Signature Bank of Georgia.	(2)
10.15	Amendment No. 1 to Consent Agreement, dated as of November 21, 2013, by and between Safety Quick Lighting & Fans Corp., Patricia Barron, Ran Roland Kohan, and Signature Bank of Georgia.	(2)

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10.16	Form of Agreement and Waiver, dated December 10, 2014, between the Registrant and 2012 Investors.	(4)
10.17	Form of Letter Agreement to Convert, dated January 23, 2014, between the Registrant and holders of Notes dated November 26, 2013.	(4)
10.18	Form of Letter Agreement to Convert, dated January 23, 2014, between the Registrant and holders of Notes dated May 8, 2014.	(4)
10.19	DSI Marketing Agreement.	(2)
10.20	Consulting Agreement, dated as of November 1, 2013, by and between Safety Quick Lighting & Fans Corp. and Rani Kohen.	(2)
10.21	Agreement and Mutual Release and Waiver, dated November 21, 2014, between the Company and James R. Hills.	(3)
10.22	Executive Employment Agreement, dated November 21, 2014, between the Company and John P. Campi.	(3)
10.23	Office Lease, dated as of December 17, 2013, by and between Metzler One Buckhead Plaza, L.P. and Safety Quick Light LLC.	(2)
10.24	Office Lease dated October 24, 2014 between the Company and Highwoods DLF 98/29, LLC.	(4)
10.25	Sublease Agreement dated October 15, 2014 between the Company and Stableford Capital, LLC.	(4)

10.26	Form of Agreement and Waiver, dated December 10, 2014, between the Registrant and 2012 Investors.	(4)
10.27	Form of Letter Agreement to Convert, dated January 23, 2014, between the Registrant and holders of Notes dated November 26, 2013.	(4)
10.28	Form of Letter Agreement to Convert, dated January 23, 2014, between the Registrant and holders of Notes dated May 8, 2014.	(4)
10.29	Forms of Securities Subscription Agreements for U.S. Persons and Non-US Persons ad Registration Rights Agreement utilized in the May 2015 Stock Offering.	(5)
10.30	Forms of Securities Subscription Agreements for U.S. Persons and Non-US Persons ad Registration Rights Agreement utilized in the November 2015 Stock Offering.	(5)
10.31	Director Compensation Policy.	(5)
10.32	Form of November 2015 Election Letter and Forbearance Agreement.	(5)
10.33	Consulting Agreement, dated June 1, 2015, between the Company and Mark Wells.	(5)
10.34	The 2015 Stock Incentive Plan.	(6)
10.35	Form of February 2016 Forbearance Agreement.	(6)
10.36	Form of Securities Subscription Agreement and Common Stock Purchase Warrant used in the April 2016 Stock Sale.	(7)
10.37	Form of Securities Subscription Agreement, including the terms to issue Volume Warrants, and form of Common Stock Purchase Warrant used in the May 2016 Private Placement.	(8)
10.38	Certificate Of Designation of Rights, Preferences and Privileges lf Series A Preferred Stock	(9)
10.39	Form of May 2016 Forbearance Agreement	(1)
21.1	List of Subsidiaries.	(6)
23.1	Consent of Thompson Hine LLP	(5)
23.2	Consent of L&L CPAS, PA, f/k/a Bongiovanni & Associates, PA.	(1)

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________________________

(1)	Filed herewith.
(2)	Incorporated by reference from the Company’s Registration Statement on Form S-1 filed with the SEC on August 1, 2014, and declared effective on October 22, 2014.
(3)	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2014.
(4)	Incorporated by reference from the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2015.
(5)	Incorporated by reference from the Company’s Registration Statement on Form S-1 filed with the SEC on January 11, 2016, and declared effective on January 20, 2016.
(6)	Incorporated by reference from the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2016.
(7)	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2016.
(8)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 16, 2016.
(9)	Incorporated by reference from the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on July 11, 2016.

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